                                                                   EXHIBIT 10.46

                          TECHNOLOGY TRANSFER AGREEMENT

This Technology Transfer Agreement (this "Agreement") is entered into as of September 8, 1999 by and between, on the one hand, Wafer Technology (Malaysia) Sdn. Bhd., a private limited company incorporated in Malaysia and having its registered office at Level 28, Bangunan Bank Industri, Bandar Wawasan, No. 1016, Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia ("WTM") and, on the other hand, LSI Logic Corporation, a company incorporated under the laws of the State of Delaware, United States of America, and having a place of business at 1551 McCarthy Blvd., Milpitas, California, United States of America ("LSI"). Each of WTM and LSI are referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS:

WHEREAS, WTM desires to construct and operate a semiconductor wafer fabrication facility in Malaysia;

WHEREAS, LSI Logic Corporation is a manufacturer of semiconductor devices and has developed and is currently developing certain technology for fabricating semiconductor wafers for use in its own wafer fabrication facilities; and

WHEREAS, the Parties desire that LSI license such technology to WTM and provide certain training and consulting services to WTM in connection therewith, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the Parties hereby agree as follows:

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1. DEFINITIONS.

1.1 DEFINED TERMS. The following terms shall have the meanings set forth below:

(a) "BUSINESS DAY" MEANS ANY DAY OTHER THAN A SATURDAY, A SUNDAY OR ANY DAY ON WHICH BANKS ARE AUTHORIZED OR REQUIRED TO BE CLOSED IN SAN JOSE, CALIFORNIA OR KUALA LUMPUR, THE FEDERATION OF MALAYSIA, OR A DAY WHICH IS OTHERWISE AN OFFICIAL BANK HOLIDAY IN THE UNITED STATES OF AMERICA OR A PUBLIC HOLIDAY IN THE FEDERATION OF MALAYSIA.

(b) "COT CELL LIBRARIES" MEANS EXTERNALLY OBTAINED CELL LIBRARIES SUBSTANTIALLY EQUIVALENT TO THOSE USED BY LSI FOR ITS CUSTOMER OWNED TOOLING ("COT") BUSINESS THAT RELATE TO THE PROCESS TECHNOLOGY, WHICH ARE IDENTIFIED IN EXHIBIT 1.1(b) AND AS PART OF THE DELIVERABLES AND WHICH INCLUDE QUALIFIED CELL LIBRARIES FOR THE PROCESS TECHNOLOGY, FOUNDRY-COMPATIBLE STANDARD CELLS, BASIC SRAM COMPILERS, BASIC INPUT/OUTPUT ("I/O") LIBRARIES, ESD STRUCTURES FOR WTM SPECIALTY I/O DESIGNS, SPICE MODELS FOR BASIC PROCESSES AND DERIVATIVES THEREOF.

(c) "CONFIDENTIAL INFORMATION" HAS THE MEANING SET FORTH IN SECTION 10.1.

(d) "CORE PROCESSES" MEANS LSI'S PROPRIETARY 0.18 MICRON ("G12") AND 0.25 MICRON ("G11+") SEMICONDUCTOR WAFER MANUFACTURING PROCESSES. (FEATURE SIZES ARE DESCRIBED IN "DRAWN" MEASUREMENTS.)

(e) "DERIVATIVE PROCESS," [REDACTED]

(f) "DOLLAR" AND THE SIGN "$" EACH SHALL MEAN THE LAWFUL CURRENCY OF THE UNITED STATES OF AMERICA.

(g) "EFFECTIVE DATE" MEANS THE EARLIEST DATE ON WHICH ALL OF THE FOLLOWING HAVE OCCURRED (EACH, A "CONDITION PRECEDENT"): (i) EACH OF THE PARTIES HAS EXECUTED AND DELIVERED THIS AGREEMENT; (ii) THE PARTIES HAVE OBTAINED THE APPROVAL OF THE FOLLOWING GOVERNMENTAL AUTHORITIES NECESSARY OR APPROPRIATE FOR THE EXECUTION, DELIVERY AND/OR PERFORMANCE OF THIS AGREEMENT, THE SUBSCRIPTION AGREEMENT AND/OR THE WAFER PURCHASE AGREEMENT -- THE MINISTRY OF INTERNATIONAL TRADE AND INDUSTRY OF THE FEDERATION OF MALAYSIA ("MITI"), THE MALAYSIAN INDUSTRIAL DEVELOPMENT AUTHORITY ("MIDA") AND THE CONTROLLER OF FOREIGN EXCHANGE IN MALAYSIA, THE MALAYSIAN FOREIGN INVESTMENT COMMITTEE ("FIC"); (iii) THE PARTIES HAVE ENTERED INTO THE SUBSCRIPTION AGREEMENT AND (iv) THE PARTIES HAVE ENTERED INTO THE WAFER PURCHASE AGREEMENT. WTM SHALL BE RESPONSIBLE FOR SEEKING THE APPROVALS OF MITI, MIDA AND FIC. ALL OTHER CONDITIONS PRECEDENT SHALL BE THE RESPONSIBILITY OF BOTH PARTIES.

(h) "GRANT-BACK INTELLECTUAL PROPERTY RIGHTS" [REDACTED]

(i) "GOVERNMENTAL AUTHORITY" MEANS ANY ENTITY EXERCISING EXECUTIVE, LEGISLATIVE, JUDICIAL, REGULATORY OR ADMINISTRATIVE FUNCTIONS OF OR PERTAINING TO ANY NATION, STATE OR POLITICAL SUBDIVISION THEREOF.

(j) "GRESHAM FAB" MEANS LSI'S SEMICONDUCTOR WAFER FABRICATION FACILITY LOCATED IN GRESHAM, OREGON, UNITED STATES OF AMERICA.

(k) "IMPROVEMENT" MEANS A PROCESS MODIFICATION, UPGRADE AND/OR IMPROVEMENT TO THE PROCESS TECHNOLOGY WHICH IS NOT A DERIVATIVE PROCESS. AN EXAMPLE OF AN "IMPROVEMENT" IS A CHANGE IN THE CHEMISTRY OF THE CLEANING PROCESS TO IMPROVE YIELD.

(l) "INTEGRATION SOFTWARE" [REDACTED]

(m) "INTELLECTUAL PROPERTY RIGHTS" MEANS ALL RIGHTS IN, TO, OR ARISING OUT OF:
(i) ANY U.S., INTERNATIONAL OR FOREIGN PATENT OR ANY APPLICATION THEREFOR AND ANY AND ALL REISSUES, DIVISIONS, CONTINUATIONS, RENEWALS, EXTENSIONS, RE-EXAMINATIONS, AND CONTINUATIONS-IN-PART THEREOF ("PATENTS"); (ii) INVENTIONS (WHETHER PATENTABLE OR NOT IN ANY COUNTRY), INVENTION DISCLOSURES, IMPROVEMENTS, TRADE SECRETS, PROPRIETARY INFORMATION, KNOW-HOW, TECHNOLOGY AND TECHNICAL DATA;
(iii) COPYRIGHTS, COPYRIGHT REGISTRATIONS, AND APPLICATIONS THEREFOR IN THE U.S. OR ANY FOREIGN COUNTRY, AND ALL OTHER RIGHTS CORRESPONDING THERETO THROUGHOUT THE WORLD; (iv) MASK WORKS, MASK WORK REGISTRATIONS AND APPLICATIONS THEREFOR IN THE U.S. OR ANY FOREIGN COUNTRY; AND (v) ANY OTHER PROPRIETARY RIGHTS ANYWHERE IN THE WORLD SIMILAR TO ANY OF THE FOREGOING.

(n) "LICENSED PATENTS" MEANS: (i) ANY PATENTS OWNED BY LSI AND (ii) ANY PATENT RIGHTS OF LSI AS LICENSEE THAT LSI MAY, ACCORDING TO THE TERMS OF THE APPLICABLE LICENSE AGREEMENT, SUBLICENSE TO WTM WITHOUT ANY ADDITIONAL PAYMENT OR GRANTING OF OTHER CONSIDERATION TO THE LICENSOR THEREUNDER, TO THE EXTENT THE SAME COVER

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THE LICENSED TECHNOLOGY, INCLUDING TO THE EXTENT THE SAME COVER ANY PROCESS USED
IN THE MANUFACTURING AND TESTING OF WAFERS MANUFACTURED BY THE PROCESS
TECHNOLOGY.

(o) "LICENSED PRODUCT" [REDACTED]

(p) "LICENSED TECHNOLOGY" [REDACTED]

(q) "MALAYSIAN FAB" MEANS THE WAFER FABRICATION FACILITY TO BE CONSTRUCTED AND OPERATED BY WTM AT THE SITE IN MALAYSIA OR ANY OTHER REPLACEMENT SITE IN MALAYSIA CHOSEN BY WTM FOR CONSTRUCTION OF THE MALAYSIAN FAB.

(r) "MATERIAL BREACH" MEANS AN UNCURED BREACH OF ANY OF THE MATERIAL TERMS, CONDITIONS, COVENANTS, REPRESENTATIONS OR WARRANTIES OF THIS AGREEMENT BY A PARTY.

(s) "MILESTONE SATISFACTION DATE" HAS THE MEANING SET FORTH IN SECTION 7.2(c).

(t) "OTHER INTELLECTUAL PROPERTY RIGHTS" MEANS INTELLECTUAL PROPERTY RIGHTS OTHER THAN PATENTS.

(u) "PROCESS TECHNOLOGY" MEANS THE TECHNOLOGY RELATING TO THE CORE PROCESSES, TOGETHER WITH ALL IMPROVEMENTS AND DERIVATIVE PROCESSES THEREOF THAT LSI OWNS OR IS USING AS OF THE EFFECTIVE DATE OR DEVELOPS WITHIN FIVE (5) YEARS OF THE EFFECTIVE DATE.

(v) "PROCESS TRANSFER STANDARDS" [REDACTED]

(w) "QUALIFICATION OF THE MALAYSIAN FAB" MEANS THAT, AT THE MALAYSIAN FAB, THE PROCESS TECHNOLOGY HAS BEEN SHOWN TO SATISFY THE APPLICABLE QUALIFICATION REQUIREMENTS AS DESCRIBED IN EXHIBIT 1.1(w).

(x) "Related Agreements" mean the Subscription Agreement and the Wafer Purchase Agreement.

(y) "SANTA CLARA FAB" MEANS LSI'S RESEARCH AND DEVELOPMENT WAFER FABRICATION FACILITY LOCATED IN SANTA CLARA, CALIFORNIA, UNITED STATES OF AMERICA.

(z) "SERVICES" MEANS THE TRAINING, MANAGEMENT, CONSULTATION AND OTHER SERVICES TO BE PERFORMED BY LSI FOR WTM IN CONNECTION WITH THE LICENSE GRANTED HEREIN UNDER THIS AGREEMENT.

(aa) "SITE" MEANS THE FOLLOWING SITE IN MALAYSIA: WTM FACILITY AT KULIM, MALAYSIA OR ANY OTHER REPLACEMENT SITE IN MALAYSIA CHOSEN BY WTM FOR CONSTRUCTION OF THE MALAYSIAN FAB.

(bb) "SPECIFICATIONS" MEANS THE SPECIFICATIONS FOR THE PROCESS TECHNOLOGY AS DETERMINED BY LSI FOR ITS USE IN THE GRESHAM FAB.

(cc) "SUBSCRIPTION AGREEMENT" MEANS THE SUBSCRIPTION AGREEMENT DATED AS OF THE DATE HEREOF BY AND BETWEEN WTM AND LSI, IN THE FORM ATTACHED AS EXHIBIT 1.1(bb) HERETO.

(dd) "TECHNICAL INFORMATION" SHALL MEAN THE INFORMATION, DATA AND MATERIALS RELATING TO OR DESCRIBING A PARTY'S TECHNOLOGY.

(ee) "TECHNOLOGY" MEANS ANY AND ALL METHODS, PROCESSES, RECIPES, FORMULAE, KNOW-HOW, SHOW-HOW, TRADE SECRETS, TECHNICAL INFORMATION, INVENTIONS AND THE LIKE, INCLUDING ALL INFORMATION, DATA AND MATERIALS DESCRIBING ANY OF THE FOREGOING.

(ff) "WAFER" MEANS AN EIGHT INCH (8") SEMICONDUCTOR WAFER AT ANY STAGE OF WAFER FABRICATION.

(gg) "TERM" HAS THE MEANING SET FORTH RELATING TO OR IN SECTION 13.

(hh) "WAFER PURCHASE AGREEMENT" MEANS THE WAFER PURCHASE AGREEMENT FOR THE PURCHASE OF WAFERS BY WTM FROM LSI AND BY LSI FROM WTM DATED AS OF THE DATE HEREOF BY AND BETWEEN WTM AND LSI, IN THE FORM ATTACHED AS EXHIBIT 1.1(hh) HERETO.

(ii) "WTM-OWNED COMPANY" MEANS A WHOLLY-OWNED SUBSIDIARY OF WTM.

(jj) "WTM PROCESS TECHNOLOGY" [REDACTED]

1.2 Construction.

(a) All references in this Agreement to "Articles," "Sections" and "Exhibits" refer to the articles, sections and exhibits of this Agreement.


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(b) AS USED IN THIS AGREEMENT, NEUTRAL PRONOUNS AND ANY VARIATIONS THEREOF SHALL
BE DEEMED TO INCLUDE THE FEMININE AND MASCULINE AND ALL TERMS USED IN THE SINGULAR SHALL BE DEEMED TO INCLUDE THE PLURAL, AND VICE VERSA, AS THE CONTEXT MAY REQUIRE.

(c) THE WORDS "HEREOF," "HEREIN" AND "HEREUNDER" AND OTHER WORDS OF SIMILAR IMPORT REFER TO THIS AGREEMENT AS A WHOLE, AS THE SAME MAY FROM TIME TO TIME BE AMENDED OR SUPPLEMENTED IN ACCORDANCE HEREWITH, AND NOT TO ANY SUBDIVISION CONTAINED IN THIS AGREEMENT.

(d) THE WORD "INCLUDING" WHEN USED HEREIN IS NOT INTENDED TO BE EXCLUSIVE AND MEANS "INCLUDING, WITHOUT LIMITATION."

2. LICENSE.

2.1 Technology Licenses to WTM. Subject to the terms and conditions of this Agreement, LSI hereby grants WTM a non-exclusive, non-transferable, non-sublicensable (except as set forth in Section 2.5 ("Use of Technology by a WTM-Owned Company")), license under the Licensed Patents and the Other Intellectual Property Rights in the Process Technology that LSI owns or has the right to License:

(a) TO USE, MODIFY AND CREATE IMPROVEMENTS TO AND DERIVATIVE PROCESSES OF THE PROCESS TECHNOLOGY IN THE MALAYSIAN FAB;

(b) TO MAKE IN THE MALAYSIAN FAB (BUT NOT HAVE MADE), USE, OFFER TO SELL, SELL, IMPORT AND OTHERWISE DISTRIBUTE WORLDWIDE LICENSED PRODUCTS;

(c) TO USE, REPRODUCE AND CREATE DERIVATIVE WORKS OF THE INTEGRATION SOFTWARE IN THE MALAYSIAN FAB;

(d) TO USE ANY TECHNICAL INFORMATION RELATING TO THE COT CELL LIBRARIES OR THE PROCESS TECHNOLOGY IN CONJUNCTION WITH THE COT CELL LIBRARIES TO SOLICIT ORDERS AND TO FULFILL SAME AS CONTEMPLATED UNDER THE WAFER PURCHASE AGREEMENT AND, UPON SUCCESSFUL QUALIFICATION OF THE MALAYSIAN FAB, TO USE SUCH INFORMATION IN CONJUNCTION WITH THE COT CELL LIBRARIES TO PRACTICE THE RIGHTS HEREUNDER GRANTED BY LSI TO WTM; AND

(e) TO USE, REPRODUCE AND CREATE DERIVATIVE WORKS OF THE LICENSED TECHNOLOGY DOCUMENTATION.

2.2 [RESERVED]

2.3 Ownership of Intellectual Property. ALL INTELLECTUAL PROPERTY RIGHTS OF A FIRST PARTY NOT EXPLICITLY LICENSED UNDER THIS AGREEMENT TO THE OTHER PARTY ARE RESERVED TO SUCH FIRST PARTY. ALL INTELLECTUAL PROPERTY RIGHTS THAT A PARTY OWNS AS OF THE EFFECTIVE DATE AND ALL INTELLECTUAL PROPERTY RIGHTS THAT ARE DEVELOPED OR ACQUIRED BY A PARTY AFTER THE EFFECTIVE DATE SHALL REMAIN THE PROPERTY OF SUCH PARTY AND, EXCEPT AS EXPRESSLY SET FORTH HEREIN, THIS AGREEMENT SHALL NOT BE DEEMED TO GRANT ANY LICENSE TO ANY SUCH INTELLECTUAL PROPERTY RIGHTS TO THE OTHER PARTY. SUBJECT TO THE LICENSES EXPRESSLY GRANTED HEREIN, EACH PARTY SHALL RETAIN ALL RIGHT, TITLE AND INTEREST, INCLUDING ALL INTELLECTUAL PROPERTY RIGHTS, TO ALL IMPROVEMENTS AND DERIVATIVE PROCESSES DEVELOPED BY SUCH PARTY. ANY INTELLECTUAL PROPERTY RIGHTS IN ANY TECHNOLOGY JOINTLY DEVELOPED BY THE PARTIES SHALL BE JOINTLY OWNED BY THE PARTIES WITHOUT THE DUTY TO ACCOUNT.

2.4 Technology License to LSI.

(a) [REDACTED]

(b) [REDACTED]

(c) [REDACTED]

2.5

USE OF TECHNOLOGY BY A WTM-OWNED COMPANY. Subject to LSI's advance written approval, which shall not be unreasonably withheld or delayed, WTM shall have the right to sublicense the rights granted in Section 2.1 to any WTM-Owned Company, provided that such WTM-Owned Company shall be bound by and comply with all of the relevant terms of this Agreement, to exercise such rights solely on WTM's or such WTM-Owned Company's behalf. Any such sublicense may only remain in effect for so long as (i) such WTM-Owned Company remains a WTM-Owned Company within the definition of that term as set forth in Section 1 hereof and (ii) the corresponding license to WTM hereunder is in effect.


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2.6 Additional Facilities. FOLLOWING THE THIRD ANNIVERSARY OF THE EFFECTIVE
DATE, WTM MAY REQUEST IN A WRITING DELIVERED TO LSI THE RIGHT TO EXERCISE THE LICENSE RIGHTS GRANTED HEREIN AT ANOTHER WTM WAFER FABRICATION FACILITY IN MALAYSIA OTHER THAN THE MALAYSIA FAB. FOLLOWING LSI'S WRITTEN APPROVAL OF SUCH REQUEST, WHICH SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED, THE DEFINITION OF "MALAYSIA FAB" HEREUNDER SHALL BE DEEMED EXPANDED TO INCLUDE SUCH OTHER WTM WAFER FABRICATION FACILITY. IN SUCH CASE, WTM SHALL BE SOLELY RESPONSIBLE FOR TRANSFERRING THE PROCESS TECHNOLOGY AND ANY OTHER REQUIRED TECHNOLOGY TO SUCH OTHER WTM WAFER FABRICATION FACILITY. WTM'S EXERCISE OF THE LICENSE RIGHTS AT SUCH OTHER FACILITY SHALL BE SUBJECT IN ALL RESPECTS TO THE TERMS AND CONDITIONS OF THIS AGREEMENT; PROVIDED, HOWEVER, LICENSE FEES IN ADDITION TO THOSE ALREADY REQUIRED HEREUNDER SHALL NOT BE PAYABLE.

2.7 Packaging Technology. LSI SHALL GRANT WTM A FULLY-PAID, NON-EXCLUSIVE, NON-TRANSFERABLE, NON-SUBLICENSABLE LICENSE TO LSI'S PLASTIC QUAD FLAT PACK ("PQFP") PACKAGING TECHNOLOGY, SUBJECT TO WTM PAYING FOR ANY SERVICES PROVIDED IN CONNECTION WITH THE TRANSFER OF SUCH TECHNOLOGY. IN ADDITION, LSI WILL GRANT WTM A NON-EXCLUSIVE, NON-TRANSFERABLE, NON-SUBLICENSABLE LICENSE, FOR CONSIDERATION TO LSI TO BE MUTUALLY AGREED UPON, TO LSI'S BALL GRID ARRAY ("BGA") PACKAGING TECHNOLOGY, IN EACH CASE SUBJECT TO TERMS AND CONDITIONS TO BE MUTUALLY AGREED AND SET FORTH IN A SEPARATE AGREEMENT.

2.8 FUTURE PROCESS TECHNOLOGIES. At such future time as may be requested by WTM, LSI will enter into good faith negotiations with WTM with regard to the grant of rights in future process technologies that may be developed by LSI; provided, however, nothing hereby is intended as any assurance regarding the outcome of or to prescribe or limit LSI's future activities with respect to process development.

3. DELIVERABLES.

3.1 Documentation; Integration Software; COT Cell Libraries.

(a) Subject to the terms of this Agreement, LSI shall provide to WTM the documentation for the Licensed Technology referenced in Exhibit 3.1 (such documentation, the "Licensed Technology Documentation"). LSI shall provide the Licensed Technology Documentation and updates thereto to WTM at such times as are set forth in Exhibit 5.3(b) and the Project Plan.



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(b) THE LICENSED TECHNOLOGY DOCUMENTATION SHALL CONSIST OF THAT DOCUMENTATION
THAT IS PREPARED BY LSI IN ACCORDANCE WITH ITS NORMAL PRACTICES WITH REGARD TO THE PREPARATION OF DOCUMENTATION OF SUCH NATURE AND CONTENT. SUCH DOCUMENTATION SHALL BE PROVIDED TO WTM ON CD-ROM FORMAT AND SHALL BE IN THE ENGLISH LANGUAGE.

(c) ON A PERIODIC BASIS, WHICH THE PARTIES ANTICIPATE WILL BE NO LESS FREQUENTLY THAN ONCE PER QUARTER, LSI SHALL PROVIDE TO WTM ALL MATERIAL UPDATES TO THE LICENSED TECHNOLOGY DOCUMENTATION THAT LSI CREATES DURING THE TERM.

(d) SUBJECT TO THE TERMS OF THIS AGREEMENT, LSI SHALL PROVIDE THE INTEGRATION SOFTWARE TO WTM PROMPTLY FOLLOWING WTM'S WRITTEN REQUEST THEREFOR OR AT SUCH TIMES AS ARE SET FORTH IN EXHIBIT 5.3(B). IN ADDITION, ON A PERIODIC BASIS, WHICH THE PARTIES ANTICIPATE WILL BE ONCE EACH QUARTER, LSI SHALL ALSO PROVIDE UPDATES, UPGRADES OR ENHANCEMENTS, IF ANY EXIST, TO THE INTEGRATION SOFTWARE THAT LSI DEVELOPS OR HAS DEVELOPED DURING THE TERM.

(e) LSI SHALL PROVIDE WTM WITH THE IDENTITY OF THE SOURCE(s) FOR THE COT CELL LIBRARIES. LSI SHALL PROCURE FOR WTM FROM SUCH SOURCE(s) THE RIGHTS TO USE THE COT CELL LIBRARIES IN CONJUNCTION WITH THE RIGHTS GRANTED BY LSI HEREUNDER AND WILL PAY THE LICENSE FEES TO SUCH SOURCE(s) REQUIRED FOR SUCH PROCUREMENT. WTM SHALL ACCEPT AND USE THE COT CELL LIBRARIES SUBJECT TO THE CUSTOMARY LICENSE TERMS AND CONDITIONS REQUIRED BY SUCH SOURCE(s) AND SHALL EXECUTE ANY AND ALL DOCUMENTATION WITH RESPECT THERETO THAT MAY BE REQUIRED OF ANY SUCH SOURCE(s).

3.2 Technical Assistance. SUBJECT TO THE TERMS OF THIS AGREEMENT, LSI SHALL PROVIDE TO WTM THE TECHNICAL ASSISTANCE REFERENCED IN EXHIBIT 3.2.

3.3 Consultation Services. IN THE EVENT WTM REQUIRES SERVICES IN ADDITION TO THOSE EXPRESSLY PROVIDED FOR UNDER THIS AGREEMENT, LSI SHALL MAKE REASONABLE EFFORTS TO PROVIDE TO WTM SUCH ADDITIONAL SERVICES IN EXCHANGE FOR MUTUALLY AGREEABLE ADDITIONAL COMPENSATION.

3.4 Equipment Set. THE EQUIPMENT SET CURRENTLY RECOMMENDED BY LSI FOR USE IN IMPLEMENTING THE CORE PROCESSES AT THE MALAYSIAN FAB IS SET FORTH IN EXHIBIT

3.1. NOTHING SET FORTH IN THIS AGREEMENT SHALL REQUIRE LSI TO TRANSFER, LEASE, OR OTHERWISE PROVIDE TO WTM ANY EQUIPMENT OR OTHER HARDWARE.

3.5 Training.

(a) IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, LSI SHALL ASSIST WTM, INCLUDING BY PROVIDING TRAINING SERVICES AS SET FORTH IN EXHIBIT 3.5.

(b) THE PARTIES BELIEVE THAT, IN ORDER FOR THE WTM PERSONNEL TO GAIN THE NECESSARY EXPERIENCE AND SKILLS TO BE ABLE TO CONSTRUCT, QUALIFY AND OPERATE THE MALAYSIAN FAB BASED ON THE CORE PROCESSES, SUCH PERSONNEL WILL REQUIRE TRAINING FROM LSI OF THE NATURE AND EXTENT AS DESCRIBED IN EXHIBIT 3.5. THE PARTIES EXPECT THAT THE WTM PERSONNEL WILL OBTAIN SUCH TRAINING THROUGH BOTH DIRECT TRAINING FROM LSI PERSONNEL IN ACCORDANCE WITH EXHIBIT 3.5 AND THROUGH THEIR OBSERVATION OF AND TRAINING IN THE LSI FOUNDRY OPERATIONS IN THE GRESHAM FAB.

(c) THE TRAINING AND SERVICES TO BE PROVIDED BY LSI HEREUNDER INCLUDE REASONABLE TRAINING BY LSI OF WTM PERSONNEL WITH RESPECT TO ANY IMPROVEMENTS AND DERIVATIVE PROCESSES THAT MAY BE TRANSFERRED DURING THE TERM.

(d) IN THE EVENT A WTM EMPLOYEE TRAINED BY LSI IS UNABLE TO PERFORM AT THE MALAYSIAN FAB THE FUNCTIONS FOR WHICH HE OR SHE HAS BEEN TRAINED, WTM AND LSI SHALL DISCUSS WAYS TO ACCOMPLISH FURTHER TRAINING OF SUCH INDIVIDUAL. AFTER DISCUSSION WITH LSI, IF WTM, IN GOOD FAITH, BELIEVES THAT ADDITIONAL TRAINING BY LSI IS REQUIRED FOR SUCH INDIVIDUAL TO PROPERLY FUNCTION AT THE MALAYSIAN FAB, LSI AND WTM SHALL MUTUALLY AGREE ON THE ADDITIONAL TRAINING REQUIRED.

3.6 Service Limit. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, WHEN LSI HAS PROVIDED OR OTHERWISE MADE AVAILABLE THE TRAINING AND OTHER SERVICES AS REQUIRED BY THIS AGREEMENT, LSI SHALL HAVE NO FURTHER OBLIGATION TO WTM IN EXCESS THEREOF. IN THE EVENT WTM REQUIRES ADDITIONAL TRAINING OR OTHER SERVICES, LSI WILL MAKE REASONABLE EFFORTS TO ACCOMMODATE SUCH REQUIREMENT AND AGREEMENT ON SUCH ADDITIONAL SERVICES PROVIDED BY LSI SHALL BE DETERMINED PURSUANT TO THE CONSULTATION SERVICES REFERRED TO UNDER SECTION 3.3 ABOVE.

3.7 Timing of Transfer. LSI SHALL COMMENCE THE TRANSFER OF THE PROCESS TECHNOLOGY TO WTM ONLY AFTER: (i) THE CORE PROCESSES MEET OR EXCEED THE PROCESS TRANSFER STANDARDS AT THE GRESHAM FAB; AND (ii) THE PARTIES MUTUALLY AGREE THAT THE CORE PROCESSES ARE READY TO BE TRANSFERRED TO THE MALAYSIAN FAB. LSI SHALL TRANSFER ANY IMPROVEMENTS AND DERIVATIVE PROCESSES PROMPTLY AFTER SUCH IMPROVEMENTS AND DERIVATIVE PROCESSES ARE QUALIFIED AT THE GRESHAM FAB.

3.8 Production Support. [REDACTED]

3.9 Engineering Changes to Process Deliverables. LSI SHALL PROVIDE TO WTM ALL MATERIAL ENGINEERING CHANGE NOTICES ("ECNS") AND TEMPORARY ENGINEERING CHANGE NOTICES ("TECNS") RELATED TO THE PROCESS TECHNOLOGY, INCLUDING ECNS RELATED TO YIELD IMPROVEMENTS. AS PART OF THE PROJECT PLAN (TO BE DEVELOPED PURSUANT TO
SECTION 5.3) THE PARTIES WILL ESTABLISH A PERIODIC BASIS FOR DELIVERY OF SUCH ECNS AND TECNS, THAT REFLECTS THE UNDERSTANDING THE ECNS GENERALLY SHOULD BE DELIVERED ON A MONTHLY BASIS AND TECNS THAT RELATE TO MATERIAL IMPROVEMENTS IN YIELD WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THEY ARE RELEASED TO THE GRESHAM FAB.

3.10 CIM & Automation Assistance. SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, LSI SHALL PROVIDE TO WTM THE CIM AND AUTOMATION ASSISTANCE DOCUMENTATION SET FORTH IN EXHIBIT 3.2, SECTION 1.3.



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3.11 Loading.

(a) [REDACTED]

(b) [REDACTED]

3.12 Technology Transfer Costs.

(a) All expenses incurred by LSI with respect to the performance of its obligations under this Agreement shall be the responsibility of LSI and no reimbursement therefor shall be required of WTM. In the event LSI provides additional services to WTM pursuant to Section 3.3, the Parties shall mutually agree upon any reimbursement of expenses.

(b) WTM SHALL BE SOLELY RESPONSIBLE FOR ALL COSTS INCURRED BY WTM PERSONNEL, INCLUDING BENEFITS, EXPENSES, REIMBURSEMENTS AND OTHER PAYMENTS INCLUDING SALARY, LIVING, TRAVEL AND ALL OTHER OUT-OF-POCKET EXPENSES FOR ITS PERSONNEL IN CONNECTION WITH THIS AGREEMENT, INCLUDING IN CONNECTION WITH ANY TRAVEL TO OR WORK AT ANY LSI FACILITY.

(c) WTM SHALL BE SOLELY RESPONSIBLE FOR ALL COST ASSOCIATED WITH OR INCURRED IN ESTABLISHING, EQUIPPING AND OPERATING THE MALAYSIAN FAB AND ANY AND ALL RAW MATERIALS USED IN THE OPERATION OF THE MALAYSIAN FAB, INCLUDING IN THE MANUFACTURING AND TESTING OF WAFERS.

3.13 WTM Responsibilities. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, WTM SHALL BE SOLELY RESPONSIBLE FOR THE INSTALLATION AND IMPLEMENTATION OF THE PROCESS TECHNOLOGY IN THE MALAYSIAN FAB. WITHOUT LIMITING THE FOREGOING, WTM AGREES THAT THE EVENTS AND ACTIVITIES LISTED IN EXHIBIT 3.13 ARE WTM'S RESPONSIBILITIES AND OBLIGATIONS AND THAT THE TIMELY COMPLETION OF WHICH ARE CONDITIONS PRECEDENT TO FULL PERFORMANCE OF LSI'S OBLIGATIONS HEREUNDER.

3.14 No Support for Commercially Available Software. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, LSI SHALL HAVE NO OBLIGATION UNDER THIS AGREEMENT TO PROVIDE ANY ENGINEERING, TECHNICAL ASSISTANCE, CONSULTING OR OTHER SERVICES WITH RESPECT TO ANY SOFTWARE PROVIDED TO WTM BY ANY THIRD PARTY.

3.15 PARTICIPATION OF OTHER LSI COMPANIES. In performing its obligations hereunder, LSI's subsidiary and affiliated companies may participate and perform any of such of LSI's obligations and to such extent as LSI may determine; provided, however, in any such event LSI shall assure that the performance of the obligations undertaken by LSI pursuant to this Agreement are performed in accordance with the terms hereof.



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4. ACCEPTANCE.

4.1 Acceptance of Deliverables.

(a) THE PROJECT PLAN, WHICH WILL BE DEVELOPED PURSUANT TO SECTION 5.3 HEREUNDER, WILL DEFINE THE TRANSFER METHODOLOGY, THE TIMING OF EACH DELIVERABLE AND THE ACCEPTANCE CRITERIA. LSI SHALL, SUBJECT TO THE CONDITIONS PRECEDENT FOR EACH DELIVERABLE HAVING BEEN FULFILLED, DELIVER THE DELIVERABLES AND WTM SHALL ACCEPT THE DELIVERABLES IN ACCORDANCE WITH THE TIMETABLE TO BE SET FORTH IN THE PROJECT PLAN.

(b) UPON DELIVERY OF EACH OF THE DELIVERABLES, WTM SHALL HAVE TEN (10) BUSINESS DAYS IN WHICH TO ACCEPT A DELIVERABLE OR TO PROVIDE WRITTEN NOTIFICATION TO LSI THAT SUCH DELIVERABLE IS NOT ACCEPTED, WHICH NOTICE ALSO SHALL SET FORTH THE BASIS FOR WHICH WTM ASSERTS SUCH DELIVERABLE DOES NOT CONFORM TO THE APPLICABLE ACCEPTANCE CRITERIA. IN THE EVENT WTM DOES NOT PROPERLY REJECT A DELIVERABLE WITHIN SUCH TEN (10) DAY PERIOD, SUCH DELIVERABLE SHALL BE DEEMED ACCEPTED AS OF THE DATE SUCH DELIVERABLE WAS DELIVERED.

5. COMMUNICATIONS.

5.1 Provision of Information by LSI.

(a) Prior to the delivery of Technical Information, LSI shall provide to WTM information generated by LSI in its normal course of business and relevant to the Process Technology regarding processes and equipment to allow WTM to accelerate its readiness to use the Process Technology as licensed herein.

(b) ON A PERIODIC BASIS AS AGREED BY THE PARTIES, LSI SHALL INFORM WTM OF ANY IMPROVEMENTS (INCLUDING WITHOUT LIMITATION YIELD IMPROVEMENTS), DERIVATIVE PROCESSES OR INFORMATIONAL UPDATES OF THE DOCUMENTATION EMPLOYED BY LSI IN CONNECTION WITH THE USE OF THE PROCESS TECHNOLOGY. PERIODICALLY, LSI SHALL NOTIFY WTM OF ANY MATERIAL PROCESS CHANGES TO THE PROCESS TECHNOLOGY WHICH ARE IN USE BY LSI.

(c) LSI SHALL PROVIDE TO WTM A GOOD-FAITH ESTIMATE OF ITS CURRENT TECHNOLOGY "ROADMAP" RELATING TO THE PROCESS TECHNOLOGY AND SEMI-ANNUAL UPDATES THERETO. SUCH TECHNOLOGY ROADMAP AS OF THE DATE OF THIS AGREEMENT IS ATTACHED AS EXHIBIT 5.1.

(d) EVERY QUARTER DURING THE TERM, LSI WILL PROVIDE TO WTM FOR INFORMATIONAL PURPOSES THE FOLLOWING CRITICAL PROCESS AND MANUFACTURING PARAMETERS FOR THE
0.25 MICRON PROCESS (AND WHEN AVAILABLE, THE 0.18 MICRON PROCESS): (i) CRITICAL PROCESS CPK'S, (ii) LINE YIELD, (iii) PCM TEST YIELD AND (iv) THE DEFECT DENSITY.

5.2 Program Managers.

(a) Each Party hereby appoints a Program Manager whose primary responsibility shall be to act as a focal point for the technical and commercial discussions between them related to the subject matter of this Agreement, to include monitoring within his or her respective company the distribution of Confidential Information received from the other Party and assisting in the prevention of the unauthorized disclosure of Confidential Information within the company and to third parties. The Program Managers shall also be responsible for maintaining pertinent records and arranging such conferences, visits, reports and other communications as may be necessary to fulfill the terms and conditions of this Agreement. Such conferences may include various levels of management of each Party, as required. The names, addresses and telephone numbers of the Program Managers of the Parties are as follows:

WTM: [REDACTED]

LSI: [REDACTED]

5.3 Project Plan.

(a) PROMPTLY FOLLOWING THE EFFECTIVE DATE OR SOONER AS MAY BE AGREED BY THE PARTIES, THE PROGRAM MANAGERS WILL COMMENCE THE PREPARATION OF A PROJECT PLAN HAVING AN OUTLINE AS SET FORTH IN EXHIBIT 5.3(a), WHICH WILL SET

FORTH IN DETAIL THE STEPS AND TIMING OF THE SERVICES, INCLUDING THE TRAINING, TRANSFER OF THE CORE PROCESSES HEREUNDER, DELIVERY OF THE DELIVERABLES AND THE PAYMENT INSTALLMENTS AND MILESTONE SCHEDULE THEREFOR (THE "PROJECT PLAN"). THE PROJECT MANAGERS WILL JOINTLY PERFORM WEEKLY REVIEWS OF THE PROGRESS AGAINST THE PROJECT PLAN.

(b) THE PARTIES INTEND THAT THE PROJECT PLAN WILL BE CONSISTENT WITH THE INSTALLMENT AND MILESTONE SCHEDULE SET FORTH IN EXHIBIT 5.3(b). HOWEVER, THE DATES IN THE INSTALLMENT AND MILESTONE SCHEDULE ARE THE PARTIES' CURRENT ESTIMATES OF THE PROJECT PLAN DATES AND THE DATES SET FORTH IN THE MUTUALLY AGREED PROJECT PLAN MAY DIFFER. THE PROJECT PLAN SHOULD BE COMPLETED AND AGREED TO BY THE PARTIES NO LATER THAN SIXTY (60) DAYS AFTER THE EFFECTIVE DATE. IN THE EVENT THE PROJECT PLAN IS NOT COMPLETED WITHIN SIXTY (60) DAYS AFTER THE EFFECTIVE DATE, THE PARTIES WILL PROMPTLY REFER THE ISSUE OF COMPLETING THE PROJECT PLAN TO THE SENIOR MANAGEMENT REPRESENTATIVES OF THE PARTIES. THE SENIOR MANAGEMENT REPRESENTATIVES SHALL WORK TOGETHER DILIGENTLY AND IN GOOD FAITH TOWARD PROMPTLY COMPLETING THE PROJECT PLAN.

(c) AS PART OF THE PROJECT PLAN, EACH PARTY SHALL PROVIDE TO THE OTHER THE ORGANIZATION CHART OF SUCH PARTY'S PERSONNEL THAT WILL PARTICIPATE IN SUCH PARTY'S PERFORMANCE HEREUNDER AND, ON A PERIODIC BASIS, ALL UPDATES THERETO WHILE THE SERVICES REMAIN TO BE PERFORMED.

6. PERSONNEL.

6.1 LSI Provision of Services.

(a) All personnel involved in performance of the Services by LSI shall be employees of LSI or its affiliates; provided, however, LSI may use contractors that have been approved by WTM and that have executed confidentiality agreements in accordance with Section 10.4(a). Such personnel shall not for any purposes be deemed employees or independent contractors of WTM. All such personnel shall be experienced and skilled in the duties to which they are assigned as necessary for the cost-effective and efficient performance of the Services.

(b) ALL PERSONNEL RECEIVING TRAINING FROM LSI HEREUNDER AND THAT OTHERWISE PARTICIPATE IN THE INSTALLATION, QUALIFICATION OR USE OF THE PROCESS TECHNOLOGY DURING THE TERM SHALL BE EMPLOYEES OF WTM; PROVIDED, HOWEVER, THAT WTM MAY USE CONSULTANTS THAT HAVE EXECUTED CONFIDENTIALITY AGREEMENTS IN ACCORDANCE WITH
SECTION 10.4(a) AND WHO HAVE BEEN FULLY IDENTIFIED TO LSI IN WRITING. IN THE EVENT LSI REASONABLY OBJECTS TO ANY CONSULTANT TO WTM, THE PARTIES SHALL PROMPTLY MEET AND REACH A MUTUALLY AGREEABLE RESOLUTION OF LSI'S OBJECTIONS. ALL SUCH PERSONNEL SHALL NOT FOR ANY PURPOSES BE DEEMED EMPLOYEES OR INDEPENDENT CONTRACTORS OF LSI. ALL PERSONNEL OF WTM TO BE TRAINED BY LSI SHALL BE TRAINABLE IN THE DUTIES TO WHICH THEY ARE TO BE ASSIGNED.

6.2 LSI Assistance in Kulim. THE PARTIES ACKNOWLEDGE THAT A PORTION OF THE SERVICES WILL BE DELIVERED BY LSI PERSONNEL AT THE SITE AND, IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.12(a) ABOVE SHALL BE THE RESPONSIBILITY OF LSI.

6.3 Compliance with Rules.

(a) Each WTM employee, prior to entering the LSI facilities or receiving training or technical information pursuant to this Agreement, shall execute a nondisclosure agreement reasonably acceptable to the Parties as a condition precedent to admission or access to such facilities or receipt of technical training. All of such WTM employees shall fully abide by all of the plant rules and regulations of LSI.

(b) EACH LSI EMPLOYEE, PRIOR TO ENTERING THE WTM FACILITIES PURSUANT TO THIS AGREEMENT, SHALL EXECUTE A NONDISCLOSURE AGREEMENT REASONABLY ACCEPTABLE TO THE PARTIES AS A CONDITION PRECEDENT TO ADMISSION OR ACCESS TO SUCH FACILITIES. ALL OF SUCH LSI EMPLOYEES SHALL FULLY ABIDE BY ALL OF THE PLANT RULES AND REGULATIONS OF WTM.

(c) WTM SHALL INDEMNIFY AND HOLD LSI HARMLESS FROM ANY CLAIMS AGAINST LSI ARISING OUT OF ANY INJURY OR DAMAGE TO LSI'S EMPLOYEES OR PHYSICAL PROPERTY CAUSED BY WTM EMPLOYEES OR AGENTS WHILE ON LSI'S PREMISES. LSI SHALL INDEMNIFY AND HOLD WTM HARMLESS FROM ANY CLAIMS AGAINST WTM ARISING OUT OF ANY INJURY OR DAMAGE TO WTM'S EMPLOYEES OR PHYSICAL PROPERTY CAUSED BY LSI EMPLOYEES OR AGENTS WHILE ON WTM'S PREMISES.

7. PAYMENTS.

7.1 General. IN CONSIDERATION OF LSI'S OBLIGATIONS HEREUNDER AND THE RIGHTS GRANTED TO WTM HEREUNDER, WTM SHALL PAY TO LSI AN AGGREGATE OF UNITED STATES DOLLARS ONE HUNDRED TWENTY MILLION ($120,000,000) (THE "AGGREGATE AMOUNT") [REDACTED]

7.2 Payment of Consideration.

(a) [REDACTED]

(b) [REDACTED]

(c) [REDACTED]

(d) [REDACTED]

7.3 Other General Terms of Payment.

(a) METHOD OF PAYMENT. ALL PAYMENTS TO LSI HEREUNDER SHALL BE MADE BY WIRE TRANSFER OF DOLLARS TO AN ACCOUNT OR ACCOUNTS MAINTAINED BY LSI TO BE DESIGNATED BY LSI TO WTM IN WRITING FROM TIME TO TIME.

(b) BUSINESS DAYS. IF THE DATE FOR ANY PAYMENT UNDER THIS SECTION 7 IS NOT A BUSINESS DAY, THE RELEVANT PAYMENT SHALL BE MADE BY THE NEXT FOLLOWING BUSINESS DAY.

(c) WITHHOLDING. WTM SHALL USE REASONABLE EFFORTS TO SECURE AN EXEMPTION FROM WITHHOLDING TAXES FROM THE MALAYSIAN GOVERNMENT FOR ALL PAYMENTS MADE BY WTM TO LSI HEREUNDER. IN THE EVENT THESE EFFORTS FAIL AND LSI DOES NOT PROVIDE APPROPRIATE EVIDENCE OF ENTITLEMENT TO AN EXEMPTION FROM WITHHOLDING TAXES, WTM SHALL WITHHOLD FROM PAYMENTS TO LSI AND PAY TO THE RELEVANT AUTHORITIES OF THE FEDERATION OF MALAYSIA SUCH TAXES AS ARE REQUIRED BY MALAYSIAN LAW TO BE SO WITHHELD AND PAID. THE WITHHOLDING OF SUCH TAX WILL REDUCE THE AMOUNT OTHERWISE PAYABLE TO LSI BY WTM. WTM SHALL BE ENTITLED TO WITHHOLD ANY AMOUNTS REQUIRED TO BE WITHHELD WITH RESPECT TO THE ISSUANCE OF STOCK PURSUANT TO THE SUBSCRIPTION AGREEMENT FROM THE CASH INSTALLMENTS.

7.4 Suspension of LSI Performance for Non-Payment. IF WTM FAILS TO PAY ANY INSTALLMENT WHEN DUE, IN ADDITION TO ANY OTHER RIGHTS AND REMEDIES THAT LSI MAY HAVE FOR SUCH FAILURE, LSI SHALL HAVE THE RIGHT TO SUSPEND THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING WITH RESPECT TO DELIVERY OF TECHNICAL INFORMATION AND PROVIDING ANY SERVICES OR TRAINING AND SUCH SUSPENSION SHALL NOT CONSTITUTE A BREACH OF THIS AGREEMENT BY LSI.

7.5 Interest on Late Payments. IF ANY PAYMENT DUE TO LSI FROM WTM UNDER THIS AGREEMENT BECOMES OVERDUE, INTEREST EQUAL TO THE LOWER OF (a) LIBOR (LONDON INTER-BANK OFFERED RATE) PLUS 6% AND (b) THE MAXIMUM RATE PERMITTED BY LAW, SHALL BECOME DUE AND PAYABLE TO LSI ON SUCH OVERDUE AMOUNT CALCULATED ON A DAILY BASIS UNTIL SUCH AMOUNT IS PAID. THE PAYMENT OF ANY SUCH INTEREST TO LSI SHALL BE IN ADDITION TO ANY OTHER RIGHT OR REMEDY LSI MAY HAVE HEREUNDER OR AT LAW OR IN EQUITY.

8. PUBLICITY.

8.1 PRESS RELEASE. THE PARTIES HAVE COOPERATED WITH EACH OTHER ON THE PREPARATION AND RELEASE OF A MUTUALLY AGREEABLE PUBLIC ANNOUNCEMENT OF THEIR RELATIONSHIP. DURING THE TERM AND FOR AS LONG THEREAFTER AS THE LICENSE GRANT SURVIVES WTM SHALL HAVE THE RIGHT TO DISCLOSE TO THIRD PARTIES THAT IT LICENSED THE PROCESS TECHNOLOGY FROM LSI.

8.2 NO USE OF LSI TRADEMARKS. WTM SHALL NOT, AT ANY TIME, IN ANY PLACE OR IN ANY MANNER, UTILIZE THE TRADEMARKS, TRADE NAMES OR SERVICE MARKS OF LSI OR ITS AFFILIATES OR ANY NAME, MARK, DEVICE OR LOGO CONFUSINGLY SIMILAR THERETO, IN CONNECTION WITH WTM, THE BUSINESS ACTIVITIES OF WTM, THE MANUFACTURE, USE, LEASE, SALE OR OTHER DISPOSITION OF PRODUCTS OR SERVICES OF WTM OR OTHERWISE.

9. REPRESENTATIONS AND WARRANTIES.

9.1 Representations and Warranties of Each Party. EACH PARTY HEREBY REPRESENTS AND WARRANTS TO THE OTHER PARTY AS OF THE DATE FIRST SET FORTH ABOVE THAT:

(a) CORPORATE STANDING, ETC. SUCH PARTY IS A COMPANY DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF ITS JURISDICTION OF INCORPORATION OR FORMATION, AND IS QUALIFIED TO DO BUSINESS IN ALL OTHER JURISDICTIONS IN WHICH THE NATURE OF THE BUSINESS CONDUCTED BY IT MAKES SUCH QUALIFICATION NECESSARY AND WHERE FAILURE SO TO QUALIFY WOULD HAVE A MATERIAL ADVERSE EFFECT ON ITS FINANCIAL CONDITION, OPERATIONS, PROSPECTS OR BUSINESS.

(b) AUTHORITY, ETC. SUCH PARTY HAS ALL NECESSARY POWER AND AUTHORITY TO EXECUTE, DELIVER AND PERFORM THIS AGREEMENT AND ITS OBLIGATIONS HEREUNDER. THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT HAS

BEEN DULY AUTHORIZED BY ALL NECESSARY ACTION ON ITS PART; IT HAS DULY AND VALIDLY EXECUTED AND DELIVERED THIS AGREEMENT; AND THIS AGREEMENT CONSTITUTES A LEGAL, VALID AND BINDING OBLIGATION OF SUCH PARTY ENFORCEABLE AGAINST SUCH PARTY IN ACCORDANCE WITH THE TERMS HEREOF.

(c) NO VIOLATION OF LAW; LITIGATION. SUCH PARTY IS NOT IN VIOLATION OF ANY APPLICABLE LAW PROMULGATED, OR JUDGMENT ENTERED, BY ANY GOVERNMENTAL AUTHORITY, WHICH VIOLATION, INDIVIDUALLY OR IN THE AGGREGATE, WOULD MATERIALLY AND ADVERSELY AFFECT ITS PERFORMANCE OF ANY OBLIGATIONS UNDER THIS AGREEMENT. THERE ARE NO LEGAL OR ARBITRATION PROCEEDINGS OR ANY PROCEEDING BY OR BEFORE ANY GOVERNMENTAL AUTHORITY, NOW PENDING OR (TO SUCH PARTY'S KNOWLEDGE) THREATENED AGAINST IT WHICH, IF ADVERSELY DETERMINED, COULD HAVE A MATERIAL ADVERSE EFFECT UPON ITS FINANCIAL CONDITION, OPERATIONS, PROSPECTS OR BUSINESS, AS A WHOLE, OR ITS ABILITY TO PERFORM UNDER THIS AGREEMENT.

(d) NO CONFLICT OR BREACH. NONE OF THE EXECUTION, DELIVERY AND PERFORMANCE BY SUCH PARTY OF THIS AGREEMENT CONFLICTS OR WILL CONFLICT WITH OR CONSTITUTES OR WILL CONSTITUTE OR RESULT IN A BREACH OR VIOLATION OF ANY OF THE TERMS, CONDITIONS OR PROVISIONS OF ANY LAW, RULE OR REGULATION OF ANY GOVERNMENTAL AUTHORITY OR THE CHARTER DOCUMENTS, AS AMENDED, OF SUCH PARTY OR ANY ORDER, WRIT, INJUNCTION, JUDGMENT OR DECREE OF ANY GOVERNMENTAL AUTHORITY AGAINST SUCH PARTY OR BY WHICH IT OR ANY OF ITS PROPERTIES IS BOUND, OR ANY LOAN AGREEMENT, INDENTURE, MORTGAGE, NOTE, RESOLUTION, BOND, OR CONTRACT OR OTHER AGREEMENT OR INSTRUMENT TO WHICH SUCH PARTY IS A PARTY OR BY WHICH IT OR ANY OF ITS PROPERTIES IS BOUND, OR CONSTITUTES OR WILL CONSTITUTE A DEFAULT THEREUNDER OR WILL RESULT IN THE IMPOSITION OF ANY LIEN UPON ANY OF ITS PROPERTIES.

9.2 Representations and Warranties of LSI.

(a) [REDACTED]

(b) [REDACTED]

(c) [REDACTED]

(d) [REDACTED]

9.3 Representations and Warranties of WTM.

(a) [REDACTED]

(b) [REDACTED]

(c) [REDACTED]

(d) [REDACTED]

(e) [REDACTED]

9.4 Disclaimer. EXCEPT WITH RESPECT TO THE WARRANTIES EXPRESSLY MADE IN SECTIONS 9.1, 9.2 AND 9.3, ALL TECHNOLOGY AND RIGHTS THERETO PROVIDED BY A PARTY HEREUNDER ARE PROVIDED "AS IS" AND WITHOUT WARRANTY OF ANY KIND. THE EXPRESS TERMS OF THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS, TERMS, UNDERTAKINGS AND OBLIGATIONS IMPLIED BY STATUTE, COMMON LAW, CUSTOM, TRADE USAGE, COURSE OF DEALING OR OTHERWISE, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF NON-INFRINGEMENT, QUALITY, MERCHANTABILITY AND SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE,

ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED AND EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW.

    WITHOUT LIMITING THE FOREGOING, WTM ACKNOWLEDGES AND AGREES: (I) THAT IT IS WTM'S SOLE RESPONSIBILITY TO MANUFACTURE WAFERS IN, AND OTHERWISE OPERATE, THE MALAYSIAN FAB; AND (II) THAT LSI MAKES NO WARRANTY WHATSOEVER, AND HEREBY DISCLAIMS ANY WARRANTY, THAT WTM WILL SUCCESSFULLY ACCOMPLISH ANY OF THE FOREGOING.

9.5 Export Controls. EACH PARTY HEREBY AGREES TO COMPLY WITH ANY AND ALL APPLICABLE EXPORT CONTROL LAWS AND REGULATIONS NOW IN EFFECT OR AS MAY BE ISSUED FROM TIME TO TIME BY THE OFFICE OF EXPORT ADMINISTRATION OF THE UNITED STATES DEPARTMENT OF COMMERCE OR ANY OTHER GOVERNMENTAL AUTHORITY WHICH HAS JURISDICTION RELATING TO THE EXPORT OF TECHNOLOGY FROM THE UNITED STATES OF AMERICA. EACH PARTIES' OBLIGATIONS HEREUNDER SHALL BE CONDITIONED UPON EACH PARTY RECEIVING ALL REQUIRED EXPORT AND OTHER REQUIRED AUTHORIZATIONS FROM THE UNITED STATES GOVERNMENT AND ALL RELEVANT SUBDIVISIONS THEREOF. ON OR BEFORE THE EFFECTIVE DATE, WTM SHALL PROVIDE LSI WITH A WRITTEN ASSURANCES STATEMENT IN THE FORM SET FORTH IN EXHIBIT 9.5.

10. CONFIDENTIALITY.

10.1 Confidential Information.

(a) "CONFIDENTIAL INFORMATION" MEANS: (I) ANY INFORMATION DISCLOSED BY ONE PARTY (THE "DISCLOSING PARTY") TO THE OTHER (THE "RECEIVING PARTY"), WHICH, IF IN WRITTEN, GRAPHIC, MACHINE-READABLE OR OTHER TANGIBLE FORM IS MARKED AS "CONFIDENTIAL" OR "PROPRIETARY", OR WHICH, IF DISCLOSED ORALLY OR BY DEMONSTRATION, IS IDENTIFIED AT THE TIME OF INITIAL DISCLOSURE AS CONFIDENTIAL AND REDUCED TO A WRITING MARKED "CONFIDENTIAL" AND DELIVERED TO THE RECEIVING PARTY WITHIN THIRTY (30) DAYS OF SUCH DISCLOSURE.

(b) LSI'S CONFIDENTIAL INFORMATION SHALL INCLUDE, BUT NOT BE LIMITED TO, THE FOLLOWING, WHETHER OR NOT SUCH INFORMATION IS MARKED AS CONFIDENTIAL OR REDUCED TO A WRITING AS SET FORTH IN SECTION 10.1(A): (I) THE PROCESS TECHNOLOGY; (II) ALL IMPROVEMENTS AND DERIVATIVE PROCESSES CREATED BY LSI; (III) LSI'S TECHNICAL INFORMATION; (IV) THE INTEGRATION SOFTWARE; AND (V) ANY INFORMATION OBSERVED BY OR DISCLOSED TO WTM EMPLOYEES AT LSI'S FACILITIES UNDER CIRCUMSTANCES REASONABLY INDICATING THAT SUCH INFORMATION IS CONFIDENTIAL INFORMATION OF LSI.

(c) WTM'S CONFIDENTIAL INFORMATION SHALL INCLUDE, BUT NOT BE LIMITED TO, THE FOLLOWING, WHETHER OR NOT SUCH INFORMATION IS MARKED AS CONFIDENTIAL OR REDUCED TO A WRITING AS SET FORTH IN SECTION 10.1(A): (I) THE WTM PROCESS TECHNOLOGY TO WHICH LSI AND WTM HAVE EXPRESSLY AGREED PRIOR TO TRANSFER TO LSI SHALL BE CONFIDENTIAL INFORMATION AND (II) INFORMATION OF A NON-TECHNICAL NATURE OBSERVED BY OR DISCLOSED TO LSI EMPLOYEES AT WTM'S FACILITIES UNDER CIRCUMSTANCES REASONABLY INDICATING THAT SUCH INFORMATION IS CONFIDENTIAL INFORMATION OF WTM.

(d) NOTWITHSTANDING SECTIONS 10.1(A), 10.1(B) AND 10.1(C), CONFIDENTIAL INFORMATION SHALL EXCLUDE INFORMATION THAT THE RECEIVING PARTY CAN DEMONSTRATE:

(i) WAS INDEPENDENTLY DEVELOPED BY THE RECEIVING PARTY WITHOUT ANY USE OF THE DISCLOSING PARTY'S CONFIDENTIAL INFORMATION OR BY THE RECEIVING PARTY'S EMPLOYEES OR OTHER AGENTS (OR INDEPENDENT CONTRACTORS HIRED BY THE RECEIVING PARTY) WHO HAVE NOT BEEN EXPOSED TO THE DISCLOSING PARTY'S CONFIDENTIAL INFORMATION;

(ii) BECOMES KNOWN TO THE RECEIVING PARTY, WITHOUT RESTRICTION, FROM A SOURCE OTHER THAN THE DISCLOSING PARTY, WHICH SOURCE HAD NO DUTY OF CONFIDENTIALITY TO THE DISCLOSING PARTY;

(iii) WAS IN THE PUBLIC DOMAIN AT THE TIME IT WAS DISCLOSED OR BECOMES IN THE PUBLIC DOMAIN THROUGH NO ACT OR OMISSION OF THE RECEIVING PARTY;

(iv) WAS RIGHTFULLY KNOWN TO THE RECEIVING PARTY, WITHOUT RESTRICTION, AT THE TIME OF DISCLOSURE;

(v) WAS DISCLOSED WITH A PRIOR WRITTEN CONSENT OF THE DISCLOSING PARTY TO THE RECEIVING PARTY'S DISCLOSURE; OR

(vi) IN THE CASE OF LSI AS THE RECEIVING PARTY, WTM PROCESS TECHNOLOGY AS TO WHICH A SEPARATE WRITTEN AGREEMENT OF CONFIDENTIALITY HAS NOT BEEN ENTERED INTO BETWEEN THE PARTIES PRIOR TO THE TIME SUCH INFORMATION IS RECEIVED BY LSI.

10.2 Compelled Disclosure. IF A RECEIVING PARTY BELIEVES THAT IT WILL BE COMPELLED BY A COURT OR OTHER AUTHORITY TO DISCLOSE CONFIDENTIAL INFORMATION OF THE DISCLOSING PARTY, IT SHALL GIVE THE DISCLOSING PARTY PROMPT WRITTEN NOTICE SO THAT THE DISCLOSING PARTY MAY TAKE STEPS TO OPPOSE SUCH DISCLOSURE.

10.3 General Obligation of Confidentiality and Nondisclosure. THE RECEIVING PARTY HEREBY RECOGNIZES THAT THE DISCLOSING PARTY'S CONFIDENTIAL INFORMATION CONSTITUTES VALUABLE TRADE SECRETS OF THE DISCLOSING PARTY AND THAT INFORMATION SIMILAR TO SUCH CONFIDENTIAL INFORMATION IS AVAILABLE, IF AT ALL, TO OTHER PARTIES ONLY WITH THE EXPENDITURE OF SUBSTANTIAL TIME, EFFORT AND MONEY. THE RECEIVING PARTY SHALL NOT USE THE DISCLOSING PARTY'S CONFIDENTIAL INFORMATION EXCEPT AS EXPRESSLY PERMITTED HEREIN AND IN THE EXERCISE OF THE RIGHTS GRANTED TO THE RECEIVING PARTY HEREUNDER. THE RECEIVING PARTY COVENANTS AND AGREES TO KEEP STRICTLY SECRET AND CONFIDENTIAL THE DISCLOSING PARTY'S CONFIDENTIAL INFORMATION, HOWEVER DISCLOSED BY THE DISCLOSING PARTY TO THE RECEIVING PARTY OR LEARNED BY THE RECEIVING PARTY. EXCEPT AS PROVIDED IN SECTION 10.4, ONLY THE RECEIVING PARTY, AND NOT ANY OTHER PERSON, INCLUDING ANY SUBSIDIARY OR AFFILIATE OF THE RECEIVING PARTY, MAY USE THE DISCLOSING PARTY'S CONFIDENTIAL INFORMATION. EXCEPT AS PROVIDED IN SECTION 10.4, THE RECEIVING PARTY AGREES TO KEEP THE DISCLOSING PARTY'S CONFIDENTIAL INFORMATION CONFIDENTIAL IN PERPETUITY. ALL DISCLOSING PARTY CONFIDENTIAL INFORMATION IS AND SHALL REMAIN EXCLUSIVELY OWNED BY THE DISCLOSING PARTY, AND THE GRANT IN THIS AGREEMENT OF RIGHTS

THEREIN OR ACCESS THERETO DOES NOT TRANSFER TO THE RECEIVING PARTY ANY PRESENT OR FUTURE OWNERSHIP RIGHTS IN THE DISCLOSING PARTY'S CONFIDENTIAL INFORMATION.

10.4 Disclosure to Third Parties.

(a) THE RECEIVING PARTY SHALL BE PERMITTED TO DISCLOSE THE DISCLOSING PARTY'S CONFIDENTIAL INFORMATION TO THE RECEIVING PARTY'S CONSULTANTS OR CONTRACTORS WHO HAVE EXECUTED A NON-DISCLOSURE AGREEMENT WITH THE RECEIVING PARTY AND ONLY FOR THE PURPOSE OF PERFORMING THE RECEIVING PARTY'S OWN RIGHTS AND OBLIGATIONS AS PROVIDED HEREUNDER.

(b) WTM MAY DISCLOSE LSI'S CONFIDENTIAL INFORMATION TO ANY WTM-OWNED COMPANY, INCLUDING SILTERRA (M) SDN. BHD., WTM'S WHOLLY OWNED SUBSIDIARY, ONLY TO THE EXTENT NECESSARY OR APPROPRIATE, TO ENABLE THEM TO MARKET WTM'S WAFER MANUFACTURING SERVICES TO CUSTOMERS AND AS OTHERWISE MAY BE PROVIDED IN THIS AGREEMENT. WTM MAY DISCLOSE LSI'S CONFIDENTIAL INFORMATION TO ANY OF SUCH THIRD PARTY'S RESPECTIVE EMPLOYEES SOLELY TO THE LIMITED EXTENT THAT SUCH DISCLOSURE IS NECESSARY OR APPROPRIATE FOR THE EFFECTIVE PERFORMANCE OF THEIR RESPECTIVE DUTIES OF EVALUATION, AND ONLY IF SUCH THIRD PARTY EXECUTES A NONDISCLOSURE AGREEMENT ("NDA") IN THE FORM AND SUBSTANCE APPROVED BY LSI AND A COPY OF SUCH AGREEMENT IS MAINTAINED AND MADE AVAILABLE FOR INSPECTION BY LSI UPON REQUEST.

(c) LSI MAY DISCLOSE WTM'S CONFIDENTIAL INFORMATION TO ITS SUBSIDIARIES AND AFFILIATES TO THE EXTENT NECESSARY OR APPROPRIATE TO ENABLE THEM TO FULFILL THE OBLIGATIONS OF LSI HEREUNDER.

(d) PURSUANT TO AN NDA ACCEPTABLE TO LSI IN FORM AND SUBSTANCE, WTM MAY DISCLOSE THE COT CELL LIBRARIES TO ITS PROSPECTS AND CUSTOMERS SOLELY TO PERMIT SUCH CUSTOMERS TO DESIGN SEMICONDUCTOR SHIPS TO BE FABRICATED AT THE MALAYSIAN FAB USING THE PROCESS TECHNOLOGY.

10.5 Execution of Confidentiality and Secrecy Agreements. ANYTHING TO THE CONTRARY IN THIS ARTICLE 10 NOTWITHSTANDING, WTM SHALL NOT DISCLOSE ANY LSI CONFIDENTIAL INFORMATION TO ANY OF ITS RESPECTIVE EMPLOYEES OR OTHER PERSONNEL UNLESS AND UNTIL SUCH EMPLOYEES OR OTHER PERSONNEL HAVE, PRIOR TO SUCH DISCLOSURE, EXECUTED A WRITTEN NDA IN FORM AND SUBSTANCE SATISFACTORY TO LSI, WITH RESPECT TO THE USE, DISPOSITION AND DISCLOSURE OF LSI CONFIDENTIAL INFORMATION TO BE DISCLOSED TO EACH SUCH EMPLOYEE OR OTHER PERSONNEL OF WTM.

10.6 Measures to Compel Compliance. TO FURTHER IMPLEMENT THE COVENANTS AND OBLIGATIONS OF THE RECEIVING PARTY PURSUANT TO THIS ARTICLE 10, THE RECEIVING PARTY SHALL TAKE ALL COMMERCIALLY REASONABLE EFFORTS, INCLUDING, BUT NOT LIMITED TO COURT PROCEEDINGS AT ITS OWN EXPENSE, TO COMPEL COMPLIANCE BY ITS RESPECTIVE EMPLOYEES, OTHER PERSONS AND ANY THIRD PARTY. THE RECEIVING PARTY REPRESENTS AND WARRANTS THAT IT IS NOT SUBJECT TO ANY LAWS OR REGULATIONS THAT WOULD PROHIBIT OR IMPEDE ITS STRICT COMPLIANCE WITH THE TERMS OF THIS ARTICLE 10. THE RECEIVING PARTY SHALL PROMPTLY NOTIFY THE DISCLOSING PARTY IN WRITING OF ANY UNAUTHORIZED DISCLOSURE OF THE DISCLOSING PARTY'S CONFIDENTIAL INFORMATION.

10.7 WTM Procedures. AS SOON AS PRACTICABLE AFTER THE DATE OF THIS AGREEMENT, WTM SHALL ESTABLISH AND IMPLEMENT RULES AND PROCEDURES WITH THE COOPERATION OF LSI WHICH ARE NOT INCONSISTENT HEREWITH AND WHICH ARE SUFFICIENT TO COMPLY WITH WTM'S OBLIGATIONS SET FORTH IN THIS ARTICLE 10, AS WELL AS FOR THE PROTECTION OF THE INTELLECTUAL PROPERTY OF LSI AND LSI CUSTOMERS, WHICH PROCEDURES SHALL REQUIRE THE PRIOR WRITTEN APPROVAL OF LSI, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD BY LSI.

10.8 Right of Inspection, Audit and Recommendation. AT ANY TIME UPON LSI'S WRITTEN REQUEST AND REASONABLE NOTICE, WTM SHALL PERMIT REPRESENTATIVES OF LSI TO INSPECT WTM'S FACILITIES AND TO REVIEW AND AUDIT THE RULES AND PROCEDURES ESTABLISHED BY WTM AS REQUIRED BY SECTION 10.7 FOR PURPOSES OF DETERMINING THE SUFFICIENCY OF SUCH RULES AND PROCEDURES AND THEIR IMPLEMENTATION. FURTHERMORE, LSI SHALL HAVE THE RIGHT TO MAKE RECOMMENDATIONS TO WTM FOR COMPLYING WITH WTM'S OBLIGATIONS SET FORTH IN THIS AGREEMENT. WTM SHALL IMPLEMENT ALL SUCH REASONABLE RECOMMENDATIONS WITHIN A REASONABLE TIME AFTER WRITTEN REQUEST BY LSI.

10.9 LSI Right to Suspend Delivery of Technical Information of LSI. IF WTM MATERIALLY BREACHES ANY PROVISION OF THIS ARTICLE 10 THEN LSI SHALL HAVE THE RIGHT TO SUSPEND ITS OBLIGATIONS UNDER THIS AGREEMENT WITH RESPECT TO DELIVERY OF TECHNICAL INFORMATION OR CONFIDENTIAL INFORMATION WITHOUT BEING IN BREACH OF THIS AGREEMENT. THE FOREGOING SHALL BE IN ADDITION TO ANY OTHER RIGHT OR REMEDY LSI MAY HAVE HEREUNDER OR IN LAW OR IN EQUITY.

10.10 Confidentiality of Agreement. EACH PARTY AGREES THAT THE TERMS AND CONDITIONS, BUT NOT THE EXISTENCE, OF THIS AGREEMENT AND THE RELATED AGREEMENTS SHALL BE TREATED AS THE OTHER'S CONFIDENTIAL INFORMATION AND THAT NO REFERENCE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT OR TO ACTIVITIES PERTAINING THERETO CAN BE MADE IN ANY FORM OF PUBLIC OR COMMERCIAL ADVERTISING WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY; PROVIDED, HOWEVER, THAT EACH PARTY MAY DISCLOSE THE TERMS AND CONDITIONS OF THIS AGREEMENT: (i) AS REQUIRED BY ANY COURT OR OTHER GOVERNMENTAL BODY; (ii) AS OTHERWISE REQUIRED BY LAW; (iii) TO LEGAL COUNSEL OF THE PARTIES; (iv) IN CONNECTION WITH THE REQUIREMENTS OF AN INITIAL PUBLIC OFFERING, SECURITIES FILING OR OTHER SECURITIES LAWS; (v) IN CONFIDENCE, TO ACCOUNTANTS, BANKS, AND FINANCING SOURCES AND THEIR ADVISORS;
(vi) IN CONFIDENCE, IN CONNECTION WITH THE ENFORCEMENT OF THIS AGREEMENT OR RIGHTS UNDER THIS AGREEMENT; OR (vii) IN CONFIDENCE, IN CONNECTION WITH A MERGER OR ACQUISITION OR PROPOSED MERGER OR ACQUISITION, OR THE LIKE.

10.11 Remedies. UNAUTHORIZED USE BY A PARTY OF THE OTHER PARTY'S CONFIDENTIAL INFORMATION WILL DIMINISH THE VALUE OF SUCH INFORMATION. THEREFORE, IF A PARTY BREACHES ANY OF ITS OBLIGATIONS WITH RESPECT TO CONFIDENTIALITY OR USE OF CONFIDENTIAL INFORMATION HEREUNDER, THE OTHER PARTY SHALL BE ENTITLED TO SEEK EQUITABLE RELIEF TO PROTECT ITS INTEREST THEREIN, INCLUDING INJUNCTIVE RELIEF, AS WELL AS MONEY DAMAGES. IN THE EVENT A PARTY IS TO ENTER INTO ANY JOINT DEVELOPMENT WORK WITH ANY THIRD PARTY, SUCH PARTY WARRANTS THAT THE OTHER PARTY'S CONFIDENTIAL INFORMATION PROVIDED TO SUCH PARTY HEREUNDER SHALL NEITHER BE USED FOR SUCH JOINT DEVELOPMENT WORK NOR BE DISCLOSED TO ANY THIRD PARTY UNLESS EXPRESSLY OTHERWISE PROVIDED HEREUNDER.

10.12 Residuals. EACH PARTY SHALL BE FREE, AND EACH PARTY HEREBY GRANTS TO THE OTHER PARTY THE RIGHT, TO USE FOR ANY PURPOSE THE RESIDUALS RESULTING FROM ACCESS TO OR WORK WITH THE CONFIDENTIAL INFORMATION. "RESIDUALS" MEANS INFORMATION RETAINED IN THE UNAIDED MEMORY OF AN INDIVIDUAL WHO HAS HAD ACCESS TO CONFIDENTIAL INFORMATION WITHOUT CONSCIOUS ATTEMPT BY SUCH INDIVIDUAL TO MEMORIZE SUCH INFORMATION. NO PARTY SHALL HAVE ANY OBLIGATION TO LIMIT OR RESTRICT THE ASSIGNMENT OF ANY INDIVIDUAL WHO HAS HAD ACCESS TO THE OTHER PARTY'S CONFIDENTIAL INFORMATION OR TO PAY ROYALTIES FOR ANY WORK SOLELY RESULTING FROM THE USE OF RESIDUALS.

11. EVENTS OF DEFAULT AND REMEDIES.

11.1 Definition of Event of Default. AN EVENT OF DEFAULT ("EVENT OF DEFAULT") UNDER THIS AGREEMENT SHALL BE DEEMED TO EXIST UPON THE OCCURRENCE OF ANY ONE OR MORE OF THE FOLLOWING EVENTS:

(a) [REDACTED]

(b) [REDACTED]

(c) IF A PARTY SHALL FILE A VOLUNTARY PETITION IN BANKRUPTCY UNDER ANY PROVISION OF ANY FEDERAL OR STATE BANKRUPTCY LAW OR A PETITION FOR VOLUNTARY WINDING-UP UNDER THE UNITED STATES FEDERAL BANKRUPTCY CODE OR THE MALAYSIAN COMPANIES ACT 1965 OR SHALL CONSENT TO THE FILING OF ANY BANKRUPTCY OR REORGANIZATION PETITION AGAINST IT UNDER SUCH APPLICABLE OR SIMILAR LAW; OR, WITHOUT LIMITATION OF THE GENERALITY OF THE FOREGOING, IF A PARTY SHALL FILE A PETITION OR ANSWER OR CONSENT SEEKING RELIEF IN A PROCEEDING UNDER ANY OF THE PROVISIONS OF THE UNITED STATES FEDERAL BANKRUPTCY CODE OR UNDER THE MALAYSIAN COMPANIES ACT 1965 PURSUANT TO THE COMPANIES (WINDING UP) RULES OR PURSUANT TO ANY OTHER SIMILAR STATUTE, RULE OR LAW APPLICABLE TO SUCH PARTY, OR AN ANSWER ADMITTING THE MATERIAL ALLEGATIONS OF A PETITION FILED AGAINST IT IN SUCH A PROCEEDING; OR IF A PARTY SHALL MAKE AN ASSIGNMENT FOR THE BENEFIT OF ITS CREDITORS; OR IF A PARTY SHALL ADMIT IN WRITING ITS INABILITY TO PAY ITS DEBTS GENERALLY AS THEY BECOME DUE; OR IF A PARTY SHALL CONSENT TO THE APPOINTMENT OF A RECEIVER OR RECEIVERS, OR TRUSTEE OR TRUSTEES, OR LIQUIDATOR OR LIQUIDATORS OF IT OR OF ALL OR ANY PART OF ITS PROPERTY.

11.2 Remedies for Event of Default. UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT HEREUNDER, THE NON-DEFAULTING PARTY SHALL HAVE THE RIGHT TO:

(a) TERMINATE THIS AGREEMENT PURSUANT TO SECTION 13.2; AND/OR

(b) SUBJECT TO THE LIMITATIONS IMPOSED BY SECTION 14, PURSUE ANY OTHER REMEDY GIVEN UNDER THIS AGREEMENT OR AT LAW OR IN EQUITY OR OTHERWISE.

12. LIMITATIONS ON LIABILITY. [REDACTED]

13. TERM AND TERMINATION.

13.1 Term.

(a) THIS AGREEMENT SHALL BEGIN ON THE EFFECTIVE DATE, SUBJECT TO THE RECEIPT OF ALL NECESSARY APPROVALS OF GOVERNMENT AUTHORITIES WHICH ARE CONDITIONS PRECEDENT AND THE OCCURRENCE OF ALL OTHER CONDITIONS PRECEDENT, AND CONTINUE IN EFFECT FOR A PERIOD OF TIME OF FIVE (5) YEARS FROM THE EFFECTIVE DATE UNLESS TERMINATED EARLIER PURSUANT TO THIS ARTICLE 13 (THE "TERM").

(b) IN THE EVENT THAT ALL OF THE CONDITIONS PRECEDENT HAVE NOT OCCURRED WITHIN 90 DAYS OF THE DATE FIRST SET FORTH ABOVE (OR SUCH LATER DATE AS MAY BE MUTUALLY AGREED TO IN WRITING BY THE PARTIES) THIS AGREEMENT SHALL BE NULL AND VOID AND, SAVE AND EXCEPT FOR ARTICLE 10 ("CONFIDENTIALITY") AND SECTION 17.1 ("EXPENSES") HEREIN AND ANY ANTECEDENT BREACH HERETO, NEITHER OF THE PARTIES SHALL HAVE ANY CLAIM AGAINST THE OTHER IN RESPECT OF THIS AGREEMENT. THE PARTIES AGREE THAT THE PROVISIONS LISTED IN ARTICLE 10 ("CONFIDENTIALITY") AND SECTION 17.1 ("EXPENSES") ARE EFFECTIVE UPON THE DATE OF THIS AGREEMENT AND SHALL CONTINUE IN FULL FORCE AND EFFECT AND SURVIVE THE TERMINATION OF THIS AGREEMENT.

(c) Each Party, at its own expense, shall upon the execution of this Agreement, use reasonable efforts to cause the Conditions Precedent for which it is responsible to be fulfilled. Each Party shall promptly notify the other Party in writing after the Conditions Precedent for which it is responsible have been fulfilled and such notices shall include a copy of the relevant Government Approvals or other available evidence thereof.

13.2 Early Termination. NOTWITHSTANDING SECTION 13.1, THIS AGREEMENT MAY BE TERMINATED PRIOR TO THE EXPIRATION OF THE TERM AS FOLLOWS:

(a) BY WRITTEN AGREEMENT OF THE PARTIES; OR

(b) UPON WRITTEN NOTICE GIVEN BY THE NON-DEFAULTING PARTY UPON THE OCCURRENCE OF AN EVENT OF DEFAULT.

13.3 Effect of Termination. UPON THE TERMINATION OR EXPIRATION OF THIS AGREEMENT FOR WHATEVER CAUSE, WHETHER DUE TO THE EXPIRATION OF THE TERM IN ACCORDANCE WITH
SECTION 13.1 OR TO THE EARLY TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 13.2:

(a) THE PARTIES SHALL HAVE NO FURTHER DUTIES, OBLIGATIONS OR LIABILITIES TOWARDS EACH OTHER UNDER THIS AGREEMENT, EXCEPT AS OTHERWISE SET FORTH IN THIS ARTICLE 13;

(b) THE PARTIES SHALL HAVE ANY DUTIES, OBLIGATIONS OR LIABILITIES THAT HAVE ACCRUED PRIOR TO THE EFFECTIVE DATE OF SUCH TERMINATION OR EXPIRATION, INCLUDING WITH RESPECT TO DAMAGES OR HARM SUFFERED BY THE NON-DEFAULTING PARTY PRIOR OR AFTER SUCH TERMINATION OR EXPIRATION;

(c) [REDACTED]

(d) THE LICENSE TO LSI PROVIDED BY SECTION 2.4 SHALL PERPETUALLY AND IRREVOCABLY CONTINUE;

(e) UNLESS THE LICENSE TO WTM PROVIDED BY SECTION 2.1 SURVIVES SUCH EXPIRATION OR TERMINATION, WTM SHALL RETURN TO LSI ALL COPIES OF LSI'S CONFIDENTIAL INFORMATION IN WTM'S POSSESSION OR CONTROL; AND

(f) THE DUTIES, OBLIGATIONS OR LIABILITIES UNDER THE FOLLOWING PROVISIONS SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT: SECTION 1 ("DEFINITIONS"), SECTION 2.3 ("OWNERSHIP OF INTELLECTUAL PROPERTY"), SECTION 10 ("CONFIDENTIALITY"), SECTION 12 ("LIMITATIONS ON LIABILITY"), THIS SECTION 13.3 ("EFFECT OF TERMINATION"), SECTION 15 ("INDEMNIFICATION") SECTION 16 ("DISPUTE RESOLUTION"), AND SECTION 17 ("MISCELLANEOUS").

14. FORCE MAJEURE. In the event that either Party is prevented from performing or unable to perform any of its obligations under this Agreement, except an obligation to pay money, due to any act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, riot, insurrection, or any other similar cause beyond the reasonable control of the Party invoking this section (a "Force Majeure") and if such Party shall have used its best efforts to mitigate the effects of such Force Majeure, such Party shall give prompt written notice to the other Party, its nonperformance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Notwithstanding the foregoing, if such Party is not able to perform within ninety (90) days after the event giving rise to the excuse of Force Majeure, such non-performance shall no longer be excused and the other Party shall be entitled to terminate this Agreement without further liability, except as provided in Section 13.3(f) and except for the liability to pay money or deliver equity, for which the rights thereto were earned prior to the termination of this Agreement.

15. INDEMNIFICATION.

15.1 Indemnity [REDACTED]

15.2 Conditions. [REDACTED]

16. DISPUTE RESOLUTION.

16.1 General Procedure.

(a) The Parties shall use all reasonable efforts to settle disputes arising under this Agreement by mutual agreement.

(b) IN THE EVENT ANY DISPUTE IS NOT SO SETTLED, A PARTY WHICH BELIEVES A DISPUTE EXISTS SHALL PROVIDE A WRITTEN NOTICE OF THE DISPUTE (THE "DISPUTE NOTICE") TO THE SENIOR MANAGEMENT REPRESENTATIVES OF THE OTHER PARTY SEEKING RESOLUTION OF THE DISPUTE BY MUTUALLY AGREED UPON MEETING(s) OR TELECONFERENCE(s) OF SUCH REPRESENTATIVES. THE INITIAL SENIOR MANAGEMENT REPRESENTATIVES DESIGNATED BY THE PARTIES (AND WHO MAY BE REPLACED BY THE RESPECTIVE APPOINTING PARTY) TO RESOLVE DISPUTES PURSUANT TO THIS SECTION 16.1 ARE:

WTM Representative: [REDACTED]

LSI Representative: [REDACTED]

(c) IF THE DISPUTE IS NOT RESOLVED WITHIN THIRTY (30) DAYS FOLLOWING RECEIPT BY THE RECEIVING PARTY OF THE DISPUTE NOTICE (THE "INTERNAL DISPUTE RESOLUTION PERIOD"), EITHER PARTY MAY COMMENCE SUIT IN A STATE OR FEDERAL COURT LOCATED IN SAN FRANCISCO IN THE STATE OF CALIFORNIA UNLESS THE PARTIES MUTUALLY AGREE TO ARBITRATION IN ACCORDANCE WITH SECTION 16.2.

16.2 Arbitration. IF ANY DISPUTE BETWEEN THE PARTIES IS NOT RESOLVED PURSUANT TO
SECTION 16.1, PRIOR TO THE EXPIRATION OF THE INTERNAL DISPUTE RESOLUTION PERIOD AND THE PARTIES AGREE IN WRITING TO ARBITRATE SUCH DISPUTE, THE PARTIES SHALL SUBMIT SUCH DISPUTE TO BINDING ARBITRATION CONDUCTED PURSUANT TO THE FOLLOWING
PROCEDURE:

(a) THE PARTY SEEKING ARBITRATION HEREUNDER SHALL REQUEST SUCH ARBITRATION IN WRITING, WHICH WRITING SHALL INCLUDE A CLEAR STATEMENT OF THE MATTER(s) IN DISPUTE, SHALL NAME ONE ARBITRATOR APPOINTED BY SUCH PARTY, AND SHALL BE DELIVERED TO THE OTHER PARTY. WITHIN TWENTY (20) BUSINESS DAYS AFTER RECEIPT OF SUCH REQUEST, THE OTHER PARTY SHALL APPOINT ONE ARBITRATOR, OR IN DEFAULT THEREOF, SUCH ARBITRATOR SHALL BE NAMED AS SOON AS PRACTICABLE IN ACCORDANCE WITH THE UNITED NATIONS COMMISSION ON INTERNATIONAL TRADE LAW (UNCITRAL) ARBITRATION RULES (THE "ARBITRATION RULES"). THE TWO ARBITRATORS APPOINTED BY THE PARTIES SHALL APPOINT A THIRD ARBITRATOR WITHIN TEN (10) BUSINESS DAYS AFTER THE APPOINTMENT OF THE SECOND ARBITRATOR, OR FAILING SUCH AGREEMENT ON A THIRD ARBITRATOR BY THE TWO ARBITRATORS SO APPOINTED, A THIRD ARBITRATOR SHALL BE APPOINTED IN ACCORDANCE WITH THE ARBITRATION RULES.

(b) THE ARBITRATION HEARING SHALL BE HELD IN SAN FRANCISCO, CALIFORNIA, UNITED STATES, ON AT LEAST TWENTY (20) BUSINESS DAYS' PRIOR WRITTEN NOTICE TO THE PARTIES, AND SHALL BE CONDUCTED IN THE ENGLISH LANGUAGE. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE PROCEEDINGS SHALL BE CONDUCTED IN ACCORDANCE WITH THE ARBITRATION RULES; PROVIDED, THAT THE GOVERNING LAW SHALL BE AS SPECIFIED IN
SECTION 17.4. ANY DECISION OF THE ARBITRATORS, INCLUDING A DECISION REGARDING AN ALLOCATION OF COSTS CONSISTENT WITH THIS SECTION 16.2, SHALL BE JOINED IN BY AT LEAST TWO OF THE ARBITRATORS AND SHALL BE SET FORTH IN A WRITTEN AWARD WHICH SHALL STATE THE BASIS OF THE AWARD AND SHALL INCLUDE BOTH FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE ARBITRATORS SHALL NOT HAVE THE POWER TO AWARD PUNITIVE DAMAGES OR COSTS OR DAMAGES FOR ATTORNEYS' OR CONSULTANTS' FEES. AN AWARD RENDERED PURSUANT TO THE FOREGOING, SHALL BE FINAL AND BINDING ON THE PARTIES, AND JUDGMENT THEREON MAY BE ENTERED OR ENFORCEMENT THEREOF SOUGHT BY ANY PARTY IN ANY COURT OF COMPETENT JURISDICTION.

(c) UNLESS OTHERWISE SET FORTH IN THE AWARD OF THE ARBITRATORS, EACH PARTY SHALL BEAR THE COSTS OF ITS APPOINTED ARBITRATOR AND ITS OWN ATTORNEYS' AND CONSULTANTS' FEES, AND THE COSTS OF THE THIRD ARBITRATOR SHALL BE SHARED EQUALLY BY THE PARTIES. ADDITIONAL INCIDENTAL COSTS OF ARBITRATION SHALL BE PAID FOR BY THE NON-PREVAILING PARTY IN THE ARBITRATION; PROVIDED, THAT WHERE THE FINAL DECISION OF THE ARBITRATORS IS NOT CLEARLY IN FAVOR OF EITHER PARTY, SUCH INCIDENTAL COSTS SHALL BE SHARED EQUALLY BY THE PARTIES.

(d) PENDENCY OF DISPUTE. THE EXISTENCE OF ANY DISPUTE OR CONTROVERSY UNDER THIS AGREEMENT OR THE PENDENCY OF THE DISPUTE SETTLEMENT OR RESOLUTION PROCEDURES SET FORTH ABOVE SHALL NOT IN AND OF THEMSELVES RELIEVE OR EXCUSE ANY PARTY HERETO FROM ITS ONGOING DUTIES AND OBLIGATIONS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT BETWEEN THE PARTIES.

17. MISCELLANEOUS.

17.1 Expenses. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE RELATED AGREEMENTS, EACH PARTY TO THIS AGREEMENT SHALL BEAR ALL EXPENSES INCURRED BY IT IN CONNECTION WITH THE PREPARATION AND NEGOTIATION OF THIS AGREEMENT AND THE RELATED AGREEMENTS AND IN THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

17.2 Assignment.

(a) WTM shall not assign or transfer this Agreement or any rights or obligations under this Agreement, including to any Governmental Entity, voluntarily, involuntarily, by operation of law, in connection with a change of control or otherwise, without the prior written consent of LSI, which shall not be unreasonably withheld or delayed. LSI shall not withhold its consent unless it has a reasonable basis for believing the acquiring party is a competitor of LSI or may allow access to LSI's Confidential Information to any party otherwise than as permitted hereunder. During the Term as used in the foregoing sentence, "change of control" means a change in ownership or control of [REDACTED] or more of the common stock of WTM by one or more parties acting in concert in one or more transactions. Thereafter, "change of control" shall mean a change in ownership or control [REDACTED] or more of the common stock of WTM by one or more parties acting in concert in one or more transactions. WTM may, upon written notice to LSI, assign this Agreement to any WTM-Owned Company, provided such entity agrees in writing to be bound by all the terms and conditions hereof and WTM remains liable for the performance of such WTM-Owned Company's obligations hereunder. Any assignment or transfer of this Agreement made in contravention of the terms hereof shall be null and void.

(b) LSI shall not assign or transfer this Agreement or any rights or obligations under this Agreement, including to any Governmental Entity, voluntarily, involuntarily, by operation of law, without the prior written consent of WTM, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, LSI may assign or transfer this Agreement and rights or obligations under this Agreement pursuant to a merger, consolidation or reorganization of LSI, pursuant to an acquisition of LSI (whether by sale of all or substantially all of LSI's assets or by sale of LSI stock) or to a subsidiary or affiliate of LSI, so long as (x) such assignee of LSI intends to continue, in substantially the same manner, the line of business conducted by LSI prior to the assignment,
(y) LSI either assigns, licenses or sublicenses sufficient rights to the relevant Intellectual Property Rights licensed hereunder to such assignee, and
(z) such assignee of LSI is or will be capable of providing equivalent Services as LSI.

(c) Subject to the foregoing (a) and (b), this Agreement shall be binding on and inure to the benefit of the Parties' respective successors and permitted assigns.

17.3 Notices and Deliveries. ANY WRITTEN NOTICE OR COMMUNICATION TO A PARTY REQUIRED OR PERMITTED UNDER THIS AGREEMENT, AND THE DELIVERY OF ANY OTHER MATERIAL PURSUANT TO THIS AGREEMENT, SHALL BE DEEMED TO HAVE BEEN DULY GIVEN AND RECEIVED (i) ON THE DATE OF SERVICE OR DELIVERY, IF SERVED OR DELIVERED PERSONALLY OR SENT BY FACSIMILE TRANSMISSION (AND CONFIRMED AS TRANSMITTED BY A TRANSMISSION SLIP) TO THE PARTY TO WHOM NOTICE OR THE DELIVERY IS TO BE GIVEN, OR (ii) ON THE TENTH (10TH) DAY AFTER MAILING, IF MAILED BY FIRST CLASS REGISTERED OR CERTIFIED MAIL IF MAILED NATIONALLY OR BY REGISTERED AIRMAIL IF MAILED INTERNATIONALLY, POSTAGE PREPAID, AND ADDRESSED TO THE PARTY TO WHOM NOTICE IS TO BE GIVEN AT THE ADDRESS SET FORTH BELOW OR AT THE MOST RECENT ADDRESS SPECIFIED BY WRITTEN NOTICE GIVEN IN ACCORDANCE HEREWITH, OR (iii) ON THE NEXT DAY IF SENT BY A NATIONALLY RECOGNIZED COURIER FOR NEXT DAY SERVICE AND SO ADDRESSED AND IF THERE IS EVIDENCE OF ACCEPTANCE BY RECEIPT, OR (iv) ON THE THIRD (3RD) DAY AFTER MAILING, IF SENT BY AN INTERNATIONALLY RECOGNIZED COURIER FOR EXPEDITED SERVICE AND SO ADDRESSED AND IF THERE IS EVIDENCE OF ACCEPTANCE BY RECEIPT.

IF TO WTM:

                                    Wafer Technology (Malaysia) Sendirian Berhad
                                    Level 28
                                    Bangunan Bank Industri
                                    Bandar Wawasan
                                    No. 1016, Jalan Sultan Ismail
                                    50250 Kuala Lumpur
                                    Facsimile:  60 4 403 1675
                                    Attention: President

IF TO LSI:

                                    LSI Logic Corporation
                                    1551 McCarthy Blvd.
                                    Milpitas, California  95035
                                    USA
                                    Facsimile:  408 433 6896
                                    Attn: General Counsel
                                    Copy to:  VP Business Development

17.4 Choice Of Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, U.S.A. AND APPLICABLE U.S. FEDERAL INTELLECTUAL PROPERTY LAWS. THE PARTIES HEREBY EXCLUDE THE APPLICATION TO THIS AGREEMENT OF THE UNITED NATIONS CONVENTION ON THE INTERNATIONAL SALE OF GOODS.

17.5 Invalidity. IN CASE ANY ONE OR MORE OF THE PROVISIONS CONTAINED IN THIS AGREEMENT SHALL BE HELD INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, THE VALIDITY, LEGALITY OR ENFORCEABILITY OF THE REMAINING PROVISIONS CONTAINED HEREIN SHALL NOT IN ANY WAY BE AFFECTED OR IMPAIRED THEREBY; PROVIDED THAT, IF ANY LIMITATION ON ANY LICENSE GRANTED TO WTM HEREIN OR ON THE USE OF ANY INFORMATION PROVIDED TO WTM HEREIN IS HELD INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, SUCH LICENSE OR THE PERMISSION TO USE AND RETURN SUCH INFORMATION, AS THE CASE MAY BE, SHALL IMMEDIATELY TERMINATE. IN SUCH EVENT THE PARTIES SHALL NEGOTIATE IN GOOD FAITH A SUBSTITUTE PROVISION THAT EFFECTS THE INTENT OF THE PARTIES TO THE MAXIMUM EXTENT POSSIBLE.

17.6 Entire Agreement. THIS AGREEMENT AND THE EXHIBITS HERETO, WHICH ARE HEREBY INCORPORATED BY REFERENCE, SETS FORTH THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, ARRANGEMENTS AND COMMUNICATIONS BETWEEN THEM, WHETHER ORAL OR WRITTEN, WITH RESPECT TO THE SUBJECT MATTER HEREOF.

17.7 Amendments. THIS AGREEMENT SHALL NOT BE MODIFIED, AMENDED OR TERMINATED EXCEPT BY WRITTEN AGREEMENT OF THE PARTIES.

17.8 No Joint Venture or Agency. NOTHING IN THIS AGREEMENT SHALL CONSTITUTE OR CREATE A JOINT VENTURE, PARTNERSHIP, OR ANY OTHER SIMILAR ARRANGEMENT BETWEEN WTM AND LSI. FOR PURPOSES OF DELIVERY OF THE SERVICES, WTM HAS ENGAGED LSI AS AN INDEPENDENT CONTRACTOR. NO PARTY IS AUTHORIZED TO ACT AS AGENT FOR THE OTHER PARTY HEREUNDER EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT.

17.9 All Amounts in Dollars. ALL AMOUNTS PAYABLE OR SUBJECT TO DETERMINATION UNDER THIS AGREEMENT, INCLUDING ALL INSTALLMENTS, SHALL BE PAID OR DETERMINED, AS THE CASE MAY BE, IN DOLLARS. IN THE EVENT ANY PAYMENT OR DETERMINATION IS INITIALLY DENOMINATED IN ANY CURRENCY OTHER THAN DOLLARS, THE APPLICABLE DOLLAR AMOUNT SHALL BE BASED ON THE EXCHANGE RATE DETERMINED FOR THE BUSINESS DAY ON THE DATE OF ACTUAL PAYMENT, AS REASONABLY DETERMINED BY THE PAYEE BASED ON BUYING RATES FOR LAWFUL EXCHANGES OF DOLLARS WITH THE CURRENCY IN QUESTION AS PUBLISHED IN THE ASIAN WALL STREET JOURNAL, OR IF IT CEASES TO PUBLISH SUCH EXCHANGE RATES, THEN ANOTHER PAPER OF GENERAL INTERNATIONAL CIRCULATION AGREED TO BY WTM AND LSI.

17.10 Counterparts. THIS AGREEMENT MAY BE EXECUTED ONE OR MORE COUNTERPARTS, EACH IN THE ENGLISH LANGUAGE AND EACH OF WHICH SHALL BE DEEMED TO BE AN ORIGINAL INSTRUMENT, AND ALL SUCH COUNTERPARTS SHALL TOGETHER CONSTITUTE THE SAME AGREEMENT.

17.11 NO WAIVER. The failure of a Party to exercise or enforce any right hereunder shall not be deemed to be a waiver of such right.

17.12 NO HIRING OR SOLICITATION. During the Term hereof and for a period of two years thereafter, neither Party will solicit to hire or hire those employees of the other Party who are involved in the performance of the obligations of the other Party hereunder or who become known to the representatives of a Party by virtue of the Parties' activities under this Agreement. Nothing hereby is intended to preclude or otherwise limit the general employment recruiting and hiring practices of a Party where such practices are unrelated to the Parties' dealings or personnel contacts pursuant to this Agreement.

17.13 OBSERVER RIGHTS OF LSI.

(a) [REDACTED]

(b) [REDACTED]

(c) [REDACTED]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                         WAFER TECHNOLOGY (MALAYSIA)

                                         SND. BHD.

                                         By:  /s/ Cyril F. Hannon
                                              --------------------------------

                                         Name: Cyril F. Hannon
                                              --------------------------------

                                         Title: President & CEO
                                              --------------------------------

                                         LSI LOGIC CORPORATION

                                         By:  /s/ Joseph M. Zelayeta
                                              --------------------------------

                                         Name: Joseph M. Zelayeta
                                              --------------------------------

                                         Title: Executive Vice President
                                              --------------------------------

                                LIST OF EXHIBITS

Exhibit 1.1(b) - COT Cell Libraries [REDACTED]

Exhibit 1.1(w) - Qualification Standards [REDACTED]

Exhibit 1.1(bb) - Subscription Agreement (See below)

Exhibit 1.1 (hh) - Wafer Purchase Agreement (See below)

Exhibit 3.1 - Documentation of Licensed Technology [REDACTED]

Exhibit 3.2 - Technical Assistance [REDACTED]

Exhibit 3.5 - Training [REDACTED]

Exhibit 3.13 - WTM Responsibilities [REDACTED]

Exhibit 5.1 - Technology Roadmap [REDACTED]

Exhibit 5.3(a) - Draft Outline of Project Plan [REDACTED]

Exhibit 5.3(b) - Installment and Milestone Schedule [REDACTED]

Exhibit 9.5 - Written Assurances Statement [REDACTED]

                      Dated this 8th day of September 1999
                                     Between
                      WAFER TECHNOLOGY (MALAYSIA) SDN. BHD.
                                       And
                              LSI LOGIC CORPORATION
                                       And
                         BANK INDUSTRI MALAYSIA BERHAD,
                            KHAZANAH NASIONAL BERHAD
                                       And
                       BI WALDEN VENTURES KEDUA SDN. BHD.
                                ("THE FOUNDERS")

                             SUBSCRIPTION AGREEMENT

                             Messrs Sulaiman & Taye
                            Advocates and Solicitors
                              Suite 904, 9th Floor
                                  Wisma Hangsam
                               I Jalan Hang Lekir
                               50000 Kuala Lumpur
                            (File Ref BI/1993/WTM/99)

                             SUBSCRIPTION AGREEMENT

AN AGREEMENT dated this day, month and year as set out in Part I of the FIRST SCHEDULE hereof and made AMONG:-

(1) The company whose name and particulars are set out in Part 11 of the First Schedule hereof (hereinafter referred to as "LSI") of the first part;

(2) The company whose name and particulars are set out in Part III of the First Schedule hereof (hereinafter referred to as "WTM") of the second part; and

(3) The companies whose names and particulars are set out in Part IV of the First Schedule hereto (hereinafter referred to as "THE FOUNDERS") of the third part.

(Each of the Founders, WTM and LSI being referred herein individually as a "Party" and collectively as the "Parties").

WHEREAS:-

(A)     [REDACTED]

(B) The Current Shareholders are the only shareholders of WTM as at the Agreement.

(C) WTM has as one of its main objects the business of wafer foundry and related semi-conductor manufacturing services using advanced manufacturing processes and its Memorandum and Articles of Association provides for the subscription for ordinary shares.

(D) LSI has agreed to subscribe for the Ordinary Shares as hereinafter defined upon the terms and conditions hereinafter contained.

WHEREBY IT IS AGREED as follows:-

PURPOSE AND DEFINITIONS

1.1 [REDACTED]

1.2 In this Agreement, where the context so permits the following terms shall mean:-

"Appropriate Authorities" means collectively, any and all governmental, statutory and other authorities and regulatory bodies in Malaysia (including inter alia, the Foreign Investment Committee and the Ministry of International Trade and Industry Malaysia) or elsewhere having jurisdiction from time to time and at any time over the business of WTM and all matters pertaining thereto.

"Business Day" means any day other than a Saturday, a Sunday or any day on which banks are authorised or required to be closed in San Jose, California or Kuala Lumpur, the Federation of Malaysia, or a day which is an official public holiday in the United States of America or in the Federation of Malaysia.

"Companies Act" means the Companies Act, 1965 of Malaysia including any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such re-enactment.

"Current Shareholders" means all the shareholders of WTM registered in the books of WTM and whose names and particulars are set out in the SECOND SCHEDULE hereto.

"Effective Date" shall have the same meaning as in the Technology Transfer Agreement.

"Fair Market Value" [REDACTED]

"Founders" shall mean Bank Industri Malaysia Berhad, Khazanah Nasional Berhad and BI Walden Ventures Kedua Sdn. Bhd. and their respective successors-in-title and permitted assigns, as the case may be and whose particulars are set out in
Part IV of the First Schedule hereto.

"Founders' Agreement" shall mean the agreement dated the 14th day of May 1999 and entered into by the Founders and in this Agreement the purpose intent and effect thereof shall be restricted specifically for the purposes of reference only without the onus upon the Founders to perform any obligation thereunder for the benefit of LSI.

"Issue Price" [REDACTED]

"LSI Shares" means the Ordinary Shares to be issued by WTM arising from the exercise of the subscription by LSI from the Total Equity Amount as hereinbefore defined.

"M & A" means the Memorandum and Articles of Association of WTM for the time being in force, a copy of which is annexed hereto as "ANNEXURE A".

"Material Adverse Change" [REDACTED]

"Ordinary Shares" means the ordinary shares of WTM.

"RM" and "Ringgit Malaysia" means the lawful currency of Malaysia.

"Shareholders" means the shareholders of WTM.

"Technology Transfer Agreement" means the Technology Transfer Agreement dated as of the date hereof between WTM and LSI.

1.3 (a) The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

(b) In this Agreement reference to any Clause is to the clause so specified in this Agreement.

(c) Words importing the singular include the plural and vice versa and words denoting the masculine gender shall include the feminine and neuter genders and vice versa.

(d) All references to a company shall include a corporation or other corporate entity and its successors-in-title and assigns.

(e) Capitalised terms that are not defined herein shall have the meanings set forth in the Technology Transfer Agreement, if defined therein.

2. CONDITIONS PRECEDENT

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

2.1 This Agreement is subject to and conditional upon the fulfillment of the Conditions Precedent as defined in the Technology Transfer Agreement and shall become effective on the Effective Date.

3. SUBSCRIPTION OF THE LSI SHARES

3.1 Issuance

(a) Upon the fulfillment of the Conditions Precedent in SUB-CLAUSE 2.1 hereinabove and subject to satisfaction by LSI of the appropriate milestones under the Technology Transfer Agreement and subject to the terms and conditions of this Agreement, WTM shall allot and issue, and the Founders shall procure such allotment and issue to LSI, Ordinary Shares of WTM in the amounts and at the times set forth herein.

(b) [REDACTED]

(c) [REDACTED]

(d) [REDACTED]

(e) [REDACTED]

(f) [REDACTED]

4. COMPLETION OF ALLOTMENT AND ISSUE OF LSI SHARES

4.1 [REDACTED]

4.2 The allotment of the LSI Shares shall be subject to the Founders procuring that the provisions of the M & A shall be complied with at all times in respect of such allotment of the LSI Shares.

4.3 (i) The Parties hereby further agree that each issuance of the LSI Shares shall take place at the registered office of WTM as soon as possible and in any event within thirty (30) days after the LSI Share Milestone Satisfaction Date, or at such other time and place as WTM and LSI mutually agree upon in writing (each such time and place, a "Closing").

(ii) At each Closing, WTM shall procure the registration of LSI as the holder of the LSI Shares and shall deliver to LSI the relevant share certificate(s) in a form acceptable to LSI in such denomination(s) as LSI may require representing the LSI Shares for the applicable LSI Share Milestone Payment, as determined pursuant to SUB-CLAUSE 3.1(b).

(iii) At each Closing, WTM and the Founders shall each deliver to LSI a certificate, signed by an authorised officer or director, that the representations and warranties set forth in SUB-CLAUSES 5.1 and 5.2, as appropriate, are true and correct as of such Closing. In addition, at each Closing, WTM shall deliver to LSI a certificate, signed by an authorised officer or director of WTM to the best of his knowledge and belief, which is to the effect set out in SUB-CLAUSE
4.4 (i) and (ii) below.

4.4 WTM and the Founders shall, save as disclosed herein, procure that immediately prior to each Closing:-

(i) the representations and warranties of WTM and the Founders contained in this Agreement are true and correct in all material respects and that WTM and the Founders have complied with all covenants, undertakings, agreements and conditions contained in this Agreement required to be performed or complied with on their parts; and

(ii) there has been no material adverse change in the financial position of WTM from that existing at the date of this Agreement nor any breach by WTM and the Founders of any of their obligations hereunder.

4.5 WTM and the Founders undertake that all LSI Shares shall be issued free of all liens and encumbrances and shall rank pari passu in all respects with the existing issued Ordinary Shares and that the Founders hereby waive their pre-emptive rights in respect of the allotment and issue of the LSI Shares.

4.6 WTM and the Founders undertake to procure the amendment of the M & A in order to provide for the allotment and issuance of the LSI Shares (if required), including an increase in the authorised share capital from the present amount to such other amount as reasonably shall be considered appropriate. Further, WTM and the Founders shall not cause or allow any amendment to the M & A or to the Founders' Agreement which might create, generate, constitute, cause or procure any conflict with this Agreement.

4.7 WTM and the Founders undertake to do all other things and sign or execute such documents as may be required of each of them in order to complete the allotment, issuance and registration of the LSI Shares.

4.8 WTM and the Founders and to the extent as each of them shall lawfully be empowered so to do, undertake to comply with or procure WTM's directors to comply with the requirements of the Registrar of Companies of Malaysia and of the Appropriate Authorities in connection with the allotment, issuance and registration of the LSI Shares.

5. REPRESENTATIONS AND WARRANTIES

5.1 Save as disclosed herein, WTM and the Founders to the best of their respective knowledge and belief, represent and warrant to LSI prior to each Closing as follows:-

(a) WTM is a company duly incorporated under the laws of its place of incorporation with full power and authority to conduct its business in each jurisdiction where it carries on business and is not in liquidation and no steps have been taken by any person for or with a view to dissolve WTM or to the appointment of a liquidator, receiver and/or manager or judicial manager of WTM or any of their assets or undertakings;

(b) [REDACTED]

(c) that upon the compliance of the provisions referred to in SUB-CLAUSE 4.2, the LSI Shares are validly authorised but unissued ordinary shares which WTM has full authority to allot and issue under this Agreement and the Founders shall procure that the Current Shareholders have waived their pre-emptive rights to the LSI Shares, and when allotted and issued under this Agreement, will be validly issued and fully paid and non-assessable Ordinary Shares;

(d) no material outstanding indebtedness or liability of WTM, no material outstanding indebtedness or liability of such shareholder which are material in the context of the allotment and issue of the LSI Shares, has become payable by reason of default by any of them or which with the lapse of time or the fulfillment of any condition or the giving of notice may result in any such indebtedness becoming so payable, (and for the purposes of this SUB-CLAUSE 5.1(d), the words "material outstanding indebtedness or liability" shall have the same meaning as "material adverse change" as hereinbefore defined);

(e) none of the execution, delivery and performance by them of this Agreement, the compliance with the terms and provisions hereof and the carrying out of the transactions contemplated hereby, conflicts or will conflict with or will result in any breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation or their memorandum and articles of association, as amended, or any order, writ, injunction, judgment or decree of any court or governmental authority against them or by which they or of any of their or WTM's properties is bound, or any loan agreement, debenture, mortgage, note, resolution, bond or contract or other agreement or instrument to which they are a Party or by which they or any of their or WTM's properties is bound or constitutes or will constitute default thereunder or will result in the imposition of any lien upon any of their or WTM's properties;

(f) there is no conflict between this Agreement, the M & A and the Founders' Agreement and that WTM and the Founders undertake to forthwith resolve amongst themselves any conflict which may arise, in favour of this Agreement in the event of such conflict; and

(g) if it shall come to their knowledge, individually or collectively, prior to each Closing, that any of the representations and warranties are untrue or of any other matter or thing which is or may be a breach of or inconsistent with any of the representations and warranties herein set out, WTM, or the Founders, as the case may be, shall give fourteen (14) Business Days' prior written notice to LSI of the same and shall notify LSI of the steps which are being taken to remedy or rectify the same.

5.2 Save as disclosed herein, WTM to the best of its knowledge and belief, represents and warrants to the Founders and LSI prior to each Closing as follows:-

(a) WTM is a private company duly registered and validly existing and in good standing under the laws of Malaysia and all information supplied or to be supplied to LSI for the purpose of or in connection with the offering of the LSI Shares including but not limited to any information supplied or to be supplied in connection with the application for the LSI Shares is or will be true and accurate in all material respects and nothing has been supplied or omitted from such information which would or might make any of the information materially misleading or which would or might be expected to materially affect the willingness of LSI to subscribe, all forecasts, expressions of opinion, intention and expectation which have been disclosed in connection with the allotment and issue of the LSI Shares are or will be fairly and honestly held and have been made or will be made after due and careful enquiries and consideration and represent or will represent reasonable expectations based on facts known to WTM as at the date of such disclosure;

(b) there is no litigation, investigation or arbitration or prosecution proceeding, actual or pending or threatened which relates to WTM and which is material in the context of the allotment and issue of the LSI Shares and there are no circumstances known to WTM which might give rise to any such litigation, investigation, arbitration or prosecution;

(c) the last financial year end of the audited accounts of WTM which has been made available to LSI present a true and fair view of the financial position and state of affairs of WTM and make full provision for or disclose all known liabilities whether actual or contingent of WTM, and of capital commitments, as at such date and fully comply with the requirements of all relevant law and accounting principles and practice then in force and since the date of the latest published audited accounts of WTM there has been no material adverse change in the financial position, condition and general affairs of WTM;

(d) all taxes (whether income tax, property tax or otherwise) of WTM or all taxes which are material in the context of the allotment and issue of the LSI Shares, for which they or any of them are liable or which ought to have been paid, have been duly paid or adequately provided for; all the returns notice or information which are made or given or ought to have been made or given by them for taxation are up to date, correct and on a proper basis, and are not subject to any dispute with any relevant Appropriate Authorities and there are no present circumstance (of which WTM is or ought reasonably to be aware) which are likely to give rise to any such dispute;

(e) the statutory books and books of account of WTM are maintained in accordance with all legal requirements applicable thereto and contain true, full and accurate records (in all material respects) of all matters required to be dealt with therein and all such books and documents (including documents of title) which are its property are in its possession or under its control and all accounts, documents and returns required to be delivered or made to the Registrar of Companies having been correctly delivered or made in all material respects;

(f) each of the assets of WTM which is of an insurable nature has at all material times been and is at the date thereof adequately insured against fire and other risks normally insured against by any company carrying on similar businesses or owning property of a similar nature. In respect of such insurances, all premiums have been duly paid to date and to the best of the knowledge and belief of WTM all the policies are in force and enforceable;

(g) WTM is not in violation of any applicable law promulgated or judgment entered by any governmental authority, which violation, individual or in the aggregate would materially adversely affect the performance of its obligations under this Agreement;

(h) WTM will give timely notice to LSI and the Founders of all decisions made between the shareholders of WTM which may affect the corporate governance or which may materially adversely affect the operation and financial performance of WTM; and

(i) WTM will give timely notice to LSI of any amendment or alteration to the Founders' Agreement and the M & A, as well as any disputes between or among the shareholders of WTM of which WTM is aware, including but not limited to disputes arising under the Founders' Agreement.

5.3 LSI represents and warrants to WTM and the Founders as at the date of this Agreement and prior to each Closing as follows:-

5.3.1 Corporate Standing, Etc.

It is a company duly registered and validly existing and in good standing under the laws of its jurisdiction of incorporation, and is qualified to do business in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a materially adverse effect on its financial condition, operations, prospects or business.

5.3.2 Authority, Etc.

It has all necessary power and authority to execute, deliver and perform this Agreement and its obligations hereunder. The execution, delivery and performance of this Agreement has been duly authorised by all necessary corporate action on its part; it has duly and validly executed and delivered this Agreement and that this Agreement constitutes a legal, valid and binding obligation of such Party which is enforceable against such Party in accordance with the terms hereof, except as the enforceability thereof may be limited by bankruptcy, insolvency, re-organization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

5.3.3 No Violation of Law; Litigation

It is not in violation of any applicable law promulgated or judgment entered by any governmental authority, which violation, individually or in the aggregate, would materially and adversely affect the performance of its obligations under this Agreement. There are no legal or arbitration proceedings or any proceedings by or before any governmental or regulatory authority or agency now pending or (to the best of its knowledge) threatened against it which, if adversely determined, could have a materially adverse effect upon its financial condition, operations, prospects or business as a whole, or its ability to perform its obligations under this Agreement.

5.3.4 No Conflict or Breach

None of the execution, delivery and performance by it of this Agreement, the compliance with the terms and provisions hereof and the carrying out of the transactions contemplated hereby, conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation or its Certificate of Incorporation, as amended, or any order, writ, injunction, judgement or decree of any court or governmental authority against it or by which it or any of its properties is bound, or any loan agreement, debenture, mortgage, note, resolution, bond, or contract or other agreement or instrument to which it is a Party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any lien upon any of its properties.

5.3.5 Purchase Entirely for Own Account

This Agreement is made with LSI in reliance upon LSI's representation to WTM and the Founders, which by LSI's execution of this Agreement, LSI hereby confirms, that the LSI Shares to be acquired by LSI will be acquired for investment for LSI's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that LSI has no present intention of selling, granting any participation in, or otherwise distributing the same all except as permitted by SUB-CLAUSE 6.7(c)(ca)(iii). By executing this Agreement, LSI further represents that LSI does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the LSI Shares.

5.3.6 Disclosure of Information

LSI has had an opportunity to discuss WTM's business, management, financial affairs and the terms and conditions of the allotment and issue of the LSI Shares with WTM's management and has had an opportunity to review WTM's facilities. LSI understands that such discussions, as well as any other written information delivered by WTM to LSI, were intended to describe the aspects of WTM's business which it believes to be material; provided, however, such discussions and information shall in no way mitigate or dilute any of WTM's or the Founders' representations and warranties, liability, obligations and performance of their duties and undertakings under this Agreement.

5.3.7 No Public Market

LSI understands that currently neither the Ordinary Shares nor any of WTM's other securities are listed on any stock exchange.

5.3.8 Conduct of WTM's Business

WTM has advised LSI that WTM will conduct its business operations in accordance with the laws, rules, regulations directives and orders issued by the Appropriate Authorities.

5.4 Each of the Founders represent and warrant to LSI and WTM that as at the date hereof as follows:-

5.4.1 Corporate Standing, Etc.

It is a company duly registered and validly existing and in good standing under the laws of its jurisdiction of incorporation, and is qualified to do business in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a materially adverse effect on its financial condition, operations, prospects or business.

5.4.2 Authority, Etc.

It has all necessary power and authority to execute, deliver and perform this Agreement and its obligations hereunder. The execution, delivery and performance of this Agreement has been duly authorised by all necessary corporate action on its part; it has duly and validly executed and delivered this Agreement and that this Agreement constitutes a legal, valid and binding obligation of such Party which is enforceable against such Party in accordance with the terms hereof, except as the enforceability thereof may be limited by bankruptcy, insolvency, re-organization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

5.4.3 No Violation of Law, Litigation

It is not in violation of any applicable law promulgated or judgement entered by any governmental authority, which violation, individually or in the aggregate, would materially and adversely affect the performance of its obligations under this Agreement. There are no legal or arbitration proceedings or any proceedings by or before any governmental or regulatory authority or agency now pending or (to the best of its knowledge) threatened against it which, if adversely determined, could have a materially adverse effect upon its financial condition, operations, prospects or business as a whole, or its ability to perform its obligations under this Agreement.

5.4.4 No Conflict or Breach

None of the execution, delivery and performance by it of this Agreement, the compliance with the terms and provisions hereof and the carrying out of the transactions contemplated hereby, conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation or its M & A, as amended, or any order, writ, injunction, judgement or decree of any court or governmental authority against it or by which it or any of its properties is bound, or any loan agreement, debenture, mortgage, note, resolution, bond, or contract or other agreement or instrument to which it is a Party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any lien upon any of its properties.

6. COVENANTS

6.1 Representations

The representations and warranties of a Party to each of the other Parties contained in CLAUSE 5 shall be true and correct at the material times.

6.2 Fifteen per centum (15%) Limit

[REDACTED]

6.3 Authorised Capital

In amplification of SUB-CLAUSE 4.2 hereinabove, WTM and each of the Founders agree to take all actions necessary to amend the M & A so that the authorised capital is sufficient at all times necessary in order for WTM to be legally able to allot and issue the LSI Shares to LSI under the terms of this Agreement.

6.4 Dividends

[REDACTED]

6.5 Delivery of Financial Statements

(a) [REDACTED]

(b) [REDACTED]

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

6.6 Board of Directors
[REDACTED]

6.7 Dealings With Shares

(a) Disposal Or Charging Of The Shares

LSI and the Founders, who shall similarly require of the other shareholders of WTM, shall not, except with the prior written consent of the other shareholders of WTM, create or permit to subsist any pledge, lien or charge over, or grant any option or other rights over or dispose of any interest in, any of the Ordinary Shares held by it (otherwise than by a transfer in accordance with the provisions of the M & A).

(b) Issuance of Shares

The issuance of new Ordinary Shares shall be regulated in accordance with the provisions in the M & A as may be amended for the purposes of this Agreement.

(c) Pre-Emption and Transfer Of Ordinary Shares

LSI agrees to hold and own its Ordinary Shares subject always to the restrictions of Malaysian Law and the M & A as may be amended for the purposes of this Agreement. Subject to the foregoing, LSI also agrees as follows:-

(i) That the sale, transfer or disposal of the legal or beneficial ownership of any of the Ordinary Shares shall be in accordance with the provisions of the M & A as may be amended for the purposes of this Agreement and this Clause.

(ii) In the event of any issuance of Ordinary Shares, or any other equity interests in WTM, being made by way of rights or otherwise, such Ordinary Shares or other interests shall be first offered to all shareholders in proportion to their respective shareholdings and, in the case of any shareholder failing to take up all or any of its portion of the new Ordinary Shares or other interests, such Ordinary Shares or other interests as are not taken up shall be offered to the other shareholders in proportion to their respective shareholdings at the relevant time.

(iii) A shareholder being a body corporate shall be entitled, subject to the receipt of the relevant approval(s) of the Appropriate Authorities, to transfer its shares in WTM to its subsidiary or related corporation within the meaning of the Companies Act, PROVIDED THAT such transfer shall be null and void unless such transferee agrees in writing to be bound by the terms of this Agreement.

(iv) Subject to the provisions of SUB-CLAUSE 6.7 (c)(ca)(iii) herein, none of the shareholders shall sell, transfer, pledge or otherwise part with the legal or beneficial ownership of any shares in WTM without first making an offer in writing to sell the same to the other shareholders. Every such offer shall remain open for acceptance for a period of thirty (30) days from the date of the offer and shall state the number of shares offered for sale, the price therefor fixed by the offeror and any other terms and conditions material to the offer.

(v) If a shareholder shall be desirous of purchasing the shares offered but shall not agree to the price fixed by the offeror and PROVIDED THAT it shall have notified the offeror of such desire prior to the expiry of the period of thirty (30) days fixed for acceptance of the offer, then the sale price for such shares shall be its Fair Market Value. If the offeror finds the Fair Market Value unacceptable, it shall be entitled to revoke its offer by notice in writing served on the shareholder within fourteen (14) days of the certification. PROVIDED THAT the offeror shall not have served notice of revocation as aforesaid, the shareholder to whom the offer was made shall be entitled to accept the offer at the certified price on or before the expiry of a period of fourteen (14) days from the date of the aforesaid certification.

(vi) Until all the shares offered shall have been rejected whether expressly or by the expiry of time by the shareholder, shares remaining unsold (hereinafter referred to as "the Unsold Shares") subsequent to an offer shall be offered to the shareholders who have accepted in full the preceding offer made to them, and the shareholders shall be entitled to purchase the Unsold Shares in the proportions which the shares held by them prior to the initial offer bore to each other. The Unsold Shares shall be offered upon terms of acceptance on or before the expiry of a period of thirty (30) days from the date of the subsequent offer and payment for such shares at the same price or certified value as that accepted for the preceding offer.

(vii) The sale and purchase of shares offered and accepted shall be completed at the registered office of WTM upon the expiry of forty-five (45) days from the date of the offer which has been accepted, whereupon the offeror shall deliver to the shareholder, who has accepted such other offer, duly executed transfers of the shares accepted together with the relevant share certificate(s) and such shareholder shall pay the consideration therefor in full.

(viii)A shareholder shall be at liberty at any time within a period of sixty
(60) days from the last offer made to the shareholders to sell or otherwise dispose of any shares remaining unaccepted by the shareholders to any individual, firm or company capable of acquiring such shares under Malaysian Law at a price which equals or exceeds the price offered to the shareholders or the certified value of the shares if the same have been valued, PROVIDED THAT prior to the completion of the sale and purchase such individual, firm or company shall deliver to WTM a written undertaking that it agrees to be bound by all the terms and conditions herein as if it were a Party including the provisions of this Clause and subject always to the written consent to the other shareholders being obtained, which consent shall not be unreasonably withheld.

(ix) A shareholder may make a new offer to sell in accordance with this Clause any shares remaining unsold pursuant to this Clause.

6.8 Founders' Agreement

LSI shall not be required to sign or become a party to the Founders' Agreement and shall not be subject to the terms of the Founders' Agreement. LSI acknowledges that LSI will, however, like all shareholders of WTM, be subject to the terms of the M & A, including any amendments required by the Founders' Agreement, provided that such terms are adopted pursuant to Malaysian Law and do not conflict with the terms of this Agreement.

6.9 The Founders and WTM shall procure that WTM will give timely notice to LSI of:-

(i) all decisions made between or among the Founders which may affect the corporate governance of WTM or which may materially affect the operation and financial performance of WTM;

(ii) any amendment or alteration to the Founders' Agreement or the M & A, as well as any disputes between or among the Founders and WTM, including but not limited to disputes arising under the Founders' Agreement; and

(iii) any material adverse change in the financial condition of WTM.

7. PARTICIPATION IN INITIAL PUBLIC OFFERING/PUBLIC LISTING OF WTM

7.1 Subject to the prior approvals of the relevant authorities and taking into consideration the best possible opportunities to raise capital for WTM, WTM and the other Parties hereto agree, covenant and undertake to take all such steps and do all such things necessary to procure the conversion of WTM to a public company and the listing and quotation of the issued and paid-up capital of WTM on any stock exchange in Malaysia or any country mutually agreed upon in writing by the Parties.

7.2 [REDACTED]

7.3 Pursuant to SUB-CLAUSE 7.2 hereinabove, it shall be incumbent upon any shareholder intending to dispose of its Ordinary Shares in WTM to provide to WTM, all such relevant information regarding itself, the Ordinary Shares held by it, and the intended method of disposal of such Ordinary Shares as shall be required to effect the registration thereof.

7.4 [REDACTED]

7.5 [REDACTED]

8. TERM AND TERMINATION, DEFAULTS AND REMEDIES

8.1 Term

This Agreement shall begin on the Effective Date and, unless modified earlier pursuant to SUB-CLAUSE 8.4 or terminated, shall continue in full force and effect until such time as the LSI Shares shall have been fully allotted and issued to LSI as required by this Agreement (hereinafter referred to as the "TERM").

8.2 Early Termination

Notwithstanding SUB-CLAUSE 8.1, this Agreement may be terminated prior to the expiration of the Term as follows:-

8.2.1 by written agreement of the Parties; or

8.2.2 upon written notice given by the Non-Defaulting Party upon the occurrence of an Event of Default.

8.3 Effect of Termination Or Expiration

Upon the termination or expiration of this Agreement for whatever cause, whether due to the expiration of the Term in accordance with SUB-CLAUSE 8.1 or to the early termination of this Agreement pursuant to SUB-CLAUSE 8.2:-

8.3.1 the parties shall have no further duties, obligations or liabilities towards each other under this Agreement, except as otherwise set forth in this CLAUSE 8;

8.3.2 any duties, obligations or liabilities that have accrued prior to the effective date of such termination or expiration, including with respect to damages or harm suffered by the Non-Defaulting Party prior or after such termination or expiration shall survive the termination or expiration of this Agreement; and

8.3.3 the duties, obligations or liabilities under the following provisions shall survive the termination or expiration of this Agreement namely: CLAUSE 1, SUBCLAUSES 6.4 to 6.9 inclusive and CLAUSES 7 to 29 inclusive.

8.4 Deemed Modification for Public Company

In the event WTM is converted into a public company under the Companies Act:-

8.4.1 SUB-CLAUSES 6.5 TO 6.7 inclusive shall be deemed to have been deleted from this Agreement and if required by any relevant amendment, act or enactment pursuant to Malaysian Law, SUB-CLAUSES 6.4, 6.8 AND 6.9 shall also be deemed to have been deleted, with the exception of the fights thereunder that had previously accrued but not as of such time been satisfied, the provisions of such sub-clauses at such time shall no longer be of any force or effect and

8.4.2 notwithstanding the other provisions in this Agreement, it is hereby agreed by the parties hereto that the Clauses of this Agreement which would infringe or offend the provisions of the Malaysian Code on Take-Overs and Mergers 1998 or any amendment or re-enactment thereof shall also no longer be of any force or effect and to this end, the parties shall seek their respective legal advice and agree among themselves as to the provisions which shall have no force and effect, forthwith upon the conversion of WTM into a public company.

8.5 Event of Default

8.5.1 [REDACTED]

8.5.2 [REDACTED]

8.5.3 [REDACTED]

8.6 Remedies for Event of Default

Upon the occurrence and during the continuation of any Event of Default hereunder, the Non-Defaulting Party shall have the right to:-

8.6.1 terminate this Agreement pursuant to SUB-SUB-CLAUSE 8.2.2;

8.6.2 subject to the limitations imposed by CLAUSE 22 (FORCE MAJEURE), pursue any other remedy given under this Agreement or at law or in equity or otherwise. The rights given by this SUB-CLAUSE 8.6 shall not prejudice any other right or remedy of the other Non-Defaulting Parties in respect of the default concern
(if any) or any other default, whether of this Agreement or of either of the Technology Transfer Agreement or the Wafer Purchase Agreement (herein referred to as the "RELATED AGREEMENTS").

8.7 Effect on Related Agreements

Upon termination or modification of this Agreement for any reason, each of the Related Agreements shall, except to the extent otherwise specified therein, continue to be in full force and effect, notwithstanding the termination or modification of this Agreement.

9. EMPLOYEES' SHARE OPTION SCHEME

The Parties hereto propose to introduce an employees' share option scheme (hereinafter referred to as the "ESOS") with a view to giving to the employees/senior executives of WTM on whom the success of WTM will inter alia depend, a direct interest in the growth of WTM and in the hope of ensuring the continuation of such growth. Under the ESOS, the employees/senior executives of WTM, including directors of WTM, who are full time executives as well as long serving employees of WTM will be granted an option to subscribe for ordinary shares in WTM at such price as shall be determined by the Board of Directors of WTM subject to the limitation that at no time shall the amount of Ordinary Shares issued and issuable (on a Fully Diluted Basis as determined pursuant to Malaysian GAAP) pursuant to the ESOS exceed [REDACTED]or such other reasonable quantum (in percentage terms) of all issued Ordinary Shares as the Board of Directors of WTM shall deem appropriate. The Parties hereto envisage that the ESOS will come into effect within five (5) years from the date of this Agreement. In the event of the implementation of the ESOS, each Party shall reduce their shareholding in WTM on a proportionate basis subject always to [REDACTED]or such other reasonable quantum (in percentage terms) of all issued Ordinary Shares as the Board of Directors of WTM shall deem appropriate ESOS share limitation as hereinabove mentioned. The terms and conditions of the ESOS shall be decided by the Board of Directors of WTM in due course.

10. CONFLICT WITH MEMORANDUM AND ARTICLES OF ASSOCIATION

10.1 In the event of any conflict between the provisions of the M & A and the provisions of this Agreement, the provisions of this Agreement shall prevail as between the Parties inter se.

10.2 It is intended that the M & A shall at all times during the existence of this Agreement contain all such provisions as are necessary, permissible or desirable under the applicable laws to give full effect to the specific agreement of the Parties hereto PROVIDED ALWAYS THAT such amendments shall be in compliance with the existing regulations of the Companies Act for the time being in force.

10.3 In the event that any amendment to the M & A is required by the Registrar of Companies or any regulatory authority in Malaysia, the Founders shall make such amendment thereto as shall be acceptable to the Registrar of Companies or such regulatory authority without in any way altering the purpose or intention of such amendment or failing which the Parties shall take such other steps and do such other things as may be necessary including the execution of any other agreement or agreements to preserve the intent and purpose of this Agreement.

11. EXCHANGE CONTROL AND TAX

11.1 The Parties hereto will use all reasonable commercial endeavors to procure all exchange control consents necessary for the implementation of this Agreement or the transaction contemplated hereunder and if in any case a necessary consent is not obtained then the obligation under this Agreement not thereby permitted to be performed shall not be extinguished but shall be suspended until such time as performance is permissible. Should it be permissible in respect of any obligation to make any payment to perform that obligation in a currency other than that in respect of which the obligation exists (but is not permitted to be performed) then, if the Party entitled to payment so elects, payment shall be effected by payment of the equivalent amount (at the then prevailing rates of exchange) of such other currency as is permissible and is selected by the Party entitled to payment.

11.2 All payments by any Party pursuant to this Agreement are exclusive of any applicable value added tax or service tax and if any such value added tax or service tax is payable, the Party in question shall be additionally liable for such tax.

11.3 Each and every shareholder shall be responsible for its own income tax liability and obligations.

12. DISPUTE SOLUTION

12.1 The Parties shall use all reasonable efforts to settle disputes arising under this Agreement by mutual agreement.

12.2 Where a disputed matter arises under or relates to this Agreement but not the Technology Transfer Agreement (a "Covered Dispute"), this CLAUSE 12 and CLAUSE 14 herein shall apply. The Parties acknowledge that any dispute relating to the satisfaction of milestones or LSI's right to receive Ordinary Shares as consideration under the Technology Transfer Agreement relates to the Technology Transfer Agreement. Should any disputed matter relating to this Agreement also relate to the Technology Transfer Agreement, the dispute resolution provisions set forth in the Technology Transfer Agreement shall apply; provided, however, issues dealing with the corporate governance of WTM shall be resolved pursuant to Malaysian law.

12.3 In the event any dispute to be resolved hereunder is not settled by mutual agreement, a Party which believes a dispute exists shall provide a written notice of the dispute (the "Dispute Notice") to the senior management representatives of the other Party seek resolution of the dispute by mutually agreed upon meeting or teleconference(s) of such representatives. The initial senior management representatives designated by the Parties (and who may be replaced by the respective appointing Party) to resolve disputes pursuant to this CLAUSE 12 are:- WTM Representative: [REDACTED] LSI Representative:
[REDACTED]

12.4 If the dispute to be resolved hereunder is not resolved within thirty (30) days following receipt by the receiving Party of the Dispute Notice (the "Internal Disputes Resolution Period"), either Party may commence legal proceedings in a court in Malaysia unless the Parties agree to arbitration in accordance with CLAUSE 13 hereunder.

13. ARBITRATION

13.1 Arbitration If any Covered Dispute between the Parties is not resolved pursuant to CLAUSE 12, prior to the expiration of the Internal Disputes Resolution Period and the Parties agree in writing to arbitrate such dispute, the Parties shall submit such dispute to binding arbitration conducted pursuant to the following procedure:-

13.2 The Party seeking arbitration hereunder shall request such arbitration in writing, which writing shall include a clear statement of the matter(s) in dispute, shall name one arbitrator appointed by such Party, and shall be delivered to the other Party. Within twenty (20) Business Days after receipt of such request, the other Party shall appoint one arbitrator, or in default thereof, such arbitrator shall be named as soon as practicable in accordance with the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules (the "Arbitration Rules"). The two arbitrators appointed by the Parties shall appoint a third arbitrator within ten (10) Business Days after the appointment of the second arbitrator, or failing such agreement on a third arbitrator by the two arbitrators so appointed, a third arbitrator shall be appointed in accordance with the Arbitration Rules.

13.3 The arbitration hearing shall be held at the Regional Centre for the arbitration in Kuala Lumpur, Malaysia, on at least twenty (20) Business Days' prior written notice to the Parties, and shall be conducted in the English language. Except as otherwise provided herein, the proceedings shall be conducted in accordance with the Arbitration Rules; provided, that the governing law shall be as specified in CLAUSE 14. Any decision of the arbitrators, including a decision regarding an allocation of costs consistent with this Clause, shall be joined in by at least two of the arbitrators and shall be set forth in a written award which shall state the basis of the award and shall include both findings of fact and conclusions of law. The arbitrators shall not have the power to award punitive damages or costs or damages for attorneys' or consultants' fees. An award rendered pursuant to the foregoing, shall be final and binding on the Parties, and judgment hereon may be entered or enforcement thereof sought by any Party in any court of competent jurisdiction.

13.4 Unless otherwise set forth in the award of the arbitrators, each Party shall bear the costs of its appointed arbitrator and its own attorneys' and consultants' fees, and the costs of the third arbitrator shall be shared equally by the Parties. Additional incidental costs of arbitration shall be paid for by the non-prevailing Party in the arbitration; provided, that where the final decision of the arbitrators is not clearly in favour of either Party, such incidental costs shall be shared equally by the Parties.

13.5 Pendengy of Dispute

THE EXISTENCE OF ANY DISPUTE OR CONTROVERSY UNDER THIS AGREEMENT OR THE PENDENCY OF THE DISPUTE SETTLEMENT OR RESOLUTION PROCEDURES SET FORTH ABOVE SHALL NOT IN AND OF THEMSELVES RELIEVE OR EXCUSE ANY PARTY HERETO FROM ITS ONGOING DUTIES AND OBLIGATIONS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT BETWEEN THE PARTIES.

14. GOVERNING LAW AND JURISDICTION

14.1 This Agreement shall be governed by, and construed in accordance with, the laws of Malaysia.

14.2 In relation to any legal action or proceedings arising out of or to resolve a Covered Dispute ("Proceedings"), the Parties irrevocably submit to the jurisdiction of the High Court of Malaya.

15. NOTICES AND DELIVERIES

15.1 Any written notice or communication to a Party required or permitted under this Agreement, and the delivery of any other material pursuant to this Agreement, shall be deemed to have been duly given and received:-

        (a) on the date of service or delivery, if served or delivered personally or sent by facsimile transmission (and confirmed as transmitted by a transmission slip) to the Party to whom notice or the delivery is to be given; or

        (b) on the tenth (10th) day after mailing, if mailed by first class registered or certified mail if mailed nationally or by registered airmail if mailed internationally, postage prepaid, and addressed to the Party to whom notice is to be given at the address set forth below or at the most recent address specified by written notice given in accordance herewith; or

        (c) on the next day if sent by a nationally recognized courier for next day service and so addressed and if there is evidence of acceptance by receipt; or

        (d) on the third (3rd) day after mailing, if sent by an internationally recognized courier for expedited service and so addressed and if there is evidence of acceptance by receipt.

               If to WTM:-
               Wafer Technology (Malaysia) Sdn. Bhd.
               (Business Address)
               Suite 1.10, First Floor,
               KHTP Business Centre,
               Kulim Hi-Tech Park,
               09000 Kulim,
               Kedah Darul Aman
               Facsimile No: 604-403 1699
               Attention:   President/CEO

               If to LSI:-
               LSI Logic Corporation
               1551 McCarthy Blvd.
               Milpitas, California 95035
               USA
               Facsimile No: 408 433 6896
               Attention: General Counsel
               Copy to: VP Business Development

               If to the Founders: -

        (i)    Bank Industri Malaysia Berhad
               Level 28, Bangunan Bank IndustRi
               Bandar Wawasan
               No. 10 1 6, Jalan Sultan Ismail
               50250 Kuala Lumpur
               Facsimile No: 603 298 5701
               Attention: [REDACTED]

        (ii)   Khazanah Nasional Berhad
               22nd Floor, Menara Dato'Onn
               Pusat Dagangan Dunia Putra
               41, Jalan Tun Ismail

               50480 Kuala Lumpur
               Facsimile No: 603 441 6340
               Attention:   [REDACTED]

        (iii)  BI Walden Ventures Kedua Sdn. Bhd.
               Level 28, Bangunan Bank Industri
               Bandar Wawasan
               No. 1016, Jalan Sultan Ismail
               50250 Kuala Lumpur
               Facsimile No: 603 298 5701
               Attention:   [REDACTED]

16. COSTS AND EXPENSES

Except as otherwise expressly provided in this Agreement, each Party to this Agreement shall bear all costs and expenses incurred by it in connection with the preparation and negotiation of this Agreement and in the transactions contemplated hereby.

17. TIME OF THE ESSENCE

Time shall be of the essence of this Agreement.

18. SEVERABILITY

The eventual invalidity of any clause in this Agreement shall not affect the validity of the rest of this Agreement unless such clause goes to the foundation hereof If the invalid clause is of material and crucial importance to any of the Parties, this Agreement may be terminated unless the invalid provisions may be replaced in accordance with this Clause and provided that such void or invalid clauses shall be replaced by provisions which are as close to the purpose of the Parties as is possible without causing their invalidity.

19. WAIVER AND MODIFICATION OF AGREEMENT

IF BY REASON OF ANY UNFORESEEN OCCURRENCE OR DEVELOPMENT THE OPERATION OF THIS AGREEMENT IS LIKELY TO CAUSE ANY INEQUITABLE HARDSHIP TO ONE OR MORE PARTIES CONTRARY TO THE SPIRIT OF THIS AGREEMENT, THE PARTIES WILL NEGOTIATE IMMEDIATELY IN GOOD FAITH TO RESOLVE IN WHAT MANNER THE TERMS AND CONDITIONS OF THIS AGREEMENT MAY BE MODIFIED IN ORDER TO PROVIDE IN AN EQUITABLE MANNER AND WITHIN THE SPIRIT OF THIS AGREEMENT FOR SUCH UNFORESEEN OCCURRENCE OR DEVELOPMENT. NOTWITHSTANDING THE FOREGOING, NO MODIFICATION OR AMENDMENT OF THIS AGREEMENT AND NO WAIVERS OF ANY OF THE TERMS AND CONDITIONS HEREOF SHALL BE VALID UNLESS MADE IN WRITING AND SIGNED BY OR ON BEHALF OF EACH OF THE PARTIES.

20. COMPLIANCE

The Founders hereby agree to exercise their voting rights for the time being in WTM and to take all steps and do all acts as for the time being as shall lie within their power to procure that WTM performs and observes the provisions of this Agreement.

21. NO JOINT VENTURE OR AGENCY

Nothing in this Agreement shall constitute or create a joint venture, partnership, or any other similar arrangement between the Parties hereto. No Party is authorised to act as agent for the other Party hereunder except as expressly stated in this Agreement.

22. FORCE MAJEURE

In the event that either Party is prevented from performing or unable to perform any of its obligations under this Agreement, except an obligation to pay money, due to any act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, riot, insurrection, or any other similar cause beyond the reasonable control of the Party invoking this section (a "Force Majeure") and if such Party shall have used its best efforts to mitigate the effects of such Force Majeure, such Party shall give prompt written notice to the other Party, its non-performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences.

23. ASSIGNMENT

Except as permitted under SUB-CLAUSE 6.7(c)(ca)(iii), a Party may assign this Agreement only in connection with a permitted assignment under the Technology Transfer Agreement.

24. FINDER'S FEE

Each of the Parties hereto hereby declares, represents and agrees that no finder's fee or commission will be payable by any of them in respect of this transaction and in the event of any such finder's fee or commission (including all costs and expenses) is incurred thereby by any one of them, it is further agreed that the respective Party will be solely liable for such finder's fee or commission incurred.

25. SUCCESSORS BOUND

This Agreement shall be binding on the respective successors-in-title and permitted assigns and permitted nominees of each of the Parties.

26. ENTIRETY: AMENDMENTS TO THE AGREEMENT

This Agreement is the entire Agreement between the Parties hereto as to the subject matter hereof and thereof and supersedes all prior understandings and communications, written or oral regarding such subject matter. No amendments hereto shall be effective unless in writing and signed by or on behalf of each of the Parties.

27. EFFECT OF SCHEDULES AND ANNEXURES

All schedules and annexures hereto shall constitute essential and integral parts of this Agreement and shall be taken, read and construed as essential and integral parts of this Agreement.

28. UNDERSTANDING NATURE OF THE DOCUMENTS

The Parties hereby declare and confirm that they have each read this Agreement, including all of the schedules and annexures hereto (if applicable), and their respective authorised signatoriges declare and confirm that they have understood fully and clearly the contents, nature and effect thereof.

29. COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto, by their duly authorised signatories, hereby set their hands the day, month and year as set out in Part I of the First Schedule hereof.

SIGNED BY                    )
                             )

for and on behalf of         )
WAFER TECHNOLOGY             )
(MALAYSIA)SDN.  BHD.         )
(COMPANY NO. 368948-D)       )
in the presence of:          )     /s/ Datuk Mohamad Saleh Bin Mohd Ghazali
                                   ---------------------------------------------
                                   Datuk Mohamad Saleh Bin Mohd Ghazali
                                   (New Nnc No. 441127-04-50751
                                   Old Nnc No. 0883538)


                                   /s/ Hasmah Razali
                                   ---------------------------------------------
                                   (Hasmah Razali)
                                   Company Secretary

SIGNED BY                    )
                             )
for and on behalf of         )
LSI LOGIC CORPORATION        )
in the presence of:          )     /s/ Davd E. Sanders
                                   ---------------------------------------------
                                   David E. Sanders
                                   Vice President General Counsel

                                   /s/ David G. Pursel
                                   ---------------------------------------------
                                   David G. Pursel
                                   Assistant Secretary

SIGNED BY                    )
                             )
for and on behalf of         )
BANK INDUSTRI MALAYSIA       )
in the presence of:          )     /s/ Tan Sri Datuk Nira Aboul Rahman Arshad
                                   ---------------------------------------------
                                   Tan Sri Datuk Nira Aboul Rahman Arshad
                                   (Nnc No. 361127-04-5075)

                                   /s/ Hasmah Razali
                                   ---------------------------------------------
                                   (Hasmah Razali)
                                   Company Secretary

SIGNED BY                    )

for and on behalf of         )
KRAZANAH NASIONAL            )
BERHAD                       )

(COMPANY NO. 275505-K)
in the presence of:-

)
                                   /s/ Tan Sri Dato Mohd Sheriff Bin Mohd Kassim
                                   ---------------------------------------------
                                   Tan Sri Dato Mohd Sheriff Bin Mohd Kassim
                                   (New Nnc No. 390802-02-50391
                                   Old Nnc No. 1999724)

                                   /s/ Salmah Sharif
                                   ---------------------------------------------
                                   Salmah Sharif
                                   (Company Secretary)

SIGNED BY                    )
                             )

for and on behalf of         )
BI WALDEN VENTURES           )
KEDUA SDN.  BHD.             )
(COMPANY NO. 235797-V)       )
in the presence of:-         )     /s/ Norazharuddin Bin Abu Talib
                                   ---------------------------------------------
                                   Norazharuddin Bin Abu Talib
                                   (Nnc No. 620524-01-5041)

                                   /s/ Hasmah Razali
                                   ---------------------------------------------
                                   (Hasmah Razali)
                                   Company Secretary

                                 FIRST SCHEDULE

[REDACTED]

                                 SECOND SCHEDULE

[REDACTED]

                                   ANNEXURE A

                      (to be taken read and construed as an
                 essential and integral part of this Agreement)

                     MEMORANDUM AND ARTICLES OF ASSOCIATION
                    OF WAFER TECHNOLOGY (MALAYSIA) SDN. BHD.



1993.  LSI Sub Agr

                             THE COMPANIES ACT, 1965
                                    MALAYSIA

                        PRIVATE COMPANY LIMITED BY SHARES

                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                       OF

                      WAFER TECHNOLOGY (MALAYSIA) SDN. BHD.

                  ---------------------------------------------
                  Incorporated on the 29th day of November 1995
                  ---------------------------------------------

                                     [LOGO]
                           PEJABAT PENDAFTAR SYARIKAT
                                    MALAYSIA

                                    BORANG 9

                               AKTA SYARIKAT, 1965


No. Syarikat                                                      Seksyen 16 (4)
 368948 D


                    PERAKUAN PEMERBADANAN SYARIKAT SENDIRIAN

                             Adalah diperakui bahawa

                      WAFER TECHNOLOGY (MALAYSIA) SDN. BHD.

telah diperbadankan di bawah Akta Syarikat, 1965 pad dan mulai dari 29 haribulan November 1995, dan bahawa syarikat ini adalah sebuah syarikat berhad menurut syer dan bahawa syarikat ini adalah sebuah syarikat sendirian.

Dibuat di bawah tandatangan dan meterai saya di Kuala Lumpur.
pada 29 haribulan November 1995


                                               /s/ Anuar B. Shamad
[SEAL]                                         ---------------------------------
                                               Anuar B. Shamad
                                               PENOLONG PENDAFTAR SYARIKAT
                                                      MALAYSIA

                             THE COMPANIES ACT, 1965

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                      WAFER TECHNOLOGY (MALAYSIA) SDN. BHD.

1.      The name of the Company is 'Wafer Technology (Malaysia) Sdn. Bhd.'

2.      The registered office of the Company will be situated in Malaysia.

3.      The objects for which the Company is established are:-

        (1) To carry on all or any business of manufacturers, designers, consultants, trainers, producers, exporters, importers, agents and dealers related to the semiconductor industries.

        (2) To carry on all or any of the business of manufacturers, designer, suppliers, repairers, agents and factors for, dealers in and hirers and renters of all types of electrical and electronics apparatus, machinery and equipments.

        (3) To transact and carry on all kinds of agency business and to hold shares or invest in and to acquire, lease, promote or sell, and to manage, conduct or undertake the business of management of otherwise however direct the operations of any business, company, corporation, firm or any other enterprise, undertaking or venture and generally to undertake any of the business of a holding or management company.

        (4) To purchase, establish and carry on business as agents, merchants, manufacturers, importers, exporters, commission agents, del credere agents, removers, packers, storers, storekeepers factors and manufacturers of and dealers in foreign snf lovsl produce, manufactured goods, materials and general merchandise and to import, buy, prepare, manufacture, render marketable, sell, barter, exchange, pledge, charge, make advances on and otherwise deal in or turn to account produce goods, materials and merchandise generally either in their prepared, manufactured or raw state and to undertake, carry on and execute all kinds of financial, commercial trading and other manufacturing operations.

        (5) To carry on the business of garage keepers and suppliers of and dealers in plants, electricity and other motive power to motor and other things.

        (6) To enter into any contracts in relation to and to erect, construct, maintain, make, operate, own, alter, repair, pull down and restore either alone or jointly with any other companies or persons, works of all descriptions including wharves, docks, piers, railways, tramways, roads, bridges, warehouses, actories, mills, engines, machines, railway carriages, and wagons, gas works, electric works, water works, drainage and sewerage works and buildings of every description.

        (7) To hold shares or invest in, and to acquire, lease, promote or sell and to manager, conduct or undertake the business of management or otherwise howsoever direct the operations of any business, company, corporation, firm of any other whatsoever enterprise, undertaking, or venture, and generally to undertake any of the business of a holding, or management company.

        (8) To carry or conduct all or any of the business of builders, carpenters, carriers, contractors, decorators, dredges, prospectors, jobmasters, quarryman, quarry proprietors, refiners and smelters, victuallers, agents, dealers, exporters and importers, merchants, makers or manufacturers for or in all goods lines matters and things including bricks, furniture, hardware, lime, metals, sands, stone, tiles timber, terra cotta and all other building requisites, estate house or land agents.

        (9) To alter, construct, equip, operate, and own buildings and erections, mills, offices, vehicles and any other property of all and every description and type and for all purposes.

        (10) To carry on business as exporters, importers, cultivators, winners sawmillers, and manufacturers of and dealers and traders in every description of timber, wood and cane, raw manufactured or partly manufactured goods and articles of any description made entirely or partly of wood, timber or cane or any combination thereof, products and by-products of any descriptions obtained from wood, timber, cane or other forest or plant matter or thing of any whatsoever description, or resulting from the handling, manufacture, or processing of wood, timber, cane or other forest produce, plant matter or thing including coal, charcoal, paper plastics and other synthetic materials.

        (11) To carry on the business of manufacturers of and dealers in paper of all kinds, and articles made from paper or pulp, and materials used in the manufacture or treatment of paper, including cardboards, railway and other tickets, mill boards, and wall and ceiling papers and to carry on the business of stationers, lithographers and publishers.

        (12) To carry on any whatsoever form of business, trade o undertaking whether as principals, agents, sub-agents or consignee and to deal in any form of purpose matter or thing.

        (13) To manager, operate and maintain fuel, oil and petrol pumps, stations and retail and wholesale agencies, and garages, service stations, workshops and repair shops.

        (14) To obtain, procure, purchase, take on lease or sublease, exchange or otherwise acquire in any part of the world any concessions, grants, claims licences, leases, options, rights or privileges, for any mining objects or purposes or any mines, mining rights or concessions or any metalliferous lands, gravels or rivers, or any lands of whatsoever tenure or title containing or supposed to contain tin, precious stones, gold, silver, land, wolfram, copper, iron, oil, coal, or other valuable products and to explore, work, exercise, develop or otherwise turn to account, deal with or dispose of any such concessions, grants, claims, licences, leases, mines, lands, options, right or privileges and produce thereof.

        (15) To search for, win, get, work, raise, smelt, calcine, refine, dress, amalgamate, quarry, reduce, wash, crush and prepare for market, manipulate and make merchantable, buy, sell and deal in tin, iron and other metals, minerals and other mineral substances, precious stones and any other produce of any mines or properties, vegetable and other produce and materials and substances of all kinds, and to generally to carry on any metallurgical operations which may seem conducive to any of the Company's objects.

        (16) To construct, maintain, improve, develop, work, control, operate, and manage any waterworks, garages, and petrol, oil, fuel and service stations, gasworks, reservoirs, roads, tramways electric power, heat and light supply works, telephone works, motels, guest house, rest houses, clubs, restaurants, baths, places of worship, places of amusement, pleasure grounds, parks, gardens, reading rooms, stores, shops, dairies, and other works and conveniences which the Company may think directly or indirectly conducive to these objects, and to contribute or otherwise assist or take part in the construction, maintenance, development, working, control and management thereof.

        (17) To carry on business as tourist and travel agents and contractors, and to facilitate tourism and travelling, and to provide for tourists, travellers, holiday-makers and vacationers, and to promote the provisions of all whatsoever amenities, conveniences and facilities including passages, tickets, through tickets, circular tickets, sleeping cars and berths, reserved places, and carriage and transport of all kinds, including the hire of any form or system of transport.

        (18) To provide hotel and lodging facilities and all other kinds of accommodation, guides, safe deposits, inquiry bureaus, libraries, baggage transport and otherwise generally to provide all whatsoever amenities requirements and services convenient, expedient and necessary for persons touring, travelling, holding, develop, promote, operate, manage, work and control holiday resorts and camps, vacation centres and to arrange, organise, and manage tours of all kinds, to arrange, organise and manage, cruises journeys, tours, travels, trips, vouages and expeditions of all kinds, and to promote, organise and manage amusements, carnivals, cinemas, circuses, entertainments, exhibitions, expositions, fairs, festivals, playground, theatres, shows, plays, game competitions, contests, races, sports and recreation of all kinds and to provide manage all whatsoever arenas, courses, courts, fields, gymnasiums halls, pitches, pools, rings, rinks, stadium, tracks and places thereof.

        (19) To carry on business as dealers and general merchants, exporters, and importers, general agents, and brokers, and to buy, sell manipulate and deal (both wholesale and retails) in commodities of all kinds which can conveniently be dealt with by the Company in connection with any of its objects and to buy, hire, manufacture, sell, deal and trade in all kinds of merchandise, produce, goods, stores and to transact any or every description of agency, commission, commercial development, manufacturing, mercantile and financial business.

        (20) To carry on the business of planter, farmers, and cultivators of and dealers in rubber, oil palm, coconut, gutta percha, jelutong, latex, bearing plants, nce, wheat, oats, cereals and grains of all kinds, sugar, tea, bananas, coffee, cocoa, spices, pepper, cinchona, cinnamon tobacco gambier, oil palms, cotton, flax, fruits trees, potatoes; root crops, mulberry and other trees for the production of silk, and all kinds of trees and plants.

        (21) To carry on business as farmers, dairy and poultry farmers and merchants, gaziers, cultivators, storekeepers, printers, newspapers proprietors, cattle breeders, stockmen, provision preservers, exporters and importers, brokers and to transact any and every description of agency, commission, commercial manufacturing mercantile and financial business.

        (22) To manufacture, buy, sell, exchange and in any other whatsoever manner deal with, utilise or turn to account any matter, substance or thing including (but without prejudice to the generality of the foregoing) bone, copra, fertiliser, guano manure, and all agricultural and farm produce.

        (23) To purchase, take on lease, hire or otherwise acquire, build, construct, erect, equip, maintain, repair, adapt, pull down, demolish, reconstruct, make and manufacture factories, buildings, offices, mills, machinery engines, plant, tools, implements, carts, vehicles, rollling stock, live and dead stocks, stores, appliances, effects and other works, things and property of any kind.

        (24) To purchase, hire, sell, deal in, construct, equip, maintain, improve, repair and use motor-cars, motor-lorries, motorcycles, steam cars, steam wagons, tractors, air-ships, bicycles, carts, carriages, ropeways, cableways, high lead lines, cranes, and all other forms of craft, machine of vehicle, animals or material, either terrestrially, sub-terraneously, or aerially and all tools and parts hereof and all other things proper to be used in connection therewith.

        (25) To carry on all or any of the business of barge owners, lightermen, stevedores, forwarding agents, and any other form of transport business, ice merchants, refrigerating-storekeeper, warehousemen, wharfingers and general traders.

        (26) To carry on the business of chemists, druggists, drysalters, oil and colourmen and importers, exporters and manufacturers of and dealers in all pharmaceutical, medicinal, chemical, industrial and other preparations, articles and compounds, cements, oils, paints, pigments, and varnishes, drug, dye-ware paint and colour grinders, makers of and dealers in proprietary articles of all kinds and of electrical, chemical, photographical, surgical and scientific apparatus and materials and to buy, sell, manufacture, refine, manipulate, and deal in all substances, apparatus, and things capable of being used in any such business as aforesaid or in any way in connection therewith.

        (27) To apply for purchase or otherwise acquire, use, assign, sell and generally deal in patents, patent-rights, trade-marks, designs, or other exclusive or non-exclusive or limited rights or privileges and to use, develop, grant licences, and otherwise turn to account the same or any interests thereunder and at pleasure to dispose of the same in any way.

        (28) To purchase, hire or otherwise acquire any photographic and other apparatus in connection with cinematograph shows, amusement parks, exhibition and all kinds of entertainment business.

        (29) To aid, finance, subsidise or assist any company, corporation, association, firm or individual with capital, credit, means and resources of engaging in or carrying on any business or transaction which this company is authorised to carry on or be engaged in or any business or transaction capable of being conducted so as directly or indirectly to benefit this company and in particular for the import, export, purchase, sales, lease, letting, dealing in, hiring and letting on hire, under hire-purchase agreements or otherwise of any motor cars or vehicles or any of other articles, goods, wares, merchandises, or things and for the acquisition of taking on leases or hiring of land, buildings, offices, or premises or the prosecution of any works, undertakings, project or enterprises connected with any of the said businesses or capable of being taken or carried on so as directly or indirectly to benefit this Company.

        (30) To invest the capital of the Company and make advances on all description of motor vehicles and other goods, wares and merchandise whether on mortgage or bill of sale or assignment and whether subject to hire-purchase agreements or otherwise and to seize, retake, sell, dispose of or repurchase the same and generally to finance the carrying on of the hire-purchase business in all its branches.

        (31) To transact business as financiers, promoters and financial and monetary agents in any part of the world and for such purposes to establish agencies, and to appoint financial and managing agents and attorneys and to produce the Company to be registered or recognised.

        (32) To receive money on deposit or to borrow or raise money with or without security, or to secure the payment or repayment of money or the satisfaction, observance or performances of any obligation or liability undertaken or incurred by the Company in such manner as the Company thinks fit and in particular by mortgage or charge upon the undertaking or any part of the undertaking of the Company or upon all or any assets of the Company or by the creation and issue of debentures or debenture stock (perpetual or terminable) charged as aforesaid or constituting or supported by a floating charge, upon present and future property including uncalled and called unpaid capital.

        (33) To lend and advance money or give credit to any person or company; to guarantee and give guarantee or indemnities for the payment of money or the performance of contracts obligations by any person or company; to secure or undertake in any way the repayment of moneys lent or advanced to or the liabilities incurred by any person or company; and otherwise to assist any person or company.

        (34) Subject to the provisions of any laws in force to buy and sell foreign currency and exchange and to accept money for remittance to all countries and accept deposit of money on loan at interest or without interest.

        (35) To carry on business as capitalist, financiers' concessionaires, miners and merchants and to guarantee or become liable for the payment of money or for the performance of any obligation and to undertake and carry on and execute all kinds of financial, mining, commercial, trading and other operations and to carry on any other business which may seem to be capable of being carried on in connection with any of these objects or be calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company's property of rights.

        (36) To advance, deposit, or lend money and property, to or with such persons and on such terms as may seem expedient and to discount, buy, sell bills, notes, warrants, coupons and other negotiable or transferable documents.

        (37) To transact and carry on all kinds of agency business and in particular to collect rents and debts and to negotiate loans to issue shares, stocks, debenture stocks.

        (38) To administer trust estate, and the estates of deceased, bankrupt or insolvent persons or the property of companies in liquidation or any other estates liquidation and to undertake the office of trustee, executor, administrator, assignee, inspector, customer, guardian, treasurer, or any similar office, and to perform and discharge the duties of any such office for commission, or other remuneration, or otherwise.

        (39) To appoint any persons (whether incorporated or not) to accept and hold in trust for the company any property belonging to the company, or in which it is interested and for any other purposes and to execute and do all such deeds and things as may be requisite in relation to any such trustee or trustees.

        (40) To promote or assist in the promotion of any company for the purpose of acquiring the undertaking of all or any of the property and undertaking or any of the liabilities of this Company, or of undertaking any business or operation which may seem directly or indirectly likely to assist or benefit this Company, or to enhance the value of any property or business of this Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company, and to place or guarantee the placing of, underwrite subscribe for, or otherwise acquire all or any part of the shares debentures or debenture stock or securities of any such company and to subsidise or otherwise assist any such company.

        (41) To purchase or otherwise acquire and undertake the whole or any part of the business, goodwill, assets and liabilities of any person, firm, or Company carrying on or proposing to carry on any business which the Company is authorised to carry on or engage in or possessed or property suitable for the purpose of or that may be conducive to the interest of this Company and in particular so that the consideration may be wholly or partly satisfied by the allotment of shares, debentures, debenture stocks or securities of the Company.

        (42) To amalgamate, enter into partnership or any arrangement for sharing profits, union of interest, co-operation, joint adventure, reciprocal concession, mutual assistance or otherwise with any person, firm or company, carrying on or engaged in or about to carry on or engage in any business or transaction which this Company is authorised to carry on or be engaged in or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company and to acquire in any manner whatsoever shares and securities of any such company.

        (43) To subscribe for, take underwrite, purchase, or otherwise acquire and hold shares, debentures, debenture stock or other interest in or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

        (44) To purchase, acquire, hold, sell shares, stocks, debentures, debenture stocks, bonds, obligations, and securities issued or guaranteed by any company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations and securities issued or guaranteed by any government, sovereign ruler, commissioners, public body of authority supreme, municipal, local or otherwise, whether at home or abroad.

        (45) To invest with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

        (46) To sell, improve, manage, develop, lease, mortgage, dispose of, exchange, turn to account or otherwise deal with all or any part of the property and rights of the Company.

        (47) To sell or dispose of all or any of the undertaking and assets of the Company for such consideration as the Company may think fit, and in particular for shares, debentures, debenture stock or securities of any company having objects altogether or in part similar to those of this Company.

        (48) To distribute any property of the Company whether upon a division of profits or a distribution of assets, among the members in specie or otherwise.

        (49) To enter into any arrangement with any governments or authorities, municipal, local or otherwise, that may seem conducive to the Company's objects, or any of them, and to obtain from any such governments or authority any rights, privileges and concessions which the Company may think it desirable to obtain, and to carry out, exercise and comply with any such arrangements, rights, privileges, and concessions.

        (50) To carry on any other business whether similar to the foregoing or not which may seem to the Company capable of being conveniently carried on in connection with any of the objects of the Company or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

        (51) To draw, make, accept, endorse, discount, execute, and issue promissory note, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

        (52) To borrow or raise money and to ensure the repayment of any money borrowed, raised or owing in such manner as the Company shall think fit and in particular by the issue of debentures or debenture stocks, perpetual or otherwise, charged upon, and by mortgage, charge, lien, debentures or debenture stocks, of and on the whole or any part of the Company's property or assets (both present or future), including its uncalled capital and also by a similar mortgage, charge or lien to secure and guarantee the performance by the Company or any other person or Company of any obligation undertaken by the Company or any other person or company as the case may be.

        (53) To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in or debentures, debenture stock or other securities of the Company or in or about the promotion formation, or business of the Company, or of any other company promoted wholly or in part by this Company.

        (54) To establish or aid in the establishment to contribute to and to support or guarantee funds, trusts, insurance or pension schemes and to make payment of gratuities and to make or enter into any other whatsoever arrangement calculated or likely to benefit any person who persons who are or have any time been employed by the Company or its predecessors in business and the dependents or relatives of such person or persons.

        (55) To establish and or support or to aid in the establishment and or support of and to make donations or subscription to or to subsidise any whatsoever association, fund, institution, place of worship, school, society or any other body.

        (56) To make contributions and donations and in any other manner to give aid assistance and to help any person, firm, company, association, society or other body or party for any whatsoever object or purpose.

               And it is hereby declared that the word 'company' in this clause except where used in reference to this Company, shall be deemed to include any partnership or other body of persons whether incorporated or unincorporated, and whether domiciled in Malaysia or elsewhere, and further that the objects specified in each paragraph of this clause shall be regarded as independent objects and accordingly shall, except where otherwise expressed in any paragraph, be in no wise limited or restricted by reference to, or inference from the terms of any other paragraph or the name of the Company but may be carried out in as full and ample a manner and construed just as wide a sense as if the said paragraph defined the objects of a separate distinct and independent company.

4.      The liability of the members is limited.

5. The capital of the Company is RM500,000,000 Malaysian Currency divided into 500,000,000 shares of RM1/- each. The shares in the original or any increased capital may be divided into several classes and they may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions, or restrictions as to dividends, capital, voting or otherwise.

6. Subject always to the respective rights, terms and conditions mentioned in Clause 5 here of the Company shall have power to increase or reduce the capital, to consolidate or sub-divide the shares into shares of larger or smaller amount and to issue all or any part of the original or any additional capital as fully paid or partly paid shares, and with any special or preferential rights of privilege, or subject to any special terms or conditions and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, terms, conditions or designation in accordance with the regulations for the time being of the Company.

We, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

--------------------------------------------------------------------------------

Names, Addresses and Descriptions of Subscribers               Number of Shares
                                                               taken by each
                                                               Subscriber

--------------------------------------------------------------------------------


ABDUL RAHMAN BIN HAJI SIRAJ
I/C No. 590326-01-5257
No. 258, Jalan 7,
Taman Sekamat                                                  Signed
43000 Kajang
Selangor Darul Ehsan                                           ONE (1)

                          General Manager (Investment)
                          Khazanah Nasional Berhad

MOHAMAD SALEH BIN MOHD GHAZALI
I/C No. 0883538(B)
No. 55 Jalan SS 22/27A                                         Signed
47400 Damansara Jaya
Selangor Darul Eshan                                           ONE (1)

                          Executive Director
                          Bank Industri Malaysia Berhad

--------------------------------------------------------------------------------

Total number of shares taken                                   TWO (2)

--------------------------------------------------------------------------------

Dated this 18th  day of November, 1995

Witness to the above signature:-

                                                               Signed
                                              ---------------------------------
                                              HASMAH RAZALI (MAICSA 0772752)
                                              Company Secretary
                                              17th Floor, Bangunan Bank Industri
                                              Jalan Sultan Ismail
                                              50250 Kuala Lumpur

                             THE COMPANIES ACT, 1965

                              --------------------

                            COMPANY LIMITED BY SHARES

                              --------------------

                             ARTICLES OF ASSOCIATION

                                       OF

                      WAFER TECHNOLOGY (MALAYSIA) SDN. BHD.

                              --------------------

                                     TABLE A

        Table 'A' excluded.

1. The regulations in Table A in the Fourth Schedule to the Act shall not apply to the Company except so far as the same are repeated or contained Definition in these Articles.

                                 INTERPRETATION

        Definition.

2. In these Articles the words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context.

 WORDS                                             MEANINGS
 -----                                             --------
The Act              .........  The Companies Act, 1965 and every other Act for the time being in force concerning companies and
                                affecting the Company.

The Articles         .........  The Articles of Association as originally framed or as altered from time to time by Special
                                Resolution.

The Office           .........  The Registered Office for the time being of the
                                Company.

The Seal             .........  The common seal of the Company.

The Directors        .........  The directors for the time being of the Company.

The Secretary        .........  Any person appointed to perform the duties of
                                the Secretary of the Company including any
                                person appointed temporarily.

Additional           .........  Investors in the Company other than the
Investors                       Founders, which acquire by way of subscription
                                of the Ordinary Shares of the Company and their
                                successors-in-title and permitted assigns as the
                                case may be.

The Founders         .........  Bank Industri Malaysia Berhad, Khazanah Nasional
                                Berhad, BI Walden Ventures Kedua Sdn. Bhd. are
                                desirous of regulating the relationship between
                                themselves as the founders of the Company.

The Malaysian        .........  All constitutional provisions, statutes,
Law                             ordinances, subsidiary, legislation,
                                governmental directions, regulations, orders and
                                guidelines, rules of common law or equity and
                                judgements, determinations and awards of the
                                Malaysiani Governmental Entities.

BIMB                 .........  Bank Industri Malaysia Berhad

Khazanah             .........  Khazanali Nasional Berhad

BI Walden            .........  BI Walden Ventures Kedua Sdn. Bhd.



Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography, and other modes of representing or reproducing words in a visible form.

Words importing the singular number only shall include the plural number and vice versa.

Words importing the masculine gender only shall include the feminine gender.

Words importing persons shall include corporations.

        Subject as aforesaid words or expressions contained in these Articles shall be interpreted in accordance with the provisions of the Interpretation Act, 1967 and of the Act as in force at the date at which these Articles become binding on the Company.

                                 PRIVATE COMPANY

        Restrictions of Private Company.

3.      The Company is a Private Company, and accordingly:


        (a) the right to transfer shares is restricted in manner hereinafter prescribed;

        (b) the number of members of the Company (counting joint holders of shares as one person and not counting any person in the employment of the Company or of its subsidiary or any person who while previously in the employment of the Company or of its subsidiary was and thereafter has continued to be a member of the Company) shall be limited to fifty: provided that where two or more persons hold one or more shares in the Company jointly they shall for the purposes of this paragraph be treated as a single member;

        (c) any invitation to the public to subscribe for any share in or debentures of the Company is prohibited;

        (d) any invitation to the public to deposit money with the Company for fixed periods or payable at call, whether bearing or not bearing interest, is prohibited.

                                     SHARES

        Approval of Company required for issue of shares by Directors.

4. The shares taken by the subscribers to the Memorandum of Association shall be issued by the, Directors. Subject as aforesaid the directors shall not, without the prior approval of the company in general meeting exercise any power of the Company to issue shares. Such approval when given shall be in accordance with Section 132D of the Act. No shares shall be issued at a discount except in accordance with Section 59 of the Act. Subject to the Act, any Preference Shares may, with the sanction of an Ordinary Resolution, be issued on the terms that they are, or at the option Of the Company are liable to be redeemed.

        Sale shares to Additional Investors.

4A. With respect to the sale of any and all Ordinary Shares to Additional Investors, the Founders hereby agree as follows:-

        - As a condition to the legal and effective issuance by the Company of any Ordinary Shares to any Additional Investor, each such Additional Investor shall either:-

        - be bound by the terms of the Founders Agreement as if it were a party to the Agreement; or

        - otherwise hold and own its shares subject always to the restrictions of Malaysian Law, that it shall be:-

        - prohibited from acquiring an amount of Ordinary Shares equal to or in excess of twenty per centum (20%) of the total issued Ordinary Shares from time to time and at any time. Notwithstanding the foregoing, and acquisition by an Additional Investor of more than five per centum (5%) of the total issued Ordinary Shares from time to time and at any time shall require the prior written consent of the Founders hereto, which consent shall not be unreasonably withheld;

        - required to hold such shares for a period of seven (7) years from the date of the issuance thereof, and

        - prohibited from transferring such shares without the prior written consent of each of the Founders hereto within such seven
               (7) year period.

        - All Additional Investors shall in addition hereto be bound by such other terms and conditions herein mentioned as well as any other terms and conditions which may from time to time and at any time be determined by the Board.

        Commission.

5. The Company may pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, provided that the rate per cent or the amount of procuring or agreeing the procure subscriptions, whether absolute or conditional, of the commission paid or agreed to be paid shall be disclosed in the manner required by the Act, that such commission shall not exceed 10 per cent of the price at which such shares are issued, or an amount equivalent to such percentage, and that the requirements of Section 58 of the Act shall be observed. Subject to the provisions of Section 54 of the Act, such commission may be satisfied by the payment of cash or the allotment of fully paid shares or partly in one way and partly in the other.

        Trust not to be recongnised.

6. No person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other rights in respect of any share other than an absolute right to the entity thereof in the registered holder except only as by these Articles otherwise provided for or as by Act required or pursuant to any order of court.

        Issue of share certificates.

7. Every member shall be entitled, without payment, to receive within two month after allotment or within one month after lodgement of transfer one certificate under the seal for all the share registered in his name, specifying the shares to which it relates and the amount paid up thereon, provided that in the case of joint holders the Company shall not be bound to issue more than one certificate and delivery of such certificate to any one of them shall be sufficient delivery to all.

        Issue of new Certificate in lieu of one defaced lost or destroyed.

8. If a share certificate be worn out, defaced, lost or destroyed, it may be renewed on payment of such fee not exceeding one dollar and on such term, if any, as to evidence and indemnity and, the payment, of out-of-pocket expenses of the Company of investigating evidence, as the directors think fit and in the case of defacement or wearing delivery of the old certificate.

                                      LIEN

        Company to have a paramount lien.

9. The Company shall have a first and paramount lien upon all shares (whether fully paid or not) registered in the name of any member, either alone or jointly with any other person, for his debts, liabilities and engagements whether the period for the payment, fulfillment or discharge, thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares, but the directors may at any time declare any share to be wholly or in part exempt from the provision of this Article.

        Enforcing lien by sale.

10. The Directors may sell any shares subject to such lien at such time or times and in Enforcing Lien by such manner as they think fit, but no sale shall be made until such time as the money sale. in respect of which such lien exists or some part thereof are or is presently payable or a liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfillment or discharge thereof, and giving notice of intention to sell in default, shall have been served on such member or the persons (if any) entitled by transmission to the shares, and default in payment, fulfillment or discharge shall have been made by him or them for fourteen days after such notice.

        Evidence.

11. To give effect to any sale the directors may authorise some person to transfer the shares sold to tile purchaser and may enter the purchaser's name in the register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

        Application of proceeds.

12. The net proceeds of any such sale shall be applied in or towards satisfaction of the amount due to the Company, or of the liability or engagement, as the case may be, and the balance (if any) shall be paid to the member or the person (if any) entitled by transmission to the shares so sold.

        Members not entitled to dividend or vote until calls paid.

13. No member shall be entitled to receive any dividend or to exercise any privileges as a member until he has paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

                                 CALLS ON SHARES

        Directors may make call.

14. The directors may, subject to the provisions of these Articles, from time to time make such calls upon the members in respect of all moneys unpaid on their shares as they think fit, provided that fourteen days notice at least is given of each call and each member shall be liable to pay the amount of every call so made upon him to the persons by the instalments (if any) and at the times and places appointed by the directors.

        Call.

15. A call shall be deemed to have been made at the time when the resolution of the directors authorising such call was passed.

        Joint holders.

16. The joint holders of a share shall be jointly and severally liable to pay all calls and instalments in respect thereof.

        Unpaid calls.

17. If before or on the day appointed for payment thereof a call or instalment payable in respect of a share is not paid, the person from whom the same is due shall pay interest on the amount of the call or instalment at such rate not exceeding 10 per cent per annum as the directors shall fix from the day appointed for payment thereof to the time of actual payment, but the directors may waive payment of such interest wholly or in part.

        Automatic calls.

18. Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall, for all purpose of these Articles, be deemed to be a call duly made and payable on the date fixed for payment, and in case of nonpayment the provisions of these Articles as to payment of interest and expenses, forfeiture and the like, and all the relevant provisions of these Articles, shall apply as if such sum were a call duly made and notified as hereby provided.

        Payment of calls.

19. The directors may, from time to time, make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such calls.

        Advance on calls.

20. The directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys due upon his shares beyond the sums actually called up thereon, and upon the moneys so paid in advance, or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the directors may pay or allow such interest as may be agreed between them and such member, in addition to the dividend payable upon such part of the share in respect of which such advance has been made as is actually called up.

                               TRANSFER OF SHARES

        Transfer in writing.

21. Subject to the restrictions of these Articles, shares shall be transferable but every transfer shall be in writing in the usual common form or in such other form as the directors shall from time to time approve, and shall be left at the office accompanied by the certificate of the shares to be transferred and such other evidence (if any) as the directors may reasonably require to show the right of the transferor to make the transfer.

        Transfer of Founders Shares.

21A. Unless the Shareholders otherwise agree in writing, a Transfer Notice shall be deemed to be served by the Shareholder where there is a change in its Control. Each Founder agrees not to divest or otherwise transfer more than fifty per centum (50%) of the total of all the Ordinary Shares owned by it pursuant to the Founders Agreement for a period of seven (7) years from the date of the Founders Agreement. Subject to the foregoing, the Founders agree as follows:-

        - That the sale, transfer or disposal of the legal or beneficial ownership of any of the Ordinary Shares shall be in accordance with the provisions of the M & A.

        - In the event of any issue of Ordinary Shares, or any other equity interests in the Company, being made by way of rights or otherwise, such Ordinary Shares or other interests shall be first offered to all Shareholders in proportion to their respective shareholdings and, in the case of any Shareholder failing to take up all or any of its portion of the new Ordinary Shares or other interests, such Ordinary Shares or other interests as are not taken up shall be offered to the other Shareholders in proportion to their respective shareholdings at the relevant time.

        - A Shareholder being a body corporate shall be entitled, subject to the receipt of the relevant approval(s) of the Appropriate Authorities, to transfer its shares in the Company to its subsidiary or related corporation within the meaning of the Act; PROVIDED THAT such transfer shall be null and void unless such transferee agrees in writing to be bound by the terms of the Founders Agreement.

        Transferor's Right.

22. The instrument of transfer of any share shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the name, of the transferee is entered in the register of members in respect thereof.

        Directors may refuse registration of transfers.

23. The directors may, in their discretion, and without assigning any reason thereof, refuse to register a transfer of any share to any person of whom they do not approve, and they may also refuse to register a transfer of any share on which the Company has a lien. If the directors refuse to register a transfer they shall within one month after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal in accordance with Section 105 of the Act.

        Transfer Fee.

24. The Company shall be entitled to charge a fee not exceeding one dollar ($)1/-) on the registration of every transfer.

        Closing of registers.

25. The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

                             TRANSMISSION OF SHARES

        Transmission.

26. In the case of the death of a member the survivors or survivor, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder shall be the only person recognised by the Company as having any title to his shares, but nothing herein contained shall release the estate of a deceased, joint holder from any liability in respect of any share jointly held by him.

        Person entitled to receive and give discharge for dividends.

27. A person entitled to a share by transmission shall be entitled to receive, and may give a discharge for, any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of it to receive notice of or to attend or vote at meetings of the Company or, save as aforesaid, to exercise any of the rights or, privileges as a member unless and until he shall become a member in respect of the share.

                              FORFEITURE OF SHARES

        Notice to pay calls.

28. If any member fails to pay the whole or any part of any call or instalment of a call on or before the day appointed for the payment thereof, the directors may at time thereafter, during such time as the call or instalment or any part thereof remains unpaid, serve a notice on him or on the person entitled to the share by transmission requiring him to pay such call or instalment or such part thereof as remains unpaid, together with interest at such rate not exceeding 10 per cent per annum as the directors shall determine, and any expenses that may have accrued by reason of such non-payment.

        Form of Notice.

29. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which such call or instalment, or such part as aforesaid, and all interest and expenses that have accrued by reason of such non-payment, are to be paid. It shall also name the place where payment is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made will be liable to be forfeited.

        Shares Forfeiture.

30. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. A forfeiture of s hares shall include all dividends in respect of the shares not actually paid before the forfeiture notwithstanding that they shall have been declared.

        Notice for Forfeiture.

31. When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or to the person entitled to the shares by transmission, as the case may be, and an entry of such notice having been given, and of the forfeiture with the date thereof, shall forthwith be made in the register of members opposite to the share.

        Directors may allow forfeitured Shares to be redeemed.

32. Notwithstanding any such forfeiture as aforesaid the directors may, at any time before the forfeited share has been otherwise disposed of, annul the forfeiture upon the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share and upon such further terms (if any) as they shall see fit.

        Forfeitured Shares may be sold or reallotted.

33. Every share which shall be forfeited may be sold, re-allotted or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person upon such terms and in such manner as the directors shall think fit, and the directors may, if necessary, authorise some person to transfer the same to such other person as aforesaid.

        Arrears to be paid notwithstanding forfeiture.

34. A shareholder whose shares have been forfeited shall notwithstanding, be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon to the date of payment, in the same manner in all respects as if the shares had not been forfeited, and to satisfy all (if any) the claims and demands which the Company may have enforced in respect of the shares at the time of forfeiture, without any deduction or allowance for the value of the shares at the time of forfeiture.

        Forfeiture of shares shall involve extinction of interest in and claims against Company.

35. The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the shareholder whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in The case of past members.

        Evidence of forfeiture and validity of sale.

36. A statutory declaration in writing that the declarant is a director of the Company and that a share has been duly forfeited in pursuance of these Articles, and stating the date upon which it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated, and such declaration, together with the receipt of the Company for the consideration (if any), given for the share on the sale or disposition thereof, and a certificate of proprietorship of the share under the seal delivered to the person to whom the same is sold or disposed of shall constitute a good title to the share, and such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition, and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

                        CONVERSION OF SHARES INTO STOCK

        Conversion of Shares into stock and reconversion.

37.     (1)     The company may by ordinary resolution passed at a general meeting convert any paid shares into stock and reconvert any stock into paid up shares of any denomination.

        Shareholders of stock may be transfer their interests.

        (2) The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

        Participation in dividends and profits.

        (3) The holders of stock shall according to the amount of the stock held by them have the same rights, privileges and advantages as regards dividends voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage.

        Provision applicable to paid-up shares apply to stock.

        (4) Such of the regulations of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stock-holder".

                              ALTERATION OF CAPITAL

        Power to increase capital.

38. The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

        Company may alter its capital in certain ways.

39.     The Company may by Ordinary Resolution:-

        (a) Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; or

        (b) Sub-divide its existing shares, or any of them into shares of smaller amount that is fixed by the Memorandum of Association subject, nevertheless, to the provisions of the Act, and so that as between the resulting shares, one or more of such shares may by the resolution by which such sub-division is effected be given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other of such shares; or

        (c)    Cancel any shares not taken or agreed to be taken by any person.

        Reduction of capital.

40. The Company may by Special Resolution reduce its share capital capital redemption reserve fund in any manner authorised and subject to any conditions prescribed by the Act.

                          MODIFICATION OF CLASS RIGHTS

        Rights of Shareholders may be altered.

41. Subject to the provisions of Section 65 of the Act, all or any of the rights, privileges or conditions for the time being attached or belonging to any class of shares for the time being forming part of the share capital of the Company may from time to time be modified, affected, varied, extended or surrendered in any manner with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of an Extraordinary Resolution passed at a separate meeting of the members of that class. To any such separate meeting all the provisions of these Articles as to General Meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be members of the class holding or representing by proxy one-third of the share capital paid or credited as paid on the issued shares of the class, and every holder of shares of the class in question shall be entitled on a poll to one vote for e very such share held by him.

                                GENERAL MEETINGS

        Extraordinary General Meeting.

42. An annual general meeting of the Company shall be field in accordance with the provisions of the Act. All general meeting other than the annual general meeting shall be called extraordinary general meeting.

        Notice of meeting for Special Resolution.

43. Subject to the provisions of the Act relating to Special Resolutions and agreements for shorter notice fourteen days' notice at the least, specifying the place, the day and the hour of meeting, and in the case of special business the general nature of such business shall be given in manner hereinafter mentioned to such persons as are under the provisions of these Articles entitled to receive notices of General Meetings from the Company, but with the consent of all persons for the time being entitled as aforesaid, a meeting may be convened upon a shorter notice, and in such manner as such persons may approve. The accidental omission to give such notice to, or to the non-receipt of such notice by, tiny person shall not invalidate the proceedings of any resolution passed at any such meeting.

        Special Business.

44. All business shall be special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and report of the directors and auditors, the election of directors in the place of those retiring, and the appointment and fixing of the remuneration of the Auditors.

        Resolutions in writing signed by all members effective.

45. Subject to the provisions of the Act, a resolution in writing signed by all the members for the time being entitled to receive notice of and attend and vote at General Meetings (or being corporations by their duly authorised representatives) shall be valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held, and may consist of several documents in the like form each signed by one or more members.

                         PROCEEDINGS AT GENERAL MEETING

        Quorum.

46. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, two members present in person shall be a quorum. For the purpose of this regulation "member" includes a person attending as a proxy or as representing a corporation which is a member.

        When quorum not present.

47. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the directors may determine.

        Chairman of General Meeting.

48. The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be chairman of the meeting.

        Power to adjourn General Meeting.

49. The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

        How questions to be decided at meeting.

50. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of to be decided at the result on the show of hands) demanded:-

        (a)    by the chairman;

        (b)    by at least two members present in person or by proxy;

        (c) by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

        (d) by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

        Unless a poll is so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn.

        Poll to be taken.

51. If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meetings at which the poll was demanded, but a poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

        Chairman to have casting votes.

52. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.

                                VOTES OF MEMBERS

        Right to vote.

53. Subject to any rights or restrictions for the time being attaching to any class or classes of shares, at meetings of members or of classes of members each member entitled to vote may vote in person or by proxy or by attorney and on a show of hands every person present who is a member or a representative of a member shall have one vote, and on a poll every member present in person or by proxy or by attorney or other duly authorised representative shall have one vote for every such share he holds.

        Joint holder.

54. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

        Members of unsound mind.

55. A member who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorder may vote, whether on a show of hands or on a poll, by this committee or by such other person as properly has the management of his estate, and any such committee or other person may vote by proxy or attorney.

        No member to vote whilst calls unpaid.

56. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares company have been paid.

        Votes to be taken as chairman shall direct.

57. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

        Proxy to be in writing.

58. The instrument appointing a proxy shall be in writing (in the common or usual form) under the hand of the appointee or of his attorney duly authorised in writing or, if the appointer is a corporation, either under seal or under the hand of an officer of attorney duly authorised. A proxy may but need not be a member of company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

        Form of Proxy.

59. Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:-

        I/We, WAFER TECHNOLOGY (MALAYSIA) SDN. BHD. being a member/members of the abovenamed Company, hereby appoint ____________________ of ____________________ or failing him of ___________________ as my/our proxy to vote for me/us on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the Company, to be held on the _____________ day of 19______ , and at any adjournment thereof.

        Signed this _________________ day of __________ 19__

        This form is to be used + in favour of the resolution.
                              against

        + Strike out whichever is not desired. (Unless otherwise instructed, the proxy may vote as he thinks fit).


        Instrument appointing proxy to be deposited.

60. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the company, or at such other place within Malaysia as is specified for that purpose in the notice convening the meeting, not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposed to vote, or, in the case of a poll, not less than twenty-four hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

        Revocation of authority.

61. A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation or transfer as aforesaid has been received by the company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used.

                           DIRECTORS APPOINTMENT, ETC

        First Directors.

62. The first Directors shall be Abdul Rahman bin Haji Straj and Mohamad Saleh bin Mohd Ghazall.

        Retirement of Directors.

63. At the first annual general meeting of the Company all the directors shall retire from office, and at the annual general meeting in every subsequent year one-third of the directors for the time being, or if their number is not three or a multiple of three, then the number nearest one-third shall retire from office.

        Eligible for re-election.

64.     A retiring director shall be eligible for re-election.

        Determination of Director to retire.

65. The directors to retire in every year shall be those who have been longest in office since their last election, but as between person who become directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

        Filling of vacancy.

66. The Company at the meeting at which a director so retires may fill the vacated office by electing a person thereto and in default the retiring director shall if offering himself for re-election and not being disqualified under the Act from holding office as a director be deemed to have been re elected, unless at that meeting it is expressly resolved not to fill the vacated office, or unless a resolution for the re-election of that director is put to the meeting and lost.

        Increase or reduction in number of Directors.

67. The Company may from time to time by ordinary resolution passed at a general meeting increase or reduce the number of directors, and may also determine in what rotation the increased or reduced number is to go out Of office. Until and unless otherwise determined as aforesaid the number of directors shall be seven.

        Founder Nomination of Directors.

67A. The Founders shall collectively be entitled to nominate a minimum of three (3) directors to the Board so long as they shall in total hold a minimum of forty per centum (40%) of the issued and paid-up share capital of the Company. In the event of any change in the shareholding of the Company, the Founders shall use their reasonable commercial efforts to ensure that the composition of the Board will reflect the shareholding of the Company in accordance with the provisions of the M&A. The Chief Executive Officer shall at all times be also a Director of the Company.

        Casual vacancy or additional appointment.

68. The directors shall have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the number fixed in accordance with these regulations. Any director so appointed shall hold office only until the next following annual general meeting and shall then be eligible for re-election but shall not be taken into account in determining the directors who are to retire by rotation at that meeting.

        Removal of directors.

69. The Company may by ordinary resolution remove any director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead: the person so appointed shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.

        Nominee Director of Founder.

69A. Each Founder may remove any Board member which it has so nominated and may nominate at any time a successor thereto. In the event a Board member resigns, is removed or becomes unable to serve, the Shareholder which nominated such member shall within ninety (90) days nominate a successor who shall be elected to the Board.

        Remuneration of Directors.

70. The remuneration of the directors shall from time to time be determined by the company in general meeting. That remuneration shall be deemed to accrue from day to day. The directors may also be paid all traveling, hotel, and other expenses properly incurred by them in attending and returning from meeting of the directors or any committee of the directors or general meetings of the company or in connection with the business of the company.

        Qualifications of Directors.

71.     There shall be no shareholding qualification for directors.

        Office of Directors vacated in certain cases.

72.     The office of director shall become vacant if the director:-

        (a)    ceases to be a director by virtue of the Act.

        (b) becomes bankrupt or makes any arrangement or composition with its creditors generally;

        (c) becomes prohibited from being a director by reason of any under the Act;

        (d) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental disorder;

        (e)    resigns his office by notice in writing to the company;

        (f) for more than six months is absent without permission of the directors from meetings of the directors held during that period;

        (g) without the consent of the company in general- meeting holds any other office of profit under the company except that of managing director or manager; or

        (h) is directly or indirectly interested in any contract or proposed contract with the company and fails to declare the nature of his interest in manner required by the Act.

                         POWERS AND DUTIES OF DIRECTORS

        General powers of the Company vested in Directors.

73. The business of the company shall be managed by the directors who may pay all expenses incurred in promoting and registering the company, and may exercise all such powers of the company as are not, by the Act or by these regulations, required to be exercised by the company in general meeting, subject, nevertheless, to any of these regulations, to the provisions of the Act, and to such regulations, being not inconsistent with the aforesaid regulation or provisions as may be prescribed by the company in general meeting; but no regulation made by the company in general meeting shall invalidate any prior act of the directors which would have been valid if that regulation had not been made.

        Power of Directors to borrow and issue of Debentures.

74. The directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property, and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as security for any debt, liability, or obligation of the company or of any third party.

        Branch registers.

75. The directors may exercise all the powers of the company in relation to any official seal for use outside Malaysia and in relation to branch register.

        Directors may appoint attorneys.

76. The directors may from time to time by power of attorney appoint any corporation, firm, or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the company for such purposes and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the directors under these regulations) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities, and discretions vested in him.

        Execution of negotiable instruments and receipts for money paid.

77. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, and all receipts for money paid to the company, shall be signed, drawn accepted, endorsed, or otherwise executed, as the case may be, by any two directors or in such other manner as the directors from time to time determine.

        Minutes to be made and when signed by chairman to be conclusive evidence.

78.     The directors shall cause minutes to be made:-

        (a) of all appointments of officers to be engaged in the management of the company's affairs;

        (b) of names of directors present at all meetings of the company and of the directors; and

        (c) of all proceedings at all meetings of the company and of the directors.

        Such minutes shall be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.






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


                            PROCEEDINGS OF DIRECTORS

        Meetings.

79. The Directors may meet together for the despatch of business adjourned and otherwise regulate their meetings as they think fit. A director may at any time and the Secretary shall on the requisition of a Director summons a meeting of the Directors by giving them fourteen (14) days notice together with the agenda annexed therewith will be given for any Board meeting unless such notice is waived in writing by all the Directors. Meetings of the Board or of any committee thereof may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. If the Board so authorises or requests, auditors, consultants, advisors and employees shall be permitted to attend and speak at meetings of the Board, but not to vote.

        Meetings of committee.

80. Subject to these regulations, questions, arising at any meeting of directors shall be decided by a majority of votes and a determination by a majority of directors shall for all purposes be deemed a determination of the directors. In case of an equality of votes the chairman of the meeting shall not have a second or casting vote.

        Restriction on voting.

81. A director shall not vote in respect of any contract or proposed contract with the company in which he is interested, or any matter arising thereout, and if he does so vote his vote shall not be counted.

        Appointment of alternate Directors.

82. Any director with the approval of the directors may appoint any person (whether a member of the company or not) to be an alternate or substitute director in his place during such period as he thinks fit. Any person while he so holds office as an alternate or substitute director shall be entitled to notice of meetings of the directors and to attend and vote thereat accordingly, and to exercise all the powers of the appointee in his place. An alternate or substitute director shall not require any share qualification, and shall ipso facto vacate office if the appointee vacates office as a director or removes the appointee from office. Any appointment or removal under this regulation shall be effected by notice in writing under the hand of the director making the same.






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



        Quorum.

83. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be four (4) Directors for the time being, two (2) of whom shall be a nominee each of Khazanali and BIMB respectively. If within half an hour from the time appointed for the holding of the meeting, a quorum is not present, the meeting shall be adjourned to a date which is fourteen (14) days from the date of such meeting at the same time and place or to such other time and place as the directors present may agree. If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the adjourned meeting, any four (4) Directors present shall form a quorum.

        Number reduced below quorum.

84. The continuing directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the regulations of the company as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the company, but for no other purpose.

        Chairman.

85. The Chairman of the Board shall be a nominee Director of any Founder of the Company. In the event that the Chairman is unable to fulfill his duties for any reason whatsoever, any other directors present may be appointed to chair the Meeting.

        Committees.

86. The Board shall appoint a Management committee comprising five (5) directors. Each of the Founders shall be entitled to nominate one (1) each to the Executive Committee and the single largest Additional Investor shall be entitled to nominate one (1) director to the Executive Committee. The Chief Executive Officer shall be the other director thereon. The Management Committee shall, unless otherwise required by the Board:-

        -      to perform such duties as may be delegated to it by the Board;

        - have to power to co-opt such persons as it thinks appropriate to assist it in the management of the Company;

        - cause to be prepared for approval by the Board an annual business plan outlining the proposed objectives of the said Business of the Company; and

        -      to comply with all decisions and directions of the Board






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


        Chairman of Committee.

87. A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within ten minutes after the time appointed for holding the meeting, or is unwilling to act the members present may choose one of their number to be chairman of the meeting.

        Meetings of Committee.

88. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the member present, and in the case of an equality of votes the chairman shall not have a second or casting vote.

        Validity of acts where appointment effective.

89. All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

        Resolutions in writing signed by Directors effective.

90. A resolution of the Board shall be passed by a simple majority of votes of the Directors present at a meeting at which there is a quorum, however a resolution in writing, if signed by all the Directors of the Board, shall be as valid as if passed a duly convened and held Board meeting.

                               MANAGING DIRECTORS

        Appointment of Managing Director.

91. The directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment. A director so appointed shall not, while holding that office, be subject to retirement by rotation or be taken into account in determining the rotation of retirement of directors, but his appointment shall be automatically determined if he ceases from any cause to be a director.

        Remuneration of Managing Director.

92. A managing director shall, subject to the terms of any agreement entered into in any particular case, receive such remuneration (whether by way of salary, commission, or participation in profits or partly in one way and partly in another) as the directors may determine.

        Powers.

93. The directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke withdraw, alter, or vary all or any of those powers.






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



                               ASSOCIATE DIRECTORS

        Appointment of associate Directors.

94. The directors may from time to time appoint any person to be an associate director and may from time to time cancel any such appointment. The directors may fix, determine and vary the powers, duties and remuneration of any person so appointed, but a person so appointed shall not be required to hold any shares to qualify him for appointment nor have any right to attend or vote at any meeting of directors except by the invitation and with the consent of the directors.

                           SECRETARY/JOINT SECRETARIES

        Secretary/joint secretaries.

95. The secretary/joint secretaries shall in accordance with the Act be appointed by the directors for such terms, at such remuneration, and, upon such conditions as they may think fit, and any secretary/joint secretaries so appointed may be removed by them. The first Secretary of the Company shall be Hasmah binti Razall (MAICSA 0772752).

                                      SEAL

        Custody and affixing of seal.

96. The directors shall provide for the safe custody of the seal, which shall only be used by the authority of the directors or of a committee of the directors authorised by the directors in that behalf, and every instrument to which the seal is affixed shall be signed by a director and shall be countersigned by the secretary or by a second director or by some other person appointed by the directors for the purpose.

                                    ACCOUNTS

        Accounts to be kept.

97. The directors shall cause proper accounting and other records to be kept and shall distribute copies of balance sheets and other documents as required by the Act and shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the company or any of them shall be opened to the inspection of members not being directors and no member (not being a director) shall have any right of inspecting any account or book or paper of the Company except as conferred by statute or authorized by the directors or by the Company in general meeting.

                             DIVIDENDS AND RESERVES

        Declaration of Dividend.

98. The company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the directors.

        Interim Dividend.

99. The directors may from time to time pay to the members such interim as appear to the directors to be justified by the profits of the company.

        No interest on unpaid Dividend.

100. No dividend shall be paid otherwise than out of profit or shall bear interest against the company.

        Payment of dividends.

101. The directors may, before recommending any dividends, set aside out of the profits of the Company such sums as they think proper as reserves which shall, at the discretion of the directors, be applicable for any purposes at which the profits of the Company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the company or be invested in such investments (other than shares in the company) as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

        Profit available for distribution.

101A. The Founder shall procure that the profits of the Company available for distribution after making such provisions and transfer to reserves as shall be required to meet expenses or anticipated expenses of the construction. operation, upgrading, expansion or maintenance of the wafer fabrication facility including also such amounts as may be required for the servicing of the Company's debts and all relevant taxes and other statutory expenses, hall thereafter be distributed annually by way of dividend in full except to the extent as otherwise agreed from time to time by the shareholders.


        Dividend pay equally.

102. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this regulation as paid on the shares. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

        Debits may be deducted.

103. The director may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the company on account of calls or otherwise in relation to the shares of the company.

        Dividend specie.

104. Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debentures stock of any other company or in any one or more of such ways and the directors shall give effect to such resolution, and where ally difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the directors.

        Payment by post and discharge.

105. Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post direct to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one or two or more joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders.

                            CAPITALIZATION OF PROFITS

        Powers to capitalize.

106. The company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on conditions that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the company to be allotted and distributed, credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution. A share premium account and a capital redemption reserve may for the purposes of this regulation, be applied only in the paying up of unissued shares to be issued to members of the company as fully paid bonus shares.

        Effect of resolution to capitalise.

107. Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under authority shall be effective and binding on all such members.


                                     NOTICES

        How notices to be served to members.

108. Any notice or communication required or permitted to be given to the shareholders must be in writing and shall be deemed to have been duly given and received:-

        - on the date of service, if served personally or sent by telex or facsimile transmission to the Founders or any other shareholders to whom notice is to be given and when the telex or facsimile transmission acknowledgement or answerback in respect of such despatch is duly received by the sender of the telex or telefax despatch; or

        - on the sixth (6th) day after mailing, if mailed by first class registered or certified mail if mailed nationally or by registered airmail if mailed internationally, postage prepaid; or

        - on the next day if sent by a nationally recognised courier for next day service and so addressed and if there is evidence of acceptance by receipt; or

        - on the third (3rd) day after mailing, if sent by an internationally recognised courier for expedited service and so addressed and if there is evidence acceptance of receipt. The address for service of each party is in the case of a company, its registered office and in the case of an individual, his address for service previously notified to the Company. If the address of any party differs from its or his address as specified in the Register of Members, then an additional copy of any written notice or communication shall be sent to the address of the respective party as specified in the Register of Members maintained by the Company.

        Notice to joint holders.

109. A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

        Notice to persons entitled by transmission.

110. A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, if any within Malaysia supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

        Persons entitled to notice.

111. (1) Notice of every general meeting shall be given in any manner herein before authorised to:-

        (a)    every member;

        (b) every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting,

        (c)    the auditor for the time being of the company.

        (2) No other person shall be entitled to receive notices of general meetings.

                                   WINDING UP

        Distribution of assets in specie.

112. If the company is wound up the liquidator may, with the sanction of a special resolution of the company divide amongst the members in kind the whole or any part of the assets of the company (whether they consist of property of the same kind or not) and may for that purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of any such assets in trustees upon trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.


                                   INDEMNITY

        Indemnity.

113. Every director, managing director, agent, auditor, secretary and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court in respect of any negligence, default breach of duty or breach of trust.

                         EMPLOYEES' SHARE OPTION SCHEME

        ESOS.

114. The Employees' Share Option Scheme to be referred to as ESOS with a view to giving to the employees/senior executives of the Company upon whom the success of the Company will inter alia depend, a direct interest in the growth of the Company in the hope of ensuring the continuation of such growth. Under the ESOS, the employees/senior executives of the Company, including directors of the Company who are full time executives as well as being long serving employees of the Company will be granted an option to subscribe for such number of ordinary shares in the Company and at such price as shall be determined by the Board. In the event of the implementation of the ESOS, each Shareholder shall reduce their shareholding in the Company on a proportionate basis. The full terms and conditions of the ESOS shall be decided by the Board.

We, the several persons whose names and addresses are subscribed hereunder being subscribers hereby agree to the foregoing Articles of Association.

--------------------------------------------------------------------------------

                Names, Addresses and Descriptions of Subscribers

--------------------------------------------------------------------------------

ABDUL RAHMAN BIN HAJI SIRAJ                            Signed
I/C NO. 590326-01-5257
No. 258, Jalan 7
Taman Sekamat
43000 Kajang
Selangor Darul Ehsan

General Manager (Investment)
Khazanah Nasional Berhad

MOHAMAD SALEH BIN MOHD GHAZALI                         Signed
I/C  NO. 0883538 (B)
No. 55, Jalan SS 22/27A
47400 Damansara Jaya
Selangor Darul Ehsan

Executive Director
Bank Industri Malaysia Berhad

--------------------------------------------------------------------------------

Dated this 18th  day of November 1995

Witness to the above signatures:-

                                                       Signed
                                           ------------------------------
                                           HASMAH RAZALI (MAICSA 0772752)
                                           Company Secretary
                                           17th, Bangunan Bank Industri
                                           Jalan Sultan Ismail
                                           50250 Kuala Lumpur

Lodged by:    Hasmah Razali (MAICSA 0772752)
Address:      17th, Bangunan Bank Industri
              Jalan Sultan Ismail
              50250 Kuala Lumpur
Tel No.:      03-2929088

                            WAFER PURCHASE AGREEMENT

This Wafer Purchase Agreement (the "Agreement") is entered into with effect on September 8, 1999, ("Effective Date") by and between Wafer Technology (Malaysia) Sdn. Bhd. ("WTM"), a Malaysian corporation having its registered office at Level 28, Bangunan Bank Industri, Bandar Wawasan, No. 1016, Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia and LSI Logic Corporation ("LSI"), a Delaware corporation having its principal place of business at 1551 McCarthy Blvd., Milpitas, California 95035-7424.

                                    RECITALS

A. WHEREAS, WTM and LSI have entered into a Technology Transfer Agreement, signed by the parties authorized representatives on September 8, 1999 (the "TTA"), which provides, in part, for the manufacture, supply and purchase of semiconductor wafers by the parties to the TTA;

B. WHEREAS, the TTA provides, pursuant to Section 3.8 therein, that LSI will produce and supply Wafers to WTM and that the parties will enter into a separate written agreement, the WTM Purchase Agreement, which will specify the terms and conditions applicable to transactions contemplated by said Section 3.8;

C. WHEREAS, the TTA provides, pursuant to Section 3.11 therein, that LSI will purchase certain quantities of Wafers from WTM, subject to certain conditions set forth in said Section 3.11, and that the parties will enter into a separate written agreement, the Wafer Purchase Agreement, applicable to transactions contemplated by said Section 3.11;

D. WHEREAS, it is recognized that each party may be a purchaser of Wafers from the other party and a seller of Wafers to the other party; and

E. WHEREAS, this Agreement is intended to set forth the terms and conditions contemplated by said Section 3.8 with respect to the WTM Purchase Agreement and Section 3.11 with respect to the Wafer Purchase Agreement and to govern transactions between the parties hereto with respect to the manufacture, purchase and sale of Wafers;

        NOW THEREFORE, in consideration of the above recitals, and the mutual undertakings contained herein, the parties agree as follows:

1.0     DEFINITIONS

        The following terms shall have the meanings set forth below. Any other capitalized terms that are not defined herein shall have the meanings set forth in the TTA, if defined therein.

        1.1 "Affiliate" of a party shall mean an entity controlling, controlled by, or under common control with, such party, such control being exercised through the ownership or control, directly or indirectly, of 50% or more of the voting power of the shares entitled to vote for the election of directors or other governing authority, as of the Effective Date or thereafter during the term of this Agreement, provided that such entity shall be considered an Affiliate only for the time during which such ownership or control exists.

        1.2 "Buyer" shall mean a party hereto, including an Affiliate of such party, in its capacity as a purchaser of Wafers from the other party hereto, including an Affiliate of such party.

        1.3 "Seller" shall mean a party hereto, including an Affiliate of such party, in its capacity as a seller of Wafers to the other party hereto, including an Affiliate of such party.

        1.4 "Wafer" shall have the meaning given to it in the TTA.

        1.5 "Wafer Specification" shall mean the specification for an individual Wafer as embodied in the GDSII tape, as provided by Buyer and accepted by Seller from time to time for the manufacture of the Wafers.

2.0     SCOPE

        The parties' mutual intentions under Section 3.8 and Section 3.11 of the TTA to enter into further agreements with respect to the purchase and sale of Wafers are completely fulfilled by this Agreement. This Agreement is intended to serve as the WTM Purchase Agreement, as provided for under Section 3.8 and the Wafer Purchase Agreement, as provided for under Section 3.11. Except as otherwise provided herein, the parties intend that the terms and conditions applicable to their transactions in the purchase and sale of Wafers in the capacity as a Buyer will be identical and in the capacity as a Seller will be identical.

3.0     PURCHASE AND SALE OF WAFERS

        3.1 This Agreement serves as the master overriding agreement for the purchase and sale of Wafers between the Parties hereto. The specific Wafers to be fabricated, purchased and sold will the subject of future individual agreement(s), which will be entered into as provided herein. Set forth at Exhibit 3.1 is the description of the order fulfillment process in flow chart form. All purchase orders issued by Buyer shall reference this Agreement.

        3.2 Seller will provide Buyer with the opportunity to conduct on-site qualification and quality audits of Seller's manufacturing facility where Wafers are produced under this Agreement. In addition, for


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        customers of Buyer (including prospective customers) that demonstrate demand for quantities of Wafers greater than 200 Wafers per week on a sustained basis, Seller will allow such customers to tour Seller's manufacturing facility, conduct on-site qualification and audit the quality of Seller's manufacturing facility, provided that such customers execute a confidentiality agreement at least as protective of Seller's Confidential Information as the provisions set forth in Section 12. Buyer will use its best efforts to limit the frequency of times such access is required, including by providing the results of its audit to its customers.

        3.3    Capacity.

               (a)    [REDACTED]

               (b)    [REDACTED]

               (c)    [REDACTED]

        3.4    Loading.

               (a)    [REDACTED]

               (b)    [REDACTED]


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


        3.5 Qualification of the Malaysian Fab - Timing

            [REDACTED]

4.0     FORECASTING, ORDER ENTRY AND RESCHEDULING

        4.1 [REDACTED]

        4.2 [REDACTED]

        4.3 [REDACTED]

        4.4 [REDACTED]

5.0     WAFER QUALIFICATION

        5.1 [REDACTED]

        5.2 [REDACTED]



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


        5.3 [REDACTED]

6.0     PRICING, INVOICING, PAYMENT AND TAXES

        6.1 [REDACTED]

        6.2 [REDACTED]

        6.3 [REDACTED]

        6.4 [REDACTED]

        6.5 [REDACTED]

        6.6 [REDACTED]

7.0     DELIVERY

        7.1  Seller shall make reasonable and diligent effort to deliver
             Wafers on the delivery dates specified in the relevant purchase order. Seller shall not ship Wafers to Buyer prior to the specified delivery dates without the prior written consent of Buyer. All shipments shall be within [REDACTED] or one Wafer of the quantity ordered, whichever is greater.

        7.2 Provided that the delivery dates requested are within the estimated lead times and have been accepted by Seller, Seller, will promptly notify Buyer in the event it anticipates it will ship Wafers more than [REDACTED] later than the original delivery date or mutually agreed modified date. In such case, Seller will make reasonable efforts to expedite manufacturing at no additional charge to Buyer. In the event that delivery would be delayed more than [REDACTED] beyond the original delivery date or mutually agreed modified date, then Buyer may cancel the delivery of such Wafers without liability.

        7.3 Wafers shall be suitably packed for shipment in standard containers mutually acceptable to the parties marked for shipment to Buyer or its subcontractor at the address specified in Buyer's purchase order and delivered to the carrier or forwarding agent specified by Buyer reasonably prior to shipment. Should Buyer fail to designate a carrier or forwarding agent or type of conveyance, Seller is hereby authorized to make such designation for Buyer's account in conformance with Seller's standard shipping practices. Shipment will be F.O.B. shipping point, at which time risk of loss and title shall pass to Buyer.

8.0     INSPECTION AND ACCEPTANCE

        8.1 The Parties will agree on acceptance criteria, including without limitation electrical and visual test parameters and other inspection criteria, manufacturing quality and reliability criteria for Wafers as the Parties deem appropriate, using the guidelines set forth in Exhibit 8.1.

        8.2 Seller will manufacture Wafers to the agreed upon acceptance criteria, will perform a visual inspection, electrical testing and other testing as agreed and will supply test data to Buyer with the Wafers.

        8.3 Buyer will promptly inspect all Wafers and related test data and promptly notify Seller of the results. Buyer may reject any Wafer that fails to conform to mutually agreed upon Product Specifications and acceptance criteria by giving Seller

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        written notice that specifies in reasonable detail the reasons for rejection within [REDACTED] of delivery. Wafers delivered to Buyer shall be deemed accepted if Buyer has not properly rejected such Wafers by giving written notice thereof to Seller within such [REDACTED] period.

        8.4 Any Wafer properly rejected by Buyer will be returned to Seller at Seller's expense, within [REDACTED] of the notification of rejection. Before returning any Wafer to Seller, Buyer shall contact Seller and request a return authorization (RMA) and appropriate instructions. Seller shall credit Buyer's account for the purchase price of properly rejected Wafers.

9.0     MANAGEMENT REVIEW MEETINGS

        Upon execution of this Agreement, LSI and WTM shall each designate a person to be the principle point of contact for technical and business communications. LSI and WTM technical and business management representatives shall meet periodically, but no less frequently than quarterly, at times and places mutually agreed to by the parties to review the status of the activities and capacity availability under this Agreement, and to resolve any issues.

10.0    LIMITED WARRANTY

        10.1 [REDACTED]

        10.2 This Limited Warranty does not apply to Wafers which have been repaired or altered other than by Seller, or which shall have been subjected to misuse, negligence or accident or which have been subjected to improper testing, storage or handling. EXCEPT FOR THE LIMITED WARRANTY STATED IN SECTION 10.1 ABOVE, ALL WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, WITH RESPECT TO ANY WAFER, PRODUCT OR OTHER ITEMS OR SERVICES DELIVERED OR PROVIDED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED. THE REMEDIES SET FORTH IN THIS SECTION 10.0 ARE EXCLUSIVE. NO COURSE OF DEALING SHALL BE DEEMED A WARRANTY.

11.0    INDEMNIFICATION

        11.1 [REDACTED]

        11.2 [REDACTED]

        11.3 [REDACTED]

        11.4 [REDACTED]



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

12.0    CONFIDENTIALITY

        12.1 The parties anticipate disclosures of their respective confidential and proprietary information pursuant to transactions covered hereby. Such information is referred to herein as the "Confidential Information."

        12.2 Each party may disclose to the other Confidential Information either orally or in writing (including graphic material) by demonstration or other means. When disclosed in writing, the information shall be marked "CONFIDENTIAL", "PROPRIETARY" or a similar legend. When disclosed orally, or in any other intangible manner, such information shall be identified as confidential at the time of disclosure and either identified in a prior written communication as confidential or followed with subsequent written confirmation, within thirty (30) days. All information reduced to writing by the receiving party, as a result of such confirmed disclosures by the disclosing party, shall be clearly labeled as "CONFIDENTIAL."

        12.3 Neither party will disclose the Confidential Information of the other party to any third party; provided, however, that a party may disclose Confidential Information to its Affiliates who are bound by a written agreement at least as protective of the disclosing party's Confidential Information as the provisions of this Section 12. In its capacity as Buyer hereunder, a party may disclose such Confidential Information to its prospects and customers as is permitted under the Technology Transfer Agreement in connection with the design of products to be sold to customers of Buyer, provided the customer is bound by a written agreement to protect the confidentiality thereof. Each party shall exercise the same degree of care it normally accords its own Confidential Information, but in no event less than reasonable care, to protect the Confidential Information of the other party. The receiving party shall restrict circulation of Confidential Information to employees within its own organization on a need to know basis. Each party warrants that any employee who may have access to any Confidential Information is subject to a written agreement that prevents disclosure and unauthorized use of the Confidential Information. Each party warrants that the Confidential Information of the other party shall be used solely in connection with performance of this Agreement. Any Confidential Information supplied by either party shall remain the property of the disclosing party and nothing in this Agreement shall restrict the disclosing party from using, disclosing or disseminating its own Confidential Information in any way.

        12.4 Notwithstanding the foregoing Sections 12.1, 12.2 and 12.3, Confidential Information shall exclude information that the receiving party can demonstrate: (i) was independently developed by the receiving party without any use of the disclosing party's Confidential Information or by the receiving party's employees or other agents (or independent contractors hired by the receiving party) who have not been exposed to the disclosing party's Confidential Information; (ii) becomes known to the receiving party, without restriction, from a source other than the disclosing party, which source had no duty of confidentiality to the disclosing party; (iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the receiving party; (iv) was rightfully known to the receiving party, without restriction, at the time of disclosure; (v) was disclosed with a prior written consent of the disclosing party to the receiving party's disclosure; or (vi) in the case of LSI as the receiving party, WTM Process Technology as to which a separate written agreement of confidentiality has not been entered into between the parties prior to the time such information is received by LSI.

        12.5 If a receiving party believes that it will be compelled by a court or other authority to disclose Confidential Information of the disclosing party, it shall give the disclosing party prompt written notice so that the disclosing party may take steps to oppose such disclosure.

        12.6 The parties agree that, while the identities of customers are Confidential Information to each of the parties, the parties may have customers in common. The parties agree that neither of them shall use any information received under this Agreement for the purpose of contacting a customer of the other for a particular opportunity or similar product being provided by the other to such customer.

13.0    TERM AND TERMINATION

        13.1 This Agreement shall be effective as of the Effective Date and shall remain in full force and effect until the fifth anniversary of the Effective Date, unless terminated earlier by one or both of the parties pursuant to this Agreement. Unless the parties agree otherwise, this Agreement automatically will terminate within such five (5) year period on the later of: (i) the last to expire of the time periods provided by Sections 3.3 and 3.4 or (ii) ninety (90) days following the completion of the parties' respective obligations pursuant to all orders placed by one party on the other hereunder. In addition, unless the Parties agree otherwise, the provisions of this Agreement shall automatically be deemed to apply to transactions in the purchase and sale of Wafers of the type hereby contemplated in which the Parties may engage with comparable regularity following the expiration of such five (5) year period.

        13.2 If either party breaches any material provision of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice from the other party, such other party shall have the right at its option to: a) suspend performance or payment, in whole or in part, until such breach is cured; b) terminate the Agreement or purchase orders placed under the Agreement, in whole or in part; or c) employ a combination of a) and b).

        13.3 Should either party become insolvent or make an assignment for the benefit of creditors or file or have filed against it a petition in bankruptcy or seeking reorganization, have a receiver appointed; or institute proceedings for liquidation or winding up then the other party may, in addition to other rights and remedies it may have, terminate the Agreement or any purchase orders placed under the Agreement immediately by written notice.

        13.4 In the event of termination of this Agreement due to a breach by Buyer, Buyer shall be liable for finished Wafers and for WIP and unique raw materials that were reasonably acquired by Seller to perform its obligations under this Agreement. In the event of termination due to Seller's breach, including for insolvency, at Buyer's election, Buyer shall either require Seller to finish any or all outstanding orders for Wafers accepted prior to the date of termination or terminate any and all outstanding orders, at no cost or liability to Buyer. In the event of any expiration or termination of this Agreement, each party shall return all Confidential Information and copies thereof (or certify to their destruction) to the other.

        13.5 Upon the termination or expiration of this Agreement for any reason, the parties rights and obligations under Sections 1, 10, 11, 12, 13, 14 and 15 and all payment obligations that have accrued prior to termination or expiration, shall survive according to their terms.

        13.6 In the event either party (the "Terminating Party") terminates the TTA upon the occurrence of an Event of Default by the other party, the Terminating Party shall have the right to also terminate this Agreement by including in its notice terminating the TTA notice of its termination of this Agreement.

14.0    LIMITATION OF LIABILITY
        [REDACTED]

15.0    GENERAL PROVISIONS

        15.1 Assignment. Neither party may assign or otherwise transfer this Agreement or any right or obligation hereunder without the other party's prior written consent other than to a successor in ownership of all or substantially all of the assets of the assigning party, which successor expressly assumes in writing the assignor's obligations hereunder.

        15.2 NOTICES. ALL NOTICES AND CORRESPONDENCE REQUIRED UNDER THIS AGREEMENT SHALL BE IN WRITING, SHALL BE EFFECTIVE ON RECEIPT, AND SHALL BE SENT TO THE FOLLOWING ADDRESSES, WHICH MAY BE CHANGED BY NOTICE SO
        GIVEN:

        For WTM                                  For LSI
        -------                                  -------
        Wafer Technology (Malaysia) Sdn. Bhd.    LSI Logic Corporation
        Level 28                                 1551 McCarthy Blvd., D-106
        Bangunan Bank Industri                   Milpitas, California 95035-7424
        Bandar Wawasan, No 1016
        Jalan Sultan Ismail                      Attn:  General Counsel
        50250 Kuala Lumpur                       Fax:  (408) 433-6896
        Attn: President
        Fax: 60 4 403 1675


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        15.3 GOVERNING LAW. THE LAWS OF THE STATE OF CALIFORNIA, U.S.A.,
        EXCLUDING ITS CHOICE OF LAW PROVISIONS, SHALL GOVERN ANY CLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT.

        15.4 EXPORT CONTROL. NEITHER PARTY NOR ITS AFFILIATES WILL EXPORT, DIRECTLY OR INDIRECTLY, ANY TECHNICAL DATA, PROCESS, PRODUCT, OR SERVICE DERIVED FROM ANY CONTROLLED MATERIALS (AS DEFINED BY US EXPORT CONTROL
        LAWS) PROVIDED BY ONE PARTY TO THE OTHER HEREUNDER HEREUNDER, TO ANY COUNTRY FOR WHICH THE UNITED STATES GOVERNMENT OR THE GOVERNMENT OF MALAYSIA (OR THE AGENCIES OF EITHER) REQUIRES AN EXPORT LICENSE OR OTHER GOVERNMENTAL APPROVAL WITHOUT FIRST OBTAINING SUCH LICENSE OR APPROVAL.

        15.5 Force Majeure. In the event that either party is prevented from performing or unable to perform any of its obligations under this Agreement, except an obligation to pay money, due to any act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, riot, insurrection, or any other similar cause beyond the reasonable control of the party invoking this section (a "Force Majeure") and if such party shall have used its best efforts to mitigate the effects of such Force Majeure, such party shall give prompt written notice to the other party, its nonperformance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Notwithstanding the foregoing, if such party is not able to perform within ninety (90) days after the event giving rise to the excuse of Force Majeure, such non-performance shall no longer be excused and the other party shall be entitled to terminate any outstanding purchase orders without further liability and/or terminate this Agreement, except such obligations as are expressly agreed to survive such termination and except for the liability to pay money, for which the rights thereto were earned prior to such termination.

        15.6 NO AGENCY. LSI AND WTM ARE INDEPENDENT CONTRACTORS. NO AGENCY, PARTNERSHIP, JOINT VENTURE, OR EMPLOYMENT IS CREATED BETWEEN LSI AND WTM AS A RESULT OF THIS AGREEMENT. NEITHER PARTY MAY CREATE ANY OBLIGATION, EXPRESS OR IMPLIED, ON BEHALF OF THE OTHER PARTY.

        15.7 PUBLICITY. EXCEPT AS REQUIRED BY LAW OR REGULATION OR EXPRESSLY PERMITTED HEREIN, NEITHER PARTY SHALL DISCLOSE THE TERMS OF THIS AGREEMENT NOR MAKE ANY PUBLIC ANNOUNCEMENTS CONCERNING THIS AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY. EACH PARTY MAY ADVISE ITS CUSTOMERS OR POTENTIAL CUSTOMERS OF THE GENERAL NATURE OF THIS AGREEMENT WITHOUT OBTAINING PRIOR WRITTEN CONSENT, IN CONNECTION WITH ITS MARKETING OF PRODUCTS OR PROPOSED PRODUCTS.

        15.8 MERGER, MODIFICATION AND WAIVER. THIS AGREEMENT AND ITS EXHIBITS REFERENCED HEREIN CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MERGE ALL PRIOR AGREEMENTS AND NEGOTIATIONS, AND MAY ONLY BE MODIFIED IN WRITING BY AUTHORIZED REPRESENTATIVES OF BOTH PARTIES. NO WAIVER OF ANY BREACH HEREOF SHALL BE HELD TO BE A WAIVER OF ANY OTHER OR SUBSEQUENT BREACH.

        15.9 Severability. In case any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provision contained herein shall not in any way be affected or impaired thereby.

        15.10 Counterparts. This Agreement may be executed in one or more counterparts, each in the English language and each of which shall be deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                            [Signature Page Follows]


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



        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

Wafer Technology (Malaysia) Sdn. Bhd.       LSI Logic Corporation

By:  /s/ Cyril F. Hannon                    By:  /s/ Joseph M. Zelayeta
     --------------------------------           --------------------------------

Name: Cyril F. Hannon                       Name: Joseph M. Zelayeta
     --------------------------------           --------------------------------

Title: President & CEO                      Title: Executive Vice President
     --------------------------------           --------------------------------

Date: September 8, 1999                     Date: September 8, 1999
     --------------------------------           --------------------------------







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                                LIST OF EXHIBITS

Exhibit 3.1 WTM / LSI Order Fulfillment Process [REDACTED]

Exhibit 3.3 Volume Adjustments [REDACTED]

Exhibit 4.1 Standard Lead Times [REDACTED]

Exhibit 5.2 Wafer Qualification Plan [REDACTED]

Exhibit 5.3 Mask Set Pricing [REDACTED]

Exhibit 6.5 Wafer Pricing [REDACTED]

Exhibit 6.6 Cancellation Charges [REDACTED]

Exhibit 8.1 Wafer Acceptance Guidelines [REDACTED]

                                      127